UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

FIFTH THIRD BANCORP

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

38 FOUNTAIN SQUARE PLAZA

CINCINNATI, OHIO 45263

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 6, 2019

To the Shareholders of Fifth Third Bancorp:

You are cordially invited to attend the Annual Meeting of the Shareholders of Fifth Third Bancorp to be held at the Renaissance Hotel, at 36 East Fourth Street, Cincinnati, Ohio on Tuesday, April 16, 2019 at 11:30 a.m. eastern daylight saving time for the purposes of considering and acting upon the following:

(1)	Election of all members of the Board of Directors to serve until the Annual Meeting of Shareholders in 2020.

(2)	Approval of the appointment of the firm of Deloitte & Touche LLP to serve as the independent external audit firm for the Company for the year 2019.

(3)	An advisory approval of the Company’s executive compensation.

(4)	An advisory vote to determine whether the shareholder vote on the compensation of the Company’s executives will occur every 1, 2, or 3 years.

(5)

The proposal described in the proxy statement to approve the Fifth Third Bancorp 2019 Incentive Compensation Plan, including the issuance of shares of common stock authorized thereunder. The proposed 2019 Fifth Third Bancorp Incentive Compensation Plan is attached as Annex A to the proxy statement and is incorporated therein by reference.

(6)

The proposal described in the proxy statement to amend the Fifth Third Bancorp Articles of Incorporation to authorize a new class of preferred stock. The proposed amendment is attached as Annex B to the proxy statement and is incorporated therein by reference.

(7)	Transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

Shareholders of record at the close of business on February 22, 2019 will be entitled to vote at the Annual Meeting.

Even if you plan to attend the meeting in person, please vote at your earliest convenience by signing and returning the proxy card you receive or by voting over the internet or by telephone.

If you plan to attend the Annual Meeting:

Please note that space limitations make it necessary to limit attendance only to shareholders of the Company and the holders of shareholder proxies. Admission to the Annual Meeting will be on a first-come, first-served basis and will require presentation of a valid driver’s license or other federal or state-issued photo identification card. Shareholders of record must bring the admission ticket attached to their proxy card or the Notice of Internet Availability they receive in order to be admitted to the meeting. “Street name” shareholders must bring a notice regarding the availability of proxy materials, the top portion of a voting instruction form, or a recent proxy or letter from the bank, broker, or other intermediary that holds the beneficial holders’ shares and which confirms the beneficial holders’ ownership of those shares. Registration and seating will begin at approximately 11:00 a.m. eastern daylight saving time. Communication and recording devices will not be permitted at the Annual Meeting. A copy of the regulations for conduct at the Annual Meeting is attached as Annex C to the proxy statement.

If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc., which is assisting us, toll-free at 1-800-488-8035.

By Order of the Board of Directors

Susan B. Zaunbrecher

Corporate Secretary

Questions and Answers About the Annual Meeting and Voting	1
Information About the 2019 Annual Meeting	8
Certain Beneficial Owners	9
Section 16(a) Beneficial Ownership Reporting Compliance	10
Election of Directors (Item 1 on Proxy Card)	11
Board of Directors, Its Committees, Meetings, and Functions	25
Corporate Governance	27
Board Governance	28
Board Performance Evaluations	28
Board Leadership	28
Risk Management Oversight	29
Communication with the Board	30
Shareholder Communication with Investor Relations Department	31
Board of Directors Compensation	32
Compensation Discussion and Analysis	35
Summary of Executive Compensation Programs	36
Highlights of 2018 Company Performance	37
Compensation Methodology and Structure	38
2018 Total Compensation Pay Mix	44
2018 Executive Compensation Plan Design and Award Decisions	45
Tax and Accounting Impacts of Compensation Programs	53
2019 Executive Compensation Plan Design Changes	54
Executive Benefits and Perquisites	54
Executive Ownership and Capital Accumulation	55
Human Capital and Compensation Committee Report	58
CEO Pay Ratio	59
Compensation of Named Executive Officers	61
Potential Payments Upon Termination or Change in Control	67
Compensation Committee Interlocks and Insider Participation	71
Certain Transactions	72
Report of the Audit Committee	74
Principal Independent External Audit Firm Fees	76
Company Proposal No. 1: Independent External Audit Firm (Item 2 on Proxy Card)	77
Company Proposal No. 2: Advisory Vote on Executive Compensation (Item 3 on Proxy Card)	78
Company Proposal No. 3: Advisory Vote on Frequency of Votes on Executive Compensation (Item 4 on Proxy Card)	79
Company Proposal No. 4: Proposal to Approve the Fifth Third Bancorp 2019 Incentive Compensation Plan Including the Issuance of Shares of Common Stock Authorized Thereunder (Item 5 on Proxy Card)	80
Company Proposal No. 5: Proposal to Approve an Amendment to the Company’s Articles of Incorporation to Authorize a New Class of Preferred Stock (Item 6 on Proxy Card)	93
2020 Shareholder Proposals	102
Other Business	105
Annex A: Fifth Third Bancorp 2019 Incentive Compensation Plan	A-1
Annex B: Proposed Amendment to the Fifth Third Bancorp Articles of Incorporation	B-1
Annex C: Regulations for Conduct at the April 16, 2019 Annual Meeting of Shareholders of Fifth Third Bancorp	C-1
Agenda

38 Fountain Square Plaza

Cincinnati, Ohio 45263

2019 Proxy Statement

This proxy statement, notice of the 2019 Annual Meeting, notice of internet availability, form of proxy, and the Annual Report of the Company for the year 2018 are first being sent or made available to shareholders on or about March 6, 2019.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is this document?

This document is called a proxy statement. This proxy statement includes information regarding the matters to be acted upon at the 2019 Fifth Third Bancorp Annual Meeting of Shareholders (the “Annual Meeting”) and certain other information required by the Securities and Exchange Commission (the “SEC”) and the rules of the Nasdaq Global Select Market (“Nasdaq”).

When is the Annual Meeting and where will it be held?

The Annual Meeting will be held on Tuesday, April 16, 2019, at the Renaissance Hotel, located at 36 East Fourth Street, Cincinnati, Ohio at 11:30 a.m. eastern daylight saving time.

Why am I being provided this proxy statement?

Fifth Third Bancorp (the “Company” or “Fifth Third”) is required by the SEC to give you, or provide you access to, this proxy statement because it is soliciting your proxy to vote your shares of Fifth Third stock at the Annual Meeting. The enclosed proxy statement summarizes information you need in order to vote at the Annual Meeting.

What is a proxy?

A proxy is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. When you designate a proxy, you may also direct the proxy how to vote your shares. Three Fifth Third directors, Emerson L. Brumback, Greg D. Carmichael, and Marsha C. Williams, have been designated as the proxies to cast the votes of Fifth Third’s shareholders at the Annual Meeting.

What actions are shareholders approving at the Annual Meeting?

Election of Directors. The Nominating and Corporate Governance Committee of the Board of Directors has recommended a slate of nominees for election to the Board of Directors. Information about these nominees may be found in the proxy statement section titled “Election of Directors.”

Company Proposal 1: Approval of Appointment of Auditors. This is a proposal to ratify the reappointment of Deloitte & Touche LLP as our independent external audit firm for 2019. This approval is not required by law to appoint an independent external audit firm, but the appointment is submitted by the Audit Committee in order to give shareholders a voice in the designation of the independent external audit firm. If this resolution is rejected by the shareholders, then the Audit Committee will reconsider its choice of independent external audit firm. Even if this resolution is approved, the Audit Committee, at its discretion, may direct the appointment of a different independent external audit firm at any time during the year if it determines that such a change would be in our best interests and the best interest of our shareholders.

Company Proposal 2: Advisory Approval of Executive Compensation. Company Proposal 2 is an annual advisory vote to approve the compensation of our named executive officers (“NEOs”). The Board will strongly consider the outcome of this advisory vote in determining the compensation of such executives. In 2018, 95% of our shareholders who cast a vote on our executive compensation program voted to approve it.

Fifth Third Bancorp | 2019 Proxy Statement	1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Company Proposal 3: Advisory Vote to Determine Frequency of Executive Compensation Votes. Company Proposal 3 is an advisory vote to determine how often shareholders will be given the opportunity to approve the compensation of our NEOs: either every one, every two, or every three years. The Board will strongly consider the outcome of these votes in determining how often the shareholders are provided a say on pay vote. At the 2018 Annual Meeting, our shareholders supported the Board’s recommendation that shareholders be provided the option to cast an advisory vote every one year on the compensation of our NEOs. Accordingly, the Board decided to hold a “say on pay” vote annually.

Company Proposal 4: Approval of the Fifth Third Bancorp 2019 Incentive Compensation Plan. This is a proposal to approve the Fifth Third Bancorp 2019 Incentive Compensation Plan, including the issuance of shares of common stock authorized thereunder. The 2019 Incentive Compensation Plan, if approved, will replace the 2017 Incentive Compensation Plan, which was approved by the shareholders on April 18, 2017. Information about the 2019 Incentive Compensation Plan may be found in the proxy statement section entitled “Company Proposal 4: Proposal to Approve the Fifth Third Bancorp 2019 Incentive Compensation Plan Including the Issuance of Shares of Common Stock Authorized Thereunder.”

Company Proposal 5: Approval of an Amendment to the Company’s Articles of Incorporation to Authorize a New Class of Preferred Stock. This is a proposal to approve an Amendment to the Fifth Third Bancorp Amended Articles of Incorporation to authorize a new class of preferred stock. Information about the proposed amendment may be found in the proxy statement section entitled “Company Proposal 5: Proposal to Approve an Amendment to the Company’s Articles of Incorporation to Authorize a New Class of Preferred Stock.”

What vote is required to approve the proposals considered at the Annual Meeting?

Election of Directors. As long as cumulative voting is not in effect, in an uncontested election of directors, each nominee for director receiving a greater number of votes “for” his or her election than votes “against” his or her election will be elected as a director. In the event of a contested election or if cumulative voting is in effect, the nominees receiving the greatest number of votes “for” his or her election shall be elected. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

Company Proposals 1-4. Company proposals 1-4 at the Annual Meeting require the affirmative vote of a majority of the common shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions have the same effect as a vote cast against a proposal. Shares not voted by brokers or other entities holding shares on behalf of beneficial owners will have no effect on the outcome.

Company Proposal 5. Company Proposal 5 requires the affirmative vote of the holders of two-thirds the voting power of the Company’s outstanding common shares. Abstentions and shares not voted by brokers or other entities holding shares on behalf of beneficial owners will have the same effect as a vote cast against a proposal.

It is important to vote your shares at the Annual Meeting.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who may vote and what constitutes a quorum at the meeting?

Holders of Fifth Third common stock on February 22, 2019 are entitled to vote on every matter that is to be voted on at the Annual Meeting.

In order to conduct the Annual Meeting, a majority of shares of Fifth Third common stock entitled to vote at the Annual Meeting on every matter that is to be voted on must be present in person or by proxy. This is called a quorum. Shareholders who deliver valid proxies or vote in person at the meeting will be considered part of the quorum. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Abstentions will be counted as present and entitled to vote for purposes of determining a quorum. Broker “non-votes” (which are explained below) are counted as present and entitled to vote for purposes of determining a quorum.

How many votes do I have?

Each share of Fifth Third common stock outstanding on February 22, 2019 is entitled to one vote on all proposals at the meeting. As of the close of business on February 22, 2019, there were approximately 648,614,317 shares of Fifth Third common stock outstanding and entitled to vote.

If notice in writing is given by any shareholder to our President, a Vice President, or the Secretary not less than forty-eight (48) hours before the time fixed for holding a meeting of shareholders for the purpose of electing directors that a shareholder desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chair or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he or she possesses in voting for directors. This will not affect the voting procedures for the other proposals considered at the Annual Meeting.

How do I vote?

Record Shareholders. A shareholder who owns shares in Fifth Third directly, and not through a broker, bank, or other nominee (“record holder” or “record shareholder”), may vote in person at the Annual Meeting by filling out a ballot or may authorize a proxy to vote on his or her behalf. There are three ways to authorize a proxy:

1.	Internet: You may access the proxy materials on the Internet at www.cesvote.com and follow the instructions on the proxy card or on the Notice of Internet Availability.

2.	Telephone: You may call toll-free 1-888-693-8683, and follow the instructions on the proxy card or on the Notice of Internet Availability.

3.	Mail: If you received your proxy materials by mail, you may vote by signing, dating, and mailing the enclosed proxy card in the postage-paid envelope provided.

Shareholders who vote over the Internet may incur costs, such as telephone and Internet access charges, for which the shareholder is responsible. The Internet and telephone voting procedures are designed to authenticate a shareholder’s identity and to allow a shareholder to vote his or her shares

Fifth Third Bancorp | 2019 Proxy Statement	3

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

and confirm that his or her instructions have been properly recorded. You may use the Internet or telephone to submit your proxy until 11:00 a.m., eastern daylight saving time, on the morning of the Annual Meeting, April 16, 2019.

Street Name Shareholders. Shareholders who hold shares in “street name,” that is, through a broker, bank, or other nominee (“beneficial holder” or “street name shareholder”), should instruct their nominee to vote their shares by following the instructions provided by the nominee. Your vote as a shareholder is important. Please vote as soon as possible to ensure that your vote is recorded. See “Can my broker vote for me?” on the following page.

What if I sign and date my proxy but do not provide voting instructions?

A proxy that is signed and dated, but which does not contain voting instructions, will be voted as follows:

•	“FOR” the election of each of the directors nominated by the Fifth Third Bancorp Nominating and Corporate Governance Committee;

•	“FOR” the approval of the selection of Deloitte & Touche LLP as the Company’s independent external audit firm (Company Proposal 1);

•	“FOR” the advisory vote on executive compensation (Company Proposal 2);

•	“FOR” holding an advisory vote for approval of the compensation of the Company’s executives every “1 Year” (Company Proposal 3);

•	“FOR” the approval of Fifth Third Bancorp 2019 Incentive Compensation Plan, including the issuance of shares of common stock authorized thereunder (Company Proposal 4); and

•	“FOR” the approval of the amendment to the Company’s Articles of Incorporation to authorize a new class of preferred stock (Company Proposal 5).

Can my broker vote for me?

If you are a beneficial holder of shares and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares generally has discretionary authority to vote on “routine” matters without receiving instructions from you but cannot vote on “non-routine” matters unless you provide instructions. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

All proposals at the Annual Meeting except Company Proposal 1 (Approval of the Selection of Auditors) are considered non-routine matters under applicable rules. A broker, bank, or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with the election of directors and Company Proposals 2, 3, 4, and 5. It is important to instruct your broker, bank, or other nominee to vote your shares.

The approval of the selection of Deloitte & Touche LLP as the Company’s independent external audit firm for 2019 (Company Proposal 1) is considered a routine matter under applicable rules. A broker or other

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

nominee generally exercises its discretionary authority to vote on routine matters without instructions. Although brokers and other nominees are not required to exercise discretionary authority, we expect that no broker non-votes will exist in connection with Company Proposal 1.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by filing with us an instrument revoking it, filing a duly executed proxy bearing a later date (including a proxy given over the Internet or by telephone), or by attending the meeting and electing to vote in person. Even if you plan to attend the Annual Meeting, you are encouraged to vote your shares by proxy.

How are proxy materials delivered?

We control costs by following SEC rules that allow for the delivery of proxy materials to our shareholders primarily through the Internet. In addition to reducing the amount of paper used in producing these materials, this method lowers the costs associated with mailing the proxy materials to shareholders. Record holders will have a Notice of Internet Availability of Proxy Materials delivered directly to their mailing address. Beneficial holders will have a Notice of Internet Availability of Proxy Materials forwarded to them by the intermediary that holds the shares. Shareholders who have requested paper copies of all proxy materials and certain institutional and other shareholders will also receive paper copies of the other proxy materials including this proxy statement, the 2018 Annual Report of Fifth Third Bancorp, and a proxy card or voting instruction sheet.

If you received only a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request a copy by following the instructions on the notice. The Notice of Internet Availability of Proxy Materials also contains instructions for accessing and reviewing the proxy materials over the Internet and provides directions for submitting your vote over the Internet.

What if I share an address and a last name with other Fifth Third shareholders?

To reduce the expenses of delivering duplicate proxy materials to shareholders, we are relying upon SEC “householding” rules that permit delivery of only one set of applicable proxy materials to multiple shareholders who share an address and have the same last name, unless we receive contrary instructions from any shareholder at that address. Shareholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the notices or the proxy statement and proxy card for all shareholders having that address. The notice or proxy card for each shareholder will include that shareholder’s unique control number needed to vote his or her shares. This procedure reduces our printing costs and postage fees. If, in the future, you do not wish to participate in householding and prefer to receive your Notice or Proxy Statement in a separate envelope, or if your household currently receives more than one Notice or Proxy Statement and in the future, you would prefer to participate in householding, please call 1-800-488-8035 (toll-free) in the U.S., or inform us in writing at: Fifth Third Bancorp, c/o D.F. King & Co., Inc., 48 Wall Street—22nd Floor, New York, NY 10005, or by email at FITB@dfking.com. Requests will be responded to promptly.

Fifth Third Bancorp | 2019 Proxy Statement	5

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

For those shareholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those shareholders notifies us, in the same manner described above, that the shareholder(s) wish to receive a printed copy for each shareholder at that address.

Beneficial shareholders can request information about householding from their banks, brokers, or other holders of record.

How do I request a paper or e-mail copy of the proxy materials?

Record Shareholders. Record holders may request a paper or e-mail copy of the proxy materials by following the instructions below. You will be asked to provide your 11-digit control number located on your proxy card or Notice of Internet Availability.

1.	Call the toll-free telephone number 1-800-516-1564 and follow the instructions provided;

2.	Access the website www.SendMaterial.com and follow the instructions provided; or

3.

Send an e-mail to papercopy@SendMaterial.com with your control number in the subject line. Unless you instruct otherwise, we will reply to your e-mail with links to the proxy materials in PDF format for this meeting only.

Please make your request for a copy on or before April 2, 2019 to facilitate timely delivery.

Street Name Shareholders. Beneficial holders, also known as street name shareholders, should request copies of the proxy materials by following the instructions provided by their bank, broker, or other nominee.

Can I attend the Annual Meeting?

You can attend the Annual Meeting if you are a:

1.	Record holder of Fifth Third common stock;

2.	Beneficial holder of Fifth Third common stock; or

3.	Authorized representative of persons or entities who are beneficial holders of Fifth Third common stock.

In addition to a valid photo ID or other satisfactory proof of identification, you should bring the following items to be admitted to the Annual Meeting:

A.	Record holders must present the admission ticket attached to their proxy card or Notice of Internet Availability.

B.

Beneficial holders must present evidence of their ownership. Materials that appropriately evidence ownership include: a notice regarding the availability of proxy materials, the top portion of a voting instruction form, or a recent proxy or letter from the bank, broker, or other intermediary that holds the beneficial holders’ shares and which confirms the beneficial holders’ ownership of those shares.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

C.

In addition to any evidence required under (B) above for beneficial holders, authorized representatives of beneficial holders must present a letter from the record holder certifying as to the beneficial ownership of the entity they represent and a letter from the beneficial holder certifying as to their status as an authorized representative.

No recording devices, photographic equipment, or bullhorns will be permitted into the Annual Meeting. No written materials may be distributed by any person at or within physical proximity to the Annual Meeting. The Chair of the Annual Meeting shall have the power to silence or have removed any person in order to ensure the orderly conduct of the Annual Meeting. Fifth Third representatives will be at the entrance to the Annual Meeting and these representatives will have the authority, on the Company’s behalf, to determine whether the admission policy and procedures are being followed and whether you will be granted admission to the Annual Meeting.

How do I propose actions for the 2020 Annual Meeting of Shareholders?

Shareholder Proposals to be included in our 2020 Proxy Statement. In order for a shareholder proposal for the 2020 Annual Meeting of Shareholders to be eligible for inclusion in our proxy statement, it must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”), and must be received by us on or before the date provided on page 102 at the address or facsimile number provided on page 102.

Shareholder Proposals not included in our 2020 Proxy Statement. Any shareholder who intends to propose any matter to be acted upon at the 2020 Annual Meeting of Shareholders without such proposal being included in the Company’s proxy statement as a shareholder proposal must send a notice to the Corporate Secretary during the period referenced on page 102 using the address and facsimile number listed on page 102.

Who can I call for help in voting my shares?

If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc., which is assisting us, toll-free at 1-800-488-8035.

Who can I contact with questions about my investment in Fifth Third?

Shareholders who wish to speak to a Fifth Third representative regarding their investment in Fifth Third may communicate directly with our Investor Relations Department by calling 866-670-0468. In addition, shareholders may communicate in writing directly with the Investor Relations Department by sending a letter to 38 Fountain Square Plaza, MD 1090QC, Cincinnati, OH 45263 or by emailing ir@53.com. You can also view information and request documents from the Investor Relations page of our website at www.ir.53.com.

Fifth Third Bancorp | 2019 Proxy Statement	7

INFORMATION ABOUT THE 2019 ANNUAL MEETING

Our Board of Directors is soliciting proxies for the Annual Meeting of Shareholders to be held at the Renaissance Hotel, located at 36 East Fourth Street, Cincinnati, Ohio on Tuesday, April 16, 2019 at 11:30 a.m. eastern daylight saving time. Each of the approximately 648,614,317 shares of common stock outstanding on February 22, 2019 is entitled to one vote on all matters acted upon at the Annual Meeting. Only shareholders of record on our books at the close of business on February 22, 2019 will be entitled to vote at the Annual Meeting, either in person or by proxy. The shares represented by all properly executed proxies that are sent to us will be voted as designated and each not designated will be voted and counted as described in this proxy statement. Each person giving a proxy may revoke it by giving notice to us in writing or in open meeting at any time before it is voted.

The laws of Ohio under which we are incorporated provide that if notice in writing is given by any shareholder to our President, a Vice President, or the Secretary not less than forty-eight (48) hours before the time fixed for holding a meeting of shareholders for the purpose of electing directors that such shareholder desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chair or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he or she possesses in voting for directors. This will not affect the voting procedures for the other proposals considered at the Annual Meeting.

We will bear the expense of soliciting proxies. Proxies will be solicited principally by mail, but may also be solicited by our directors, officers, and other regular employees, who will receive no compensation therefore in addition to their regular compensation. Brokers and others who hold stock on behalf of others will be asked to send proxy materials to the beneficial owners of the stock, and we will reimburse them for their expenses.

We have retained D.F. King & Co., Inc., a proxy solicitation firm, to assist us in soliciting proxies. We anticipate that the costs of D.F. King’s proxy solicitation services will be approximately $13,000, plus reasonable out of pocket expenses.

Our Annual Report for the year 2018, including financial statements, has been delivered or made available to all shareholders. Such report and financial statements are not a part of this proxy statement. This proxy statement, form of proxy, notice of Annual Meeting, Notice of Internet Availability, and the Annual Report are first being sent or made available to shareholders on or about March 6, 2019.

8	Fifth Third Bancorp | 2019 Proxy Statement

CERTAIN BENEFICIAL OWNERS

Under Section 13(d) of the Exchange Act, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such security as of December 31, 2018. The following table contains information regarding the only persons who, to our knowledge, beneficially own more than five percent of our common stock as of February 15, 2019:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common stock	T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	68,900,891(1)	10.5%
Common stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	55,316,665(2)	8.6%
Common stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	43,586,938(3)	6.6%

(1)        T. Rowe Price Associates, Inc. owns the above holdings in its capacity as an investment advisor in accordance with SEC Rule 13d-1(b)(1)(ii)(E). According to the Schedule 13G filed with the SEC on February 14, 2019, in aggregate, T. Rowe Price Associates, Inc. and the affiliated entities included in Schedule 13G have sole voting power over 28,418,610 shares of common stock and have sole dispositive power over 68,900,891 shares of common stock.

(2)        The Vanguard Group owns the above holdings in its capacity as an investment advisor in accordance with SEC Rule 13d-1(b)(1)(ii)(E). According to Schedule 13G filed with the SEC on February 11, 2019, in aggregate, the Vanguard Group and the affiliated entities included in the Schedule 13G have sole voting power over 759,175 shares of common stock, have shared voting power over 173,855 shares of common stock, have sole dispositive power over 55,316,665 shares of common stock, and have shared dispositive power over 918,755 shares of common stock.

(3)        BlackRock, Inc. owns the above holdings in its capacity as a parent company or control person in accordance with SEC Rule 13d-1(b)(1)(ii)(G). According to the Schedule 13G filed with the SEC on February 4, 2019, in aggregate, BlackRock, Inc. and the affiliated entities included in Schedule 13G have sole voting power over 37,991,679 shares of common stock and have sole dispositive power over 43,586,938 shares of common stock.

Fifth Third Bancorp | 2019 Proxy Statement	9

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our stock, to file reports of ownership and changes in ownership with the SEC. Executive officers and directors, and persons who own greater than ten percent of a registered class of our stock, are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Annual Statement of Changes In Beneficial Ownership of Securities on Form 5 were required for those persons, the Company believes that, for the period from January 1, 2018 through December 31, 2018, its executive officers and directors complied with all filing requirements applicable to them, except for one Form 4 reported a day late with respect to a sale of common stock by Emerson L. Brumback.

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ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

On May 20, 2018, Fifth Third and its wholly-owned subsidiary, Fifth Third Financial Corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MB Financial, Inc. (“MB Financial”). The Merger Agreement provides that upon the terms and subject to the conditions set forth therein, including all necessary regulatory approvals, MB Financial will merge (the “Merger”) with and into a newly-formed subsidiary of Fifth Third, with MB Financial as the surviving corporation. At the effective time of this Merger (the “Effective Time”), each outstanding share of MB Financial common stock, par value $0.01 per share (“MB Financial Common Stock”), will be converted into the right to receive (i) 1.450 shares (the “Exchange Ratio”) of Fifth Third common stock, no par value (“Fifth Third Common Stock”), and (ii) $5.54 in cash (collectively, the “Merger Consideration”).

In connection with the proposed Merger, Fifth Third has filed with the SEC a Registration Statement on Form S-4 that includes the Proxy Statement of MB Financial and a Prospectus of Fifth Third, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval related to the Merger. Investors and stockholders are urged to read the registration statement and the proxy statement/prospectus regarding the Merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Fifth Third and MB Financial, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Fifth Third at ir.53.com or from MB Financial by accessing MB Financial’s website at investor.mbfinancial.com.

Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Fifth Third Investor Relations at Fifth Third Investor Relations, MD 1090QC, 38 Fountain Square Plaza, Cincinnati, OH 45263, by calling 866-670-0468, or by sending an e-mail to ir@53.com or to MB Financial, Attention: Corporate Secretary, at 6111 North River Road, Rosemont, Illinois 60018, by calling 847-653-1992 or by sending an e-mail to dkoros@mbfinancial.com.

As of the date of this proxy, Fifth Third’s Board of Directors consists of 12 directors. The Merger Agreement includes a provision which requires two members of the MB Financial Board of Directors be appointed to the Fifth Third Board of Directors upon closing of the Merger. C. Bryan Daniels and Thomas H. Harvey have been designated to become members of the Fifth Third Board of Directors upon closing of the Merger. Therefore, if the Merger is completed prior to the Annual Meeting, Fifth Third will increase the size of the Board of Directors to 14 and a total of 14 nominees will be voted upon at the Annual Meeting for election to the Board of Directors: 12 of the nominees who will have served as directors since the last annual meeting and the remaining two who will have been appointed to the Fifth Third Board of Directors upon closing of the Merger. If the Merger is not completed prior to the Annual Meeting, the size of the Board of Directors will remain at 12 and votes cast for Mr. Daniels and Mr. Harvey will not be counted.

Director candidates are nominated by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s charter directs it to investigate and assess the background and skills of potential candidates and to maintain an active file of suitable director candidates.

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ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee utilizes its pool of existing subsidiary and regional directors as well as the significant network of business contacts of its existing directors and executive management and also retains third party consultants to aid it in identifying potential director candidates. Upon identifying a candidate for serious consideration, our Chief Executive Officer and one or more members of the Nominating and Corporate Governance Committee initially interview such candidate. If the candidate merits further consideration, the candidate subsequently interviews with other Nominating and Corporate Governance Committee members (individually or as a group), and ultimately meets the remaining directors. The Nominating and Corporate Governance Committee elicits feedback from persons who meet the candidate and then determines whether or not to nominate the candidate.

Our Corporate Governance Guidelines set forth the following criteria for directors: independence (in order to compose a Board of Directors that has a majority of its members who are independent); highest personal and professional ethics and integrity; willingness to devote sufficient time to fulfilling duties as a director; impact on the diversity of the Board’s overall experience in business, government, education, technology, and other areas relevant to our business; impact on the diversity of the Board’s composition in terms of age, skills, ethnicity, and other factors relevant to our business; and number of other public company boards on which the candidate may serve. Generally, a director should not serve on more than three public company boards in addition to Fifth Third. Our Corporate Governance Guidelines provide that shareholders may propose nominees to the Nominating and Corporate Governance Committee by submitting the names and qualifications of such persons to the Nominating and Corporate Governance Committee no later than December 31 of each year. Submissions are to be addressed to the Nominating and Corporate Governance Committee at our executive offices, which submissions will then be forwarded to the Committee. The Nominating and Corporate Governance Committee will then evaluate the possible nominee using the criteria outlined above and will consider such person in comparison to all other candidates, but is not obligated to nominate any such individual for election. No such shareholder nominations have been received by Fifth Third for this Annual Meeting. Accordingly, no rejections or refusals of such candidates have been made by Fifth Third. Shareholders may also nominate candidates directly for election by following the procedures in our Code of Regulations. These are summarized in the “2020 Shareholder Proposals” section of this proxy statement.

In accordance with our Code of Regulations, directors are elected annually to a one (1) year term expiring at the next Annual Meeting of Shareholders. Any vacancies that occur after the directors are elected may be filled by the Board of Directors in accordance with law and our Code of Regulations for the remainder of the full term of the vacant directorship. If the Merger is completed prior to the Annual Meeting, shareholders will vote on the 14 persons listed below. If the Merger is not completed prior to the Annual Meeting, Mr. Daniels and Mr. Harvey will not stand for election to the Board of Directors and any votes cast for either Mr. Daniels or Mr. Harvey will not be counted.

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ELECTION OF DIRECTORS

The following tables set forth information with respect to each director nominee for election at the Annual Meeting including their business experience, shareholdings, and qualifications as our directors. The Board of Directors has determined that all director nominees have met the independence standards of Rule 5605(a)(2) of the National Association of Securities Dealers listing standards with the exception of Mr. Carmichael.

Nominees for Election as Directors

Shares of Company Common Stock Beneficially Owned on January 31, 2019(1)

Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

Nicholas K. Akins, 58 Chair, President & Chief Executive Officer of American Electric Power Company	2013	25,970.0040%

Mr. Akins’ qualifications for service as a director include business expertise as the Chief Executive Officer of a large, multi-state electric utility where he focuses on local operating utilities, community involvement, government relations, and regulations at the state, local, and federal levels. Mr. Akins has experience in all facets of operational, financial, and compliance-related activities in a heavily regulated business and industry. He also has experience overseeing cyber-related activities in business systems and critical infrastructure.

Skills and Attributes: Compensation and Benefits, Corporate Governance, Cybersecurity, ESG, Executive Management, Legal and Regulatory, and Strategic Planning

Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

B. Evan Bayh III, 63 Partner with the law firm Cozen O’Connor; Senior Advisor to the private equity firm, Apollo Global Management; Board of Directors for Marathon Petroleum Corporation, Berry Global Group, Inc., and RLJ Lodging Trust. Previously, Mr. Bayh served as Governor of Indiana, as a United States Senator, and as a Partner with the law firm McGuireWoods LLP.	2011	24,021.0037%

Mr. Bayh’s qualifications for service as a director include two decades of experience in government service. First as Governor of Indiana and then in the United States Senate, Mr. Bayh dealt with a variety of financial, economic, and policy issues that impact a wide variety of businesses. He had supervisory authority over thousands of employees and oversaw a budget in excess of $10 billion. As a member of the Senate Banking Committee and Chair of the International Trade and Finance Subcommittee, Mr. Bayh gained perspective on issues of particular relevance to Fifth Third Bancorp. He also has extensive knowledge of cybersecurity issues as a result of his membership on the Senate Intelligence Committee and Central Intelligence Agency External Advisory Board.

Skills and Attributes: Compensation and Benefits, Corporate Governance, Cybersecurity, ESG, Financial Services Industry, Legal and Regulatory, Risk Management, and Strategic Planning

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ELECTION OF DIRECTORS

Shares of Company Common Stock Beneficially Owned on January 31, 2019(1)

Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

Jorge L. Benitez, 59 Retired Chief Executive Officer of North America of Accenture; Director of World Fuel Services Corporation. Previously, from September 2006 to August 2011, Mr. Benitez served as Chief Operating Officer of Accenture’s Products Operating Group.	2015	14,768.0023%

Mr. Benitez’s qualifications for service as a director include extensive experience developing and executing business strategies across a range of industries, particularly consumer products and travel and transportation services. He also has significant experience implementing large-sale systems integration programs, as well as experience running operating units within a large multinational publicly-traded corporation.

Skills and Attributes: Accounting/Financial Reporting, Compensation and Benefits, Corporate Governance, Cybersecurity, Digital Innovation and FinTech, Executive Management, and Strategic Planning

Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

Katherine B. Blackburn, 53 Executive Vice President of the Cincinnati Bengals, Inc.	2014	40,493.0063%

Ms. Blackburn’s qualifications for service as a director include business experience in running operations for the Cincinnati Bengals professional football franchise. She has extensive experience with human resource and personnel matters, cost and efficiency management, and business negotiations. Ms. Blackburn also has extensive experience with management of diversity and inclusion initiatives for large organizations through her role on the National Football League’s Diversity Committee. Additionally, Ms. Blackburn holds a law degree and brings to the Board knowledge and familiarity of Fifth Third and the City of Cincinnati.

Skills and Attributes: Compensation and Benefits, Corporate Governance, Digital Innovation and FinTech, ESG, Executive Management, Legal and Regulatory, and Strategic Planning

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ELECTION OF DIRECTORS

Shares of Company Common Stock Beneficially Owned on January 31, 2019(1)

Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

Emerson L. Brumback, 67 Retired President & Chief Operating Officer of M&T Bank; Former Director of M&T Bank Corporation; Vice Chair of the Board of the Ascendium Education Group.	2009	54,383.0084%

Mr. Brumback’s qualifications for service as a director include banking expertise through his 30 years of experience in the financial services industry with several banking organizations. He has gained valuable insight through his experience in executive positions overseeing many aspects of the banking field, including retail banking, commercial banking, banking operations, and systems. Mr. Brumback also brings his experience as a former board member with another financial services company.

Skills and Attributes: Accounting/Financial Reporting, Executive Management, Financial Services Industry, Legal and Regulatory, Risk Management, and Strategic Planning

Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

Jerry W. Burris, 55 President and Chief Executive Officer of Midwest Can & Container Specialties Company; Former President & Chief Executive Officer of Associated Materials Group, Inc.; Previous Division President of General Electric; Current Director of nVent PLC and former Director of Pentair PLC.	2016	5,879.0009%

Mr. Burris’ qualifications for service as a director include management expertise as the President and Chief Executive Officer of Associated Materials and as a division president with General Electric. Mr. Burris’s expertise includes strong technical marketing skills, a sound understanding of how to best integrate technology, rapid innovation, mergers and acquisitions, and cost and efficiency management. He also brings experience from his service on a public company board’s compensation and governance and audit committees.

Skills and Attributes: Compensation and Benefits, Corporate Governance, Executive Management, Legal and Regulatory, and Strategic Planning

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ELECTION OF DIRECTORS

Shares of Company Common Stock Beneficially Owned on January 31, 2019(1)

Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

Greg D. Carmichael, 57 Chairman, Chief Executive Officer, and President of Fifth Third Bancorp; Elected Chairman in 2018, and has served as Chief Executive Officer since November 2015 and President since September 2012; Previous Chief Operating Officer of Fifth Third Bancorp from June 2006 to September 2012 and Chief Information Officer from June 2003 to June 2006.	2015	1,426,834.1923%

Mr. Carmichael’s qualifications for service as a director include valuable insight and knowledge for the Board due to his service as its Chief Executive Officer and his prior role as Chief Operating Officer. Mr. Carmichael also brings important technical expertise from his years of service as Fifth Third’s Chief Information Officer and his prior service in information technology roles with prior employers.

Skills and Attributes: Compensation and Benefits, Corporate Governance, Cybersecurity, Digital Innovation and FinTech, Executive Management, Financial Services Industry, Legal and Regulatory, Risk Management, and Strategic Planning

Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

C. Bryan Daniels*, 60 Co-Founder and Principal of Prairie Capital, a Chicago-based private equity firm; Former Senior Vice President of Commercial Banking at National Bank and Trust Company; Former Director of MB Financial, Inc.; Former Director of Taylor Capital.	2019(3)	36,186	0.0056%

Mr. Daniels’ qualifications for service as a director include extensive and varied experiences as an executive, director, and investor in the financial services industry. As a founder of Prairie Capital, he brings to the Board a rich and multi-faceted understanding of many different industries, companies, and business practices. Mr. Daniels also has substantial experience with technology in several industries, including financial services.

Skills and Attributes: Corporate Governance, Cybersecurity, Digital Innovation and FinTech, Executive Management, Financial Services Industry, Risk Management, and Strategic Planning

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ELECTION OF DIRECTORS

Shares of Company Common Stock Beneficially Owned on January 31, 2019(1)

Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

Thomas H. Harvey*, 58 Chief Executive Officer of Energy Innovation: Policy and Technology, LLC; Managing Partner and Principal Owner, Ajax LLC; Former Chairman of the Board of Directors of MB Financial, Inc.; Former Chief Executive Officer of ClimateWorks Foundation; Former Environment Program Director of the William and Flora Hewlett Foundation; Former President of Energy Foundation.	2019(3)	0	0.0000%

Mr. Harvey’s qualifications for services as a director include 25 years of experience in the financial services industry. His experience in executive positions with multiple foundations and other organizations provides him with strong organizational and leadership skills and extensive investment experience and makes him particularly well-suited to serve on Fifth Third’s Board of Directors. Mr. Harvey also has unique and diverse knowledge and experience with the emergence and growth of technology in the banking industry.

Skills and Attributes: Accounting and Financial Reporting, Corporate Governance, ESG, Executive Management, Financial Services Industry, and Strategic Planning

Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

Gary R. Heminger, 65 President, Chief Executive Officer, and Chair of Marathon Petroleum Corporation; Chair and Chief Executive Officer of MPLX GP LLC (the general partner of MPLX LP); MPLX LP is a consolidated master limited partnership formed by Marathon Petroleum Corporation; Chair and Chief Executive Officer of Tesoro Logistics GP, LLC, (the general partner of Andeavor Logistics LP); Tesoro Logistics GP, LLC operates as a subsidiary of Marathon Petroleum Corporation; Director at PPG Industries, Inc.	2006	48,126.0074%

Mr. Heminger’s qualifications for service as a director include valuable business knowledge gained from his responsibilities in overseeing all operations, performance, reporting, and financial metrics for Marathon’s refining, marketing, transportation, and Speedway business. He has financial experience through his oversight of all financial data, working capital, and merger and acquisition activity.

Skills and Attributes: Accounting and Financial Reporting, Compensation and Benefits Corporate Governance, ESG, Executive Management, Risk Management, and Strategic Planning

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ELECTION OF DIRECTORS

Shares of Company Common Stock Beneficially Owned on January 31, 2019(1)

Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

Jewell D. Hoover, 70 Retired Senior Official with the Office of the Comptroller of the Currency; Author of the “Ultimate Guide for Bank Directors”; Former Director of First Charter Corporation; Principal with the bank consulting firm Hoover and Associates, LLC until 2014.	2009	44,043.0068%

Ms. Hoover’s qualifications for service as a director include 28 years of service with the Office of the Comptroller of the Currency, including service as the Deputy Comptroller of the agency’s Western District. Ms. Hoover also has gained valuable banking experience and knowledge as a bank consultant for corporate governance, director training, and problem bank resolution matters. Additionally, she has first-hand knowledge of Fifth Third through her service as a director of its North Carolina affiliate and a predecessor banking organization. Ms. Hoover is also a National Association of Corporate Directors (“NACD”) Board Leadership Fellow.

Skills and Attributes: Accounting/Financial Reporting, Corporate Governance, Financial Services Industry, Legal and Regulatory, Risk Management, and Strategic Planning

Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

Eileen A. Mallesch, 63 Certified Public Accountant, Retired Senior Vice President & Chief Financial Officer of Nationwide Property & Casualty Segment, Nationwide Mutual Insurance Company; Former Senior Vice President & Chief Financial Officer for Genworth Financial Life Insurance/Service Co.; Currently serves on Board of Directors for Brighthouse Financial, Libbey, Inc., and State Auto Financial Corp., and previously served as director for Bob Evans Farms, Inc.	2016	11,264.0017%

Ms. Mallesch’s qualifications for service as a director include financial management experience from her roles as Chief Financial Officer for both Nationwide Mutual Insurance Company and Genworth Financial Life Insurance/Service Co. She has more than 25 years of broad finance and strategy experience in a variety of industries, ranging from insurance and telecommunications to consumer products and manufacturing. In addition, Ms. Mallesch brings vast knowledge in enterprise resource planning and large-scale technology integrations, strategic planning, and managing acquisitions, divestitures, and risk and compliance management. Ms. Mallesch is also a National Association of Corporate Directors (“NACD”) Governance Fellow.

Skills and Attributes: Accounting/Financial Reporting, Compensation and Benefits, Corporate Governance, Cybersecurity, ESG, Executive Management, Financial Services Industry, Legal and Regulatory, Risk Management, and Strategic Planning

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ELECTION OF DIRECTORS

Shares of Company Common Stock Beneficially Owned on January 31, 2019(1)

Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

Michael B. McCallister, 66 Retired Chair of the Board of Directors of Humana, Inc.; Previous Chief Executive Officer of Humana Inc. from February 2000 to December 2012; Humana board member in February 2000 and Chair of the Board from August 2010 until December 2013; Mr. McCallister joined Humana in June 1974; Current Director of AT&T Inc. and of Zoetis Inc.	2011	42,042.0065%

Mr. McCallister’s qualifications for service as a director include 39 years of experience in the health care sector at Humana, Inc. combined with an intimate knowledge of Humana’s operational, financial, and strategic development. Beyond Humana, Mr. McCallister plays a leadership role in key business advocacy organizations. He served on the board of the Business Roundtable and is the past chair of the organization’s Health and Retirement Task Force.

Skills and Attributes: Accounting/Financial Reporting, Compensation and Benefits, Corporate Governance, ESG, Executive Management, Financial Services Industry, Legal and Regulatory, Risk Management, and Strategic Planning

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ELECTION OF DIRECTORS

Shares of Company Common Stock Beneficially Owned on January 31, 2019(1)

Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

Marsha C. Williams, 67 Retired Senior Vice President & Chief Financial Officer of Orbitz Worldwide, Inc. from July 2007 to December 2010; Executive Vice President & Chief Financial Officer of Equity Office Properties Trust from 2002 to 2007; Director of McDermott International, Inc.; Lead Independent Director of Modine Manufacturing Company; Director of the Davis Funds; former Supervisory Director of Chicago Bridge & Iron Company N.V., which merged into McDermott International, Inc. in 2018.	2008	57,634.0089%

Ms. Williams’ qualifications for service as a director include her extensive experience in financial matters including 42 years in finance and her service as the Chief Financial Officer of Orbitz and Equity Office Properties Trust as well as her service on the board of directors of other publicly traded corporations and mutual funds. Ms. Williams also possesses knowledge and experience in the financial services industry gained through her 15 years of service with other banking organizations.

Skills and Attributes: Accounting/Financial Reporting, Compensation and Benefits, Corporate Governance, Executive Management, Financial Services Industry, Legal and Regulatory, Risk Management, and Strategic Planning

*        As previously discussed, Mr. Daniel’s and Mr. Harvey’s nomination for election to the Board of Directors is contingent upon the completion of the Merger prior to the Annual Meeting.

All directors and executive officers as a Group (25 persons)	855,122	0.4399%

(1)        As reported to Fifth Third Bancorp by the Directors as of the date stated. Includes shares held in the name of spouses, minor children, certain relatives, trusts, estates, and certain affiliated companies as to which beneficial ownership may be disclaimed. As of January 31, 2019, none of the Company’s current executive officers or directors owned any Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, or any Depositary Shares representing interests in Series H Preferred Stock, Series I Preferred Stock, or Series J Preferred Stock.

(2)        The amounts shown represent the total shares owned outright by such individuals together with stock appreciation rights exercisable (or exercisable within 60 days) of January 31, 2019 but unexercised and shares of common stock underlying outstanding restricted stock units. Specifically, the following individuals have the number of stock appreciation rights exercisable as of (or exercisable within 60 days) of January 31, 2019 indicated after their names: Ms. Hoover, 500; Mr. Carmichael, 901,164. The amounts listed for stock appreciation rights represent the number of rights that may be exercised; the actual number of shares delivered will vary based on the stock’s appreciation over the grant price at the time of exercise. The aggregate number of stock appreciation rights exercisable as of (or exercisable within 60 days) of January 31, 2019 but unexercised held by the executive officers who are not also directors or nominees is 458,175. Directors owned the following number of restricted stock units as of January 31, 2019: Nicholas K. Akins, 25,970; B. Evan Bayh III, 24,651; Jorge L. Benitez, 14,768; Katherine B. Blackburn, 20,993; Emerson L. Brumback, 24,651; Jerry W. Burris, 11,264; Greg D. Carmichael, 137,973; Gary R. Heminger, 24,651; Jewell D. Hoover, 24,651; Eileen A. Mallesch, 11,264; Michael B. McCallister, 25,970; and Marsha C. Williams, 30,792. Some directors have deferred receipt of the common stock underlying certain of their restricted stock units: B. Evan Bayh III, 15,988; Jerry W. Burris, 5,384, Gary R. Heminger, 15,988; Jewell D. Hoover, 5,522; and Marsha C. Williams, 4,910. All directors and executive officers as a group own 633,493 restricted stock units. 363,060 of these restricted stock units are subject to vesting within 60 days of January 31, 2019.

(3)        Assuming the closing of the Merger prior to the Annual Meeting.

Summary of Skills and Attributes

We believe each director on our Board makes unique, valuable, and substantial contributions to the Board. The following matrix provides information regarding the members of the Board, including certain types of knowledge, skills, and experience which the Board believes are relevant to our business. The type and degree of knowledge, skill, or experience below may vary among our directors. The matrix does not include all knowledge, skills, experience, or other attributes of our directors which may be relevant and valuable to their service on our board and a director may possess other knowledge, skills, and experience not indicated in the matrix. The diversity of knowledge, skill, experience, and attributes of our directors, collectively, lends itself to a highly collaborative and effective Board.

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ELECTION OF DIRECTORS

Key to Director Skills Matrix

Accounting/Financial Reporting	Experience as an accountant or auditor at large accounting firm, Chief Financial Officer, or other relevant experience in accounting and financial reporting.
Compensation and Benefits	Experience in management and development of human capital, compensation, or benefits programs.
Corporate Governance	Experience in governance matters, principles, and administration.
Cybersecurity	Experience in information security, data privacy, and cybersecurity.
Digital Innovation and FinTech	Experience in use of technology to facilitate business operations and customer service.
ESG	Experience in Environmental, Social, and Governance (‘‘ESG’’) criteria and community affairs matters, including as part of a business and managing corporate social responsibility issues as business imperatives.
Executive Management	Business and strategic management experience from service in a significant leadership position, such as a chief executive officer, chief financial officer, or other senior leadership role.
Financial Services Industry	Experience in one or more of the Company’s specific financial services areas, including retail banking, wholesale banking, wealth and investment management, or global payments.
Legal and Regulatory	Experience acquired through a law degree and as a practicing attorney in understanding legal risks and obligations; experience in governmental and regulatory affairs, including as part of a business and/or through positions with government organizations and regulatory bodies.
Risk Management	Experience with reviewing or managing risk in a large organization, including specific types of risk (e.g., physical security, financial risk, or risks facing large financial institutions).
Strategic Planning	Experience defining and driving strategic direction and growth and managing the operations of a business or large organization.

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ELECTION OF DIRECTORS

Directors:

Nicholas K. Akins

B. Evan Bayh, III

Jorge L. Benitez

Katherine B. Blackburn

Emerson L. Brumback

Jerry W. Burris

Greg D. Carmichael

C. Bryan Daniels*

Thomas H. Harvey*

Gary R. Heminger

Jewell D. Hoover

Eileen A. Mallesch

Michael B. McCallister

Marsha C. Williams

= experience

*        As previously discussed, Mr. Daniel’s and Mr. Harvey’s nomination for election to the Board of Directors is contingent upon the closing of their Merger prior to the Annual Meeting.

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ELECTION OF DIRECTORS

Gender, Diversity, Tenure, and Independence

Vote Required

Under Ohio law, our Articles of Incorporation, and our Code of Regulations, as long as cumulative voting is not in effect, in an uncontested election of directors (i.e., an election where the number of candidates nominated for election to the Board of Directors equals the number of directors to be elected), each person receiving a greater number of votes “for” his or her election than votes “against” his or her election will be elected as a director. If the Merger is completed prior to the Annual Meeting, in the event of a contested election or if cumulative voting is in effect, the fourteen nominees receiving the greatest number of votes “for” their election shall be elected. If the Merger is not completed prior to the Annual Meeting, in the event of a contested election or if cumulative voting is in effect, votes cast in favor of Mr. Daniels and Mr. Harvey will not be counted and the twelve nominees receiving the greatest number of votes “for” their election shall be elected.

We have also adopted provisions of our Corporate Governance Guidelines stating that, as long as cumulative voting is not in effect, in an uncontested election of directors, any nominee for director who receives a greater number of votes “against” his or her election than votes “for” his or her election will promptly tender his or her resignation to the Chair of the Board following certification of the shareholder vote. The Nominating and Corporate Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject the tendered resignation no later

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ELECTION OF DIRECTORS

than 60 days following the date of the shareholders’ meeting at which the election occurred. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee will consider factors deemed relevant by the Committee members including, without limitation, the director’s length of service, the director’s particular qualifications and contributions to Fifth Third, the reasons underlying the majority “against” vote (if known) and whether these reasons can be cured, and compliance with stock exchange listing standards and the Corporate Governance Guidelines. The Board will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. In considering the Nominating and Corporate Governance Committee’s recommendation, the Board will consider the factors considered by the Nominating and Corporate Governance Committee and such additional information and factors the Board believes to be relevant.

If any nominee(s) shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Nominating and Corporate Governance Committee of the Board of Directors recommends. If the Merger closes prior to the Annual Meeting, proxies in the form solicited hereby which are returned to us and not revoked will be voted in favor of the fourteen (14) nominees specified above unless otherwise instructed by the shareholder. If the Merger does not close prior to the Annual Meeting, votes cast in favor of Mr. Daniels and Mr. Harvey will not be counted and proxies in the form solicited hereby which are returned to us and not revoked will be voted in favor of the twelve (12) nominees specified above unless otherwise instructed by the shareholder. Abstentions and shares not voted by brokers or other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election in accordance with Ohio law and our Articles of Incorporation and Code of Regulations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH

OF THE CANDIDATES FOR DIRECTOR NAMED ABOVE.

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BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS AND FUNCTIONS

Our Board of Directors met seventeen (17) times during 2018, including six (6) special meetings. Our Board of Directors also regularly holds executive sessions of those members of the Board of Directors who meet the then current standards of independence. In 2018, these sessions were led by the Lead Independent Director.

No current member of our Board of Directors attended less than 75% of the aggregate meetings of the Board of Directors and all committees on which such director served during 2018.

Neither the Board nor the Nominating and Corporate Governance Committee has implemented a formal policy regarding director attendance at the Annual Meeting; however, the Board typically holds a Board meeting directly following the Annual Meeting. In 2018, all directors attended the Annual Meeting.

During 2018, there were five (5) committees of the Board of Directors: Audit, Human Capital and Compensation, Finance, Nominating and Corporate Governance, and Risk and Compliance.

Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and serves in a dual capacity as the Audit Committee of Fifth Third Bancorp and Fifth Third Bank. Twelve (12) meetings of the Audit Committee were held during 2018. The Audit Committee’s functions include the engagement of the independent external audit firm, reviewing with that firm the plans and results of the audit engagement of the Company, approving the annual audit plan and reviewing the results of the procedures for internal auditing, reviewing the independence of the independent external audit firm, reviewing our financial results and periodic SEC filings, reviewing the design and effectiveness of our internal controls and similar functions, and approving all auditing and non-auditing services performed by our independent external audit firm. Another function of the Audit Committee is to carry out the statutory requirements of a bank audit committee as prescribed under applicable law. The Audit Committee also oversees the administration of Fifth Third’s Code of Business Conduct and Ethics and considers any material waivers thereto. The Audit Committee members for 2018 were Emerson L. Brumback (Chair), Jerry W. Burris, and Jewell D. Hoover. Jorge L. Benitez and Eileen A. Mallesch joined the Audit Committee as members in September 2018. Katherine B. Blackburn was a member of the Audit Committee from January through September 2018. As Lead Independent Director, Ms. Williams serves as an ex-officio member of the Audit Committee. All members of the Audit Committee met the independence standards of Rule 5605(a)(2) and the audit committee qualifications of Rule 4350(d)(2) of the National Association of Securities Dealers listing standards. The Board of Directors determined that Emerson L. Brumback is an audit committee financial expert for Fifth Third Bancorp and is independent as described in the preceding sentence. The Board of Directors has adopted a written charter for the Audit Committee, which may be found in the Corporate Governance section of our website at www.53.com. The formal report of the Audit Committee with respect to the year 2018 is on page 74-75 herein.

Our Finance Committee serves in a dual capacity as the Finance Committee of Fifth Third Bancorp and Fifth Third Bank. The Finance Committee met four (4) times in 2018, including two (2) special meetings. The Finance Committee exercises, during the intervals between the meetings of the Board of Directors, all the powers of the Board of Directors of Fifth Third Bancorp and Fifth Third Bank in the management of the business, properties, and affairs of both entities that may be permissibly exercised by a committee thereof. The Finance Committee consisted of Gary R. Heminger (Chair), Nicholas K. Akins, Emerson L. Brumback,

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BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS AND FUNCTIONS

Jewell D. Hoover, Michael B. McCallister, and Marsha C. Williams. The Board of Directors has adopted a Finance Committee charter which may be found in the Corporate Governance section of our website at www.53.com.

Our Human Capital and Compensation Committee is comprised entirely of independent directors. The Human Capital and Compensation Committee met nine (9) times during 2018, including four (4) special meetings. Executive compensation and equity plan allocations are determined by this Committee of the Board of Directors. In 2018, the Human Capital and Compensation Committee consisted of Michael B. McCallister (Chair), Nicholas K. Akins, Gary R. Heminger, and Eileen A. Mallesch. As Lead Independent Director, Ms. Williams serves as an ex-officio member of the Human Capital and Compensation Committee. The Board of Directors has adopted a Human Capital and Compensation Committee charter which may be found in the Corporate Governance section of our website at www.53.com. The formal report of the Human Capital and Compensation Committee with respect to 2018 compensation is on page 58 herein.

Our Nominating and Corporate Governance Committee is comprised entirely of independent directors. The Nominating and Corporate Governance Committee met five (5) times during 2018, including two (2) special meetings. The Nominating and Corporate Governance Committee develops and recommends to the Board corporate governance policies and guidelines, identifies director and committee member candidates, and nominates directors for election to the Board and appointment to committee membership. In 2018, the Nominating and Corporate Governance Committee consisted of Nicholas K. Akins (Chair), B. Evan Bayh, III, Jorge L. Benitez, Katherine B. Blackburn, Gary R. Heminger, and Marsha C. Williams. The Board of Directors has adopted a Nominating and Corporate Governance Committee charter which may be found in the Corporate Governance section of our website at www.53.com.

Our Risk and Compliance Committee serves in a dual capacity as the Risk and Compliance Committee of the Bancorp and the Bank. The Risk and Compliance Committee met ten (10) times in 2018, including two (2) special meetings. The Risk and Compliance Committee is responsible for the risk management policies of Fifth Third’s global operation and oversight of its global risk management framework, including processes for identifying, assessing, managing, monitoring, and reporting risks of all types, including the categories of credit risk, market risk, liquidity risk, operational risk (including cybersecurity risk), regulatory compliance risk, legal risk, reputation risk, and strategic risk. The Risk and Compliance Committee consisted of five independent directors: Jewell D. Hoover (Chair), B. Evan Bayh, III, Jorge L. Benitez, and Jerry W. Burris. Katherine B. Blackburn became a member of the Risk and Compliance Committee in September 2018. Eileen A. Mallesch served on the Risk and Compliance Committee from January through September 2018. As Lead Independent Director, Ms. Williams serves as an ex-officio member of the Risk and Compliance Committee. The Board of Directors has adopted a Risk and Compliance Committee charter which may be found in the Corporate Governance section of our website at www.53.com.

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CORPORATE GOVERNANCE

Board Independence, Board Accountability, and Board Effectiveness

Fifth Third’s Board of Directors is committed to strong and effective governance and oversight. Annually, the Board reviews and, as necessary, enhances, its practices in relation to Board Independence, Board Accountability, and Board Effectiveness. Below are some highlights of our Board governance program.

Board Independence

•  Strong Lead Independent Director: The Board of Directors has a Lead Independent Director who provides strong leadership for non-management directors through expressly defined responsibilities in Fifth Third’s Corporate Governance Guidelines.

•  Substantial Majority of Independent Directors: The Board of Directors is comprised of a substantial majority of independent directors.

•  Independent Director-Led Committees: All committees of the Board of Directors are comprised of independent directors.

•  Executive Sessions: Independent directors meet in executive session at regularly scheduled board meetings.

Board Accountability

•  Ethics Training and Certification: Directors receive annual ethics training and directors must review and acknowledge the Code of Business Conduct and Ethics.

•  Attendance: The Board of Directors and its committees had a 96% aggregate attendance rate in 2018.

•  Annual Elections Subject to Majority Vote: Fifth Third utilizes majority voting requirements for uncontested director elections and all directors must be elected annually with no staggered or multi-year terms.

•  Annually Reviewed Director Pay Program: The Director Pay Program is reviewed and approved annually by Human Capital and Compensation Committee.

Board Effectiveness

•  Robust Self-Assessments, Including Lead Independent Director Interviews: The Board of Directors and the Nominating and Corporate Governance Committee annually review directors’ skills and expertise to ensure the Board represents a diverse skill set oriented to the historical and emerging needs of the business.

•  Strong Director Education Program: Fifth Third has instituted a robust director education program, with additional education sessions at regularly scheduled meetings.

•  Broad Director Onboarding Program: An enhanced Director Onboarding Program was adopted in 2018 and includes one-on-one sessions with key executives and functional area representatives, office tours, and training on company policies and industry trends.

•  Overboarding Restrictions: Directors are subject to over-boarding restrictions.

•  Strong Corporate Governance Guidelines: The Corporate Governance Guidelines are reviewed annually.

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CORPORATE GOVERNANCE

Board Governance. The Board of Directors has adopted the Fifth Third Bancorp Corporate Governance Guidelines and the Fifth Third Bancorp Code of Business Conduct and Ethics which applies to our directors; Chief Executive Officer, Chief Financial Officer, and Controller; and our other employees. The Corporate Governance Guidelines delineate the responsibilities of our directors, Board, and Board Committees as well as standards for Board composition, service, and meetings and are reviewed annually to ensure standards remain consistent with evolving business needs and best practice. The Corporate Governance Guidelines and the Code of Business Conduct and Ethics may be found in the Corporate Governance section of our website at www.53.com.

Board Performance Evaluations. The Board of Directors and the Nominating and Corporate Governance Committee annually review directors’ skills and expertise to ensure the Board represents a diverse skill set oriented to the historical and emerging needs of the business. Each director annually completes an anonymous evaluation of the Board and its committees, and, beginning in 2019, is interviewed by the Lead Independent Director. The Lead Independent Director and the Nominating and Corporate Governance Committee Chair review the results of these reviews with each Committee Chair and the full Board, after which the Chairs suggest action items to management.

Board Leadership. The Board believes that our shareholders are best served by a Board that has the flexibility to establish a leadership structure that fits our needs at any particular point in time. Accordingly, under our Code of Regulations and Corporate Governance Guidelines, the Board of Directors has the authority to combine or separate the positions of Chair and Chief Executive Officer as well as determine whether, if the positions are separated, the Chair is an affiliated director or an independent director.

The Board’s Chair is currently Fifth Third’s Chief Executive Officer, Mr. Carmichael, and Ms. Williams is the Lead Independent Director. The Board believes that this leadership structure is appropriate at this time given the contributions Mr. Carmichael has given to date in his role as CEO and his ability to provide strategic and operational leadership. The Board determined that leadership by our CEO coupled with our strong Lead Independent Director, experienced Committee Chairs, and our other well-qualified directors, all of whom are independent, will allow Fifth Third to grow and meet the challenges facing it and the industry.

Under our Code of Regulations and Corporate Governance Guidelines, our Lead Independent Director will:

•	Preside at meetings of the Board of Directors in the absence of the Chair and preside at any committee meetings in the absence of the Chair;
•	Serve as Vice Chair of the Board of Directors;
•	Provide input to the Chair on the schedule of Board and Board Committee meetings to ensure there is sufficient time for discussion of all agenda items;
•	Provide input to the Chair on agendas for Board meetings, while seeking agenda input from independent directors, and have authority to add items to the agenda for any Board meeting;
•

Provide input to the Chair on the quality, quantity, and timeliness of information submitted by management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;

•	Function as a mentor to the CEO on Board issues and other matters affecting the Company;
•	Suggest calling full Board meetings to the Chair when appropriate and have the authority to call meetings of the independent directors when appropriate;

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CORPORATE GOVERNANCE

•

Organize, develop the agenda for, and lead executive sessions of the Board’s independent directors; act as the principal liaison between the independent directors and the Chair on issues arising in executive session and the outcomes, subject to any limitations specified by the independent directors;

•	Recommend to the Board the retention of consultants who directly report to the Board;
•	Make recommendations regarding Board candidates to the Nominating and Corporate Governance Committee and the Board;
•	Assist the Board and Company officers in compliance with and implementation of the Company’s Corporate Governance Guidelines;
•	Consult with the Chair on recommended revisions to the Corporate Governance Guidelines to the Nominating and Corporate Governance Committee;
•	Ensure availability for consultation and direct communication if requested by major shareholders;
•	Facilitate discussion among independent directors on key issues and concerns outside of Board meetings; act as a liaison to the CEO on the views, concerns, and issues of the independent directors;
•	Evaluate, along with the Human Capital and Compensation Committee, the CEO’s performance; meet with the CEO to discuss the Board’s evaluation;
•	Consult with the Chair on the membership and leadership of Board committees;
•	Serve as an ex-officio member of the committees on which the Lead Independent Director is not a member;
•	Act as a liaison between the Chair and the board’s independent directors on matters relating to board performance evaluations;
•	Act as a liaison between the Chair and the board’s independent directors on issues relating to board culture;
•	Communicate, as appropriate, with regulators; and
•	Provide leadership in times of emergency and crisis.

Risk Management Oversight. The role of the Board of Directors is to provide oversight to ensure an effective enterprise risk management program is in place, including an appropriate enterprise risk management framework and related governance structure. The Board sets our overall risk appetite, including the establishment and monitoring of risk tolerances. The formulation of risk appetite considers our operating capacity, which is represented by its available financial resources, defined as Tier 1 Capital less our largest capital buffer (Common Equity Tier 1 Capital Policy Target less the Basel III Buffered Common Equity Tier 1 Minimum), that sets an absolute limit on risk assumption in our annual financial and strategic plans. Our risk appetite is limited by policy to a maximum of 95 percent of operating capacity. Tolerances are the maximum amount of risk applicable to each of the eight specific risk categories included in the enterprise risk management framework. Through their oversight role, directors ensure that the risk management processes designed and implemented under this framework and governance structure are aligned to the Board’s corporate strategy and are functioning as directed. The Board also considers the optimal organizational structure at both the Board and management levels. This may include delegating responsibility through Board committees, management committees, the Chief Executive Officer, and the Chief Risk Officer.

Risk management oversight and governance is provided primarily by the Risk and Compliance Committee of the Board of Directors and through the Enterprise Risk Management Committee.

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CORPORATE GOVERNANCE

The Risk and Compliance Committee currently consists of five outside directors and has responsibility for the oversight of our risk management, as well as ensuring that risks are properly controlled, quantified, and within our risk appetite. The Chief Risk Officer has a direct reporting relationship to the Chief Executive Officer and the Risk and Compliance Committee and has regular executive sessions with the Risk and Compliance Committee without other members of management present. In addition, the Director of Credit Risk Review reports directly to the Risk and Compliance Committee.

The Risk and Compliance Committee is primarily responsible for the risk management policies of our global operation and oversight of its global risk management framework. This includes oversight of:

•	Management’s compliance with all regulatory obligations under federal and state banking laws, rules, and regulations;
•	Development and implementation of the Risk Management Framework, inclusive of risk appetite;
•	Fiduciary activities and policies of the Company and subsidiaries;
•

Risk processes to ensure they are supported by a risk governance structure, including oversight by the Board of Directors and risk committees, policies, risk limits, and by a culture that supports risk management objectives and appropriate accountability by all lines of defense, and;

•	The Company’s supervisory issues and enforcement actions and remediation efforts.

The Enterprise Risk Management Committee is the executive-level committee, chaired by the Chief Risk Officer. Membership includes the Chief Executive Officer and senior level management, including risk experts and management from each line of business. The Enterprise Risk Management Committee is responsible for reviewing and approving the risk Management Framework and policies, overseeing the management of all risk types to ensure that risks remain within our risk appetite, and fostering a culture that supports risk management objectives. In order to fulfill these responsibilities, the Enterprise Risk Management Committee reviews information on risk levels and trends, capital adequacy, top and emerging risks during each regularly scheduled meeting.

The Risk and Compliance Committee charter outlines more specific responsibilities under all categories of risk.

Communication with the Board. Shareholders may communicate directly to the Board of Directors in writing by sending a letter to the Board at: Fifth Third Bancorp Board of Directors, c/o Fifth Third Legal Department, Office of the Corporate Secretary, 38 Fountain Square Plaza, MD 10909F, Cincinnati, Ohio 45263. All communications directed to the Board of Directors will be received and processed by the Fifth Third Legal Department and will be transmitted to the Nominating and Corporate Governance Committee.

The Audit Committee has also established Fifth Third’s Ethics Line, a toll-free hotline and web portal through which confidential complaints may be made regarding: illegal or fraudulent activity; questionable accounting, internal controls or auditing matters; conflicts of interest, dishonest or unethical conduct, including incentive gaming; disclosures in the Company’s SEC reports, bank regulatory filings, and other public disclosures that are not full, fair, accurate, timely, and understandable; violations of our Code of Business Conduct and Ethics; and/or any other violations of laws, rules, or regulations. The contact information for the Ethics Line is available in the Code of Business Conduct and Ethics, which is available at our website. Complaints submitted through this process are presented to the Audit Committee on a regular, periodic basis.

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CORPORATE GOVERNANCE

Shareholder Communication with Investor Relations Department. Shareholders who wish to speak to a Fifth Third representative regarding their investment in Fifth Third may communicate directly with our Investor Relations Department by calling 866-670-0468. In addition, shareholders may communicate in writing directly with the Investor Relations Department by sending a letter to 38 Fountain Square Plaza, MD 1090QC, Cincinnati, Ohio 45263 or by emailing ir@53.com. Shareholders can also view information and request documents from the Investor Relations page of Fifth Third’s website at www.ir.53.com.

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BOARD OF DIRECTORS COMPENSATION

Each non-employee director is awarded an annual cash retainer and an award of restricted stock units (“RSUs”) for their service on the Board. The following table illustrates the compensation structure for non-employee directors in 2018. Employee directors receive no additional compensation for their Board service. In addition to the compensation described below, non-employee directors are reimbursed for reasonable out-of-pocket expenses incurred for travel and attendance related to meetings of the Board of Directors or its committees.

Element of Compensation	Position		2018 Amount ($)(1)
Annual retainer (cash)		Lead Director	150,000
		Member	85,000
Annual committee chair retainer (cash)	Audit Committee	Chair	45,000
		Member	10,000
	Risk & Compliance Committee	Chair	45,000
		Member	10,000
	Human Capital & Compensation Committee	Chair	25,000
	Nominating & Corporate Governance Committee	Chair	20,000
	Finance Committee	Chair	55,000
Restricted stock units(2)		Lead Director	150,000
		Member	125,000

(1) Payments are made in arrears on a quarterly basis each January, April, July, and October, with the exception of RSUs which are granted on the date of the annual shareholders meeting.

(2) All RSUs granted to members of the Board of Directors vest on the date the director’s service on the Board ends unless deferral instructions are received prior to the beginning of the year of grant.

The Company’s 2017 Incentive Compensation Plan provides that the Human Capital and Compensation Committee has full authority to provide equity-based or other incentive awards to non-employee directors, and the equity-based awards shown in the table below were granted under that plan. In 2018, the Company had a stock ownership guideline for its directors of stock having a value equal to at least $300,000. Directors have five years from their election date to meet this requirement. To further align the Company with its peers, stock ownership guidelines were revised to require each director to own Fifth Third Stock equal in value to six times their Board Member annual cash retainer, not including fees paid for committee service. As of December 2018, all directors had sufficient holdings to meet or exceed the stock ownership requirement or had not yet served on our Board for five years.

Directors are prohibited from engaging in speculative trading and hedging shares of Company securities. This includes prohibitions against day trading and short-selling of Company securities and transactions in any derivative of Company securities, including buying and writing options. Directors are restricted from buying Company securities on margin or using Company securities as collateral for a loan. Additionally, the Company’s Insider Trading Policy prohibits trading during designated blackout periods and required approval by the Legal Department prior to any trade.

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BOARD OF DIRECTORS COMPENSATION

Pursuant to the Fifth Third Bancorp Unfunded Deferred Compensation Plan for Non-Employee Directors, such directors may annually elect to defer from one-half to all of their cash compensation. The deferred funds receive earnings based on the mutual fund(s) elected by each director. The directors do not receive any above-market or preferential earnings. Under the plan, directors may not defer their future cash compensation into Company stock.

The Human Capital and Compensation Committee reviewed director compensation for 2019 in consultation with its independent compensation consultant in light of best practices, peer institution benchmarking, and other relevant factors. Based upon this review, the Committee determined that director pay is well-aligned with the market and their peers.

The following table summarizes the compensation earned by or awarded to each non-employee director who served on the Board of Directors during 2018. The amounts listed in the “Stock Awards” column represent RSU awards that vest at the completion of a director’s service on the Board. The award relates to the fiscal year in which it was granted. Directors did not receive any option awards, non-equity incentive compensation or earnings from nonqualified deferred compensation in 2018. The 2017 Incentive Compensation Plan establishes an annual limitation of $500,000 on the amount of the value of shares paid to directors in a calendar year.

2018 Director Compensation
Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Nicholas K. Akins	105,000		125,000	—	—	—	—	230,000
B. Evan Bayh, III	95,000		125,000	—	—	—	—	220,000
Jorge L. Benitez	95,000		125,000	—	—	—	—	220,000
Katherine B. Blackburn	95,000		125,000	—	—	—	—	220,000
Emerson L. Brumback	130,000		125,000	—	—	—	—	255,000
Jerry W. Burris	105,000		125,000	—	—	—	—	230,000
Gary R. Heminger	140,000		125,000	—	—	—	—	265,000
Jewell D. Hoover	140,000		125,000	—	—	—	—	265,000
Eileen A. Mallesch	95,000		125,000	—	—	—	—	220,000
Michael B. McCallister	110,000		125,000	—	—	—	—	235,000
Marsha C. Williams	166,667	(3)	150,000	—	—	—	—	316,667

(1) The values shown for stock awards in 2018 in both the Director Compensation Table and the Outstanding Equity Awards Table reflect the grant date fair value of $30.94, which was the closing price of Fifth Third stock on the grant date, April 17, 2018, calculated in accordance with FASB ASC Topic 718.

(2) The full fair value of stock awards granted in 2018 totaled $1,400,000. Outstanding stock appreciation awards and RSUs for current directors totaled 240,127 shares as of December 31, 2018, as shown below.

(3) Fees paid to Ms. Williams in 2018 were prorated for the time served as board chairman and the time served as lead director.

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BOARD OF DIRECTORS COMPENSATION

Outstanding Equity Awards at December 31, 2018
Director	Option Awards (#)	Stock Awards (#)
Nicholas K. Akins	—	25,970
B. Evan Bayh, III	—	24,651
Jorge L. Benitez	—	14,768
Katherine B. Blackburn	—	20,994
Emerson L. Brumback	—	24,651
Jerry W. Burris	—	11,264
Gary R. Heminger	—	24,651
Jewell D. Hoover	500	24,651
Eileen A. Mallesch	—	11,264
Michael B. McCallister	—	25,970
Marsha C. Williams	—	30,793

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COMPENSATION DISCUSSION AND ANALYSIS

The Company’s Compensation Discussion and Analysis provides information concerning the compensation for its executive officers. This information is set forth in the following sections:

Summary of Executive Compensation Program
Highlights of 2018 Company Performance
Compensation Methodology and Structure
•	Compensation Philosophy
•	Features of our Executive Compensation Program
•	Compensation Risk Management
•	The Committee’s Role
•	Role of Executive Officers in Compensation Decisions
•	Role of the Third-party Compensation Consultant
•	Benchmarking Methodology
•	Tally Sheet
•	Non-Binding Say-on-Pay Proposal
•	Compensation Structure
•	Pay Mix and Pay for Performance
2018 Executive Compensation Plan Design and Award Decisions
•	Base Salary
•	2018 Variable Compensation Plan Design
•	Variable Compensation Plan Performance Goals
•	Determination of Variable Compensation Plan Awards
•	2018 Long-term, Equity-based Incentive Compensation Plan Design
•	Payout of 2016 Performance Share Awards
•	Other Long-term, Equity-based Plan Provisions
•	Determination of Long-term, Equity-based Incentive Awards
•	Qualitative Performance Assessments
•	The Committee’s Considerations
Tax and Accounting Impacts of Compensation Programs
2019 Executive Compensation Plan Design Changes
•	2019 Variable Compensation Plan Changes
•	2019 Long-term, Equity-based Incentive Plan Changes
Executive Benefits and Perquisites
•	Summary of Eligibility for Benefits and Perquisites
•	Retirement Benefits
•	Health and Welfare Benefits
•	Deferred Compensation
•	Severance and Change in Control Benefits
Executive Ownership and Capital Accumulation
•	Stock Ownership Guidelines
•	Beneficial Ownership
•	Prohibition on Hedging
•	Clawbacks and Recoupments

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COMPENSATION DISCUSSION AND ANALYSIS

In the various sections of this Compensation Discussion and Analysis we will describe our compensation methodology and structure and how pay decisions were made in 2018. We will focus on the compensation of individuals who served in the following roles during fiscal year 2018, who are referred to as our “Named Executive Officers” or “NEOs”:

Greg D. Carmichael	Chairman, President, and Chief Executive Officer
Tayfun Tuzun	Executive Vice President and Chief Financial Officer
Lars C. Anderson	Executive Vice President and Chief Operating Officer
Teresa J. Tanner	Executive Vice President and Chief Administrative Officer
Timothy N. Spence	Executive Vice President and Head of Consumer Bank, Payments and Strategy
Frank R. Forrest	Executive Vice President and Chief Risk Officer

A one-time compensation event during 2018 increased Ms. Tanner’s compensation to a level that requires her inclusion in the Compensation Discussion and Analysis and the following tables for 2018 and would permit us to exclude Mr. Forrest from these disclosures. However, because we do not expect that we will be required to include Ms. Tanner in future years, and expect to include Mr. Forrest, we have elected to include Mr. Forrest for consistency in the five NEOs who are expected to be disclosed year-over-year.

Summary of Executive Compensation Programs

At Fifth Third, we endeavor to attract and retain the best people and motivate them to fulfill the Company’s vision of becoming the “One Bank that people most value and trust”. We intend to accomplish this by aligning ourselves with our shareholders’ long-term interests, by establishing compensation programs that reward our employees for delivering products and services our customers highly value and by avoiding excessive risk. Our compensation philosophy guides us in this endeavor.

Our compensation is delivered through three primary elements:

Base Salary	+	Annual Cash Incentive (Variable Compensation Plan)	+	Long-Term Incentives (Equity-based Compensation)

The Company typically pays base salary and annual incentive compensation awards, through our Variable Compensation Plan, in cash. All long-term, equity-based incentive compensation awards are paid in shares of the Company’s common stock. These three elements combined define our “Total Direct Compensation”, which is referred to in the discussion that follows.

When making pay decisions, the Human Capital and Compensation Committee (the “Committee”) considers the aggregate and mix of an executive officer’s Total Direct Compensation and reviews Company performance results, individual performance, and risk assessment information to ensure that pay decisions align with performance and ultimately shareholders’ interests.

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COMPENSATION DISCUSSION AND ANALYSIS

Our executive compensation program includes several features that help to address potential concerns about risk:

Downward discretion based on risk, performance, and regulatory factors.
Caps on the maximum payment under our Variable Compensation Plan and our Performance Share Plan.
Balanced mix of short-term and long-term compensation.
Forfeiture provisions related to material risk events.
Stock ownership and retention guidelines.
Ability to clawback compensation received as a result of misconduct.

Highlights of 2018 Company Performance

Project NorthStar. In 2018, we completed the vast majority of the initiatives outlined under Project NorthStar. We benefited from improved balance sheet resiliency, as our criticized commercial loans and our overall nonperforming assets declined to the lowest levels in nearly 20 years. We also generated profitable relationship growth in our commercial and consumer businesses. We achieved record commercial loan production during the year, with strength in both corporate and middle market banking; a reflection on the impact of our investments in our sales force and the increased efficiency in our mid-office and back-office functions through the Commercial Credit Experience Initiative (“CCEI”). We generated peer-leading deposit growth in our consumer business and, by the end of 2018, our total loan-to-core deposit ratio declined to the lowest level in more than fifteen years. We ended 2018 with the best underlying return metrics in over a decade. Also, we returned substantially all of our earnings to shareholders through repurchases and dividends and we raised our common dividend nearly 40% throughout the year.

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COMPENSATION DISCUSSION AND ANALYSIS

Following are highlights of 2018 Company performance results:

$2.2 billion net income - Higher net interest income. - Strong fee income. - Disciplined expense management. - Lower provision.	Improved credit metrics - Lower non-performing assets, non-performing loans, and criticized assets. - Overall net charge-offs remained stable.	Strengthened balance sheet - Continued to reduce exposure to lower-yielding non- relationship businesses. - Maintained balanced interest rate risk profile.

Strong capital & liquidity - Common equity tier 1 of 10.2%. - Modified liquidity coverage ratio of 128%.	Returned 92% of earnings Available to common shareholders in the form of dividends and repurchases.	~$600 million + pre-tax gain Generated from sales and step-up gains related to Worldpay stake.

Ongoing improvement in all NorthStar financial targets: - Return on tangible common equity (ROTCE). - Return on assets (ROA). - Efficiency ratio.

Compensation Methodology and Structure

Compensation Philosophy. Our compensation methodology and structure centers on our compensation philosophy, which comprises the following guiding principles:

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COMPENSATION DISCUSSION AND ANALYSIS

In order to drive our business strategy and human capital plan, compensation must be competitive to attract and retain essential talent, reward high performance, and be internally equitable. The Company is committed to making compensation decisions that are fiscally responsible, such that we carefully consider the expected return on investment for those decisions. Our expected total compensation opportunities generally reflect the median pay levels of our compensation peer group, with variations based on specific talent needs, experience, and other internal factors. We believe that actual total compensation should vary with the performance of the organization so that outstanding performance results in above market compensation. Executive pay includes a heavy focus on long-term incentives. This facilitates collaboration among business units, ownership in the Company, and a focus on shareholder goals.

The Human Capital team also conducts an annual review of pay equity for both gender and race for similarly situated roles as part of its annual compensation planning and makes efforts to appropriately address any issues identified through that process. Please refer to our Corporate Social Responsibility Report for further information regarding diversity and inclusion initiatives.

Features of our Executive Compensation Program. Our executive compensation program incorporates features such as:

Pay for performance.
Risk-balancing features.
Double-trigger change-in-control provisions.
No excise tax gross-ups to executive officers.
Stock ownership guidelines and stock retention policies.
Prohibition on speculative trading and hedging strategies by executive officers.
Utilize an independent compensation consultant hired and overseen by the Committee.
Minimal perquisites.
Grant long-term incentives on pre-determined dates.
Committee reviews of financial and non-financial performance.
Clawback features in all executive officer variable pay.

Compensation Risk Management. We believe it is critical to bring a multi-faceted strategy toward mitigating risk in our compensation programs and incentive plans. We incorporate formulaic and discretionary risk-balancing mechanisms, which include specific metrics for modifying payouts to discourage taking unnecessary or imprudent risks.

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COMPENSATION DISCUSSION AND ANALYSIS

To execute the risk mitigation strategies, we conduct yearly review processes, which are documented and incorporate input from business segments including Finance, Legal, Human Capital, Risk Management, and the Company’s business leaders. These processes include:

Processes	Purpose
Market Reviews	Human Capital uses peer benchmark data to ensure that pay programs are competitive.
Incentive Plan Reviews	Senior business leaders ensure that incentive plans support the business strategy.
Risk Reviews

Senior risk and credit leaders serving on the Compensation Risk Oversight Committee (a management committee that reports to the Committee) determine whether incentive plans support the Company’s risk culture of not promoting unnecessary risk and the incentive compensation risk framework.

Financial Reviews	Senior finance executives confirm that the incentive plans are fiscally sound and contribute to shareholder value.
Board Reviews

Independent directors, serving on the Human Capital and Compensation Committee and Risk and Compliance Committee, assess the strategic, risk, and fiscal soundness of compensation plans and ensure that they are aligned with the Company’s compensation philosophy.

We believe it is critical that our people clearly understand how they are rewarded to ensure that pay facilitates the appropriate strategic and risk awareness behaviors. Because of this, we provide ongoing compensation communication and education to our employees, in addition to employee communications, and online training.

In December 2018, the Committee met jointly with the Risk and Compliance Committee to review our executive and other incentive programs. Based in part on the provisions and actions above, the Committee concluded that the design and/or metrics of such programs do not encourage taking unnecessary or inappropriate risk.

The Committee’s Role. The Committee is composed of independent directors and is responsible for establishing, implementing, and monitoring the administration of compensation and benefits programs in accordance with the Company’s compensation philosophy and strategy, along with approving executive compensation and equity plan awards. The Committee focuses on the attraction and retention of key executives. When making decisions, the Committee considers the Company’s compensation philosophy, the achievement of business goals set by the Company, relevant peer data, recommendations made by the chief executive officer, and the advice of a respected, independent, external executive compensation consulting firm with financial services industry expertise hired by the Committee. This compensation consulting firm was Compensation Advisory Partners (“CAP”) until the end of February 2018. As a result of a periodic vendor review process, the Committee began using the services of Frederic W. Cook and Co., Inc. (“FW Cook”) at the beginning of March 2018.

The Committee seeks to establish “Total Rewards” for the Company’s executive officers that are fair, reasonable, risk-balanced, and competitive. The Total Rewards program includes Total Direct Compensation, benefits and certain perquisites. Generally, the types of compensation and benefits paid to Named Executive Officers are similar to those provided to other officers of the Company.

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The Committee followed several key processes during 2018 to ensure that it effectively carried out its responsibilities:

Engaged CAP and FW Cook to provide the Committee with relevant market data analysis and to advise the Committee on alternatives when making compensation decisions for the Named Executive Officers and on the recommendations by the Company’s management for executive officers other than the Named Executive Officers. In addition to the support provided by CAP and FW Cook, the Committee reviewed the supporting information, data, and analysis provided by employees of the Company’s Human Capital division who have significant compensation experience.

Provided oversight of incentive practices and balanced risk-taking across the Company with the Compensation Risk Oversight Committee.
Conducted an annual review of the Company’s compensation philosophy to ensure that it remains appropriate given the Company’s strategic objectives.

Evaluated the execution of the Company’s pay-for-performance philosophy to ensure that the actual award decisions resulted in relative pay that aligns with Company performance and also aligns with pay in the Compensation Peer Group (as defined below).

Reviewed all compensation components for the Company’s chief executive officer, chief financial officer, and other Named Executive Officers, including a tally sheet and pay-for-performance sensitivity analysis for each executive.

Completed reviews of industry compensation and corporate governance trends to identify potential changes in programs and to ensure alignment with industry governance best practices.

Role of Executive Officers in Compensation Decisions. The chief executive officer annually reviews the performance of each of the other Named Executive Officers, which includes a risk performance assessment completed by the Company’s chief risk officer. Based on this review, the chief executive officer makes compensation recommendations to the Committee, including recommendations for salary adjustments, Variable Compensation Plan awards, and long-term, equity-based incentive awards. In addition, the chief executive officer and certain other members of management annually assess performance for other executive officers and make compensation recommendations to the Committee. Although the Committee considers these recommendations along with data provided by its consultant, FW Cook, it retains full discretion to set all compensation for the Company’s executive officers. The Committee works directly with its consultant to determine compensation for the chief executive officer. The chief executive officer has no input into his own compensation determinations.

Additionally, the chief risk officer reviews and evaluates with the Committee all executive officer and employee incentive compensation plans. The purpose of the review is to confirm that the Company’s incentive compensation plans do not incent or pose unnecessary or excessive risks to the Company.

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COMPENSATION DISCUSSION AND ANALYSIS

Role of the Third-Party Compensation Consultant. The Committee uses the services of its external executive compensation consultant to provide guidance and advice to the Committee on all matters covered by its charter. This consultant was directly selected and engaged by the Committee to provide a broad set of services pertaining to the compensation of the Company’s executives and Board of Directors. In 2018, the Committee’s compensation consultant performed the key actions listed below:

Advising the Committee on competitive practices, market trends, and peer group composition.
Providing recommendations to the Committee on the compensation of the chief executive officer.
Providing advisory recommendations to the Committee and members of management regarding the compensation of the other executive officers.

Reviewing competitive pay practices in the Compensation Peer Group for their boards of directors and recommending to the Committee changes required to pay the Company’s Board of Directors in a competitive fashion.

Providing an annual review of performance and pay levels for the Company and its Compensation Peer Group.
Undertaking special projects at the request of the Committee, including during 2018, performing an in-depth review of executive compensation plan design and policies.

The Company does not engage the Committee’s compensation consultant for additional services outside of executive compensation consulting to the Board. The Committee conducted an assessment of potential conflicts of interest and independence issues for FW Cook and no conflicts of interest or independence issues relating to FW Cook’s services were identified by the Committee. This was also true of CAP.

Benchmarking Methodology. In making compensation decisions, the Committee compares Company performance and each element of each executive officer’s Total Direct Compensation with the Compensation Peer Group. The Committee refers to this Compensation Peer Group for both compensation and performance-related benchmarks. Financial performance data is prepared either by the Committee’s independent compensation consultant or by the Company, using data from public filings. Compensation data is generally prepared by the Committee’s compensation consultants, using third-party survey data as provided by management and publicly available data from proxy statements. The Committee’s compensation consultant reviews all financial and compensation data that is prepared by the Company and provided to the Committee.

The Compensation Peer Group consists of companies with which the Committee believes the Company competes for talent and for shareholder investment, and which are generally similar in asset size and business mix. The following 11 companies were identified by the Committee as the 2018 Compensation Peer Group:

BB&T Corporation	The PNC Financial Services Group, Inc.
Citizen’s Financial Group	Regions Financial Corporation
Comerica Incorporated	SunTrust Banks, Inc.
Huntington Bancshares Incorporated	U.S. Bancorp
KeyCorp	Zions Bancorporation
M&T Bank Corporation

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The Committee annually reviews the Compensation Peer Group and considers changes to the Compensation Peer Group deemed necessary to ensure that the business structure and size of the organizations continue to be appropriate. Based on the Committee’s evaluation of the Compensation Peer Group, no changes were made for 2018. The Company’s assets were at approximately the 55th percentile of its 2018 Compensation Peer Group as of September 2018.

Tally Sheet. The Company annually prepares a tally sheet of all compensation and potential payouts for the Committee’s use when considering compensation matters. The Committee reviews all components of compensation for the Company’s chief executive officer, chief financial officer, and the other NEOs, including:

Base salary.
Annual cash incentive targets.
Long-term, equity-based incentive targets.
Accumulated, realized, and unrealized equity award gains.
The dollar value to the executive and cost to the Company of all perquisites and other personal benefits.
The earnings and accumulated payout obligations under the Company’s nonqualified deferred compensation plan.
Several potential termination scenarios, including change-in-control, where applicable.

The Committee reviewed the above compensation components and the associated dollar amounts for 2017 compensation in June 2018. At that time, the Committee also reviewed a sensitivity analysis of the relationship between each NEO’s 2017 Total Direct Compensation and the Company’s performance, including both stock price performance and Company performance results. The Committee will perform the annual tally sheet review specific to 2018 compensation components in 2019.

Non-Binding Advisory Say-on-Pay Proposal. The Committee annually reviews the results of the non-binding advisory say-on-pay proposal and considers them when approving plan design changes as well as pay decisions.

The say-on-pay vote resulted in 95% approval from shareholders in 2018, an increase from 94% in 2017 and 92% in 2016. The Committee believes that the consistent increase of approval of compensation in the shareholder vote demonstrates a strong alignment with shareholders’ interests. Additionally, these results indicate strong support among shareholders for our pay-for-performance approach. Future votes cast will be closely monitored to ensure that there is continued support for our pay programs and pay decisions among our shareholders.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Structure. The compensation structure (including each element of pay described below and the respective amounts for each element) for executive officers is reviewed annually by management and the Committee. When determining the compensation structure, the following items are considered:

The most recent and prior years’ comparative proxy statement and survey data for similar positions among the Compensation Peer Group.

The 25th percentile, median (50th percentile), and 75th percentile peer data for each element of compensation (base salary, target variable compensation, and target long-term, equity-based incentive compensation, as well as the resulting Total Direct Compensation).

The ability to provide median (50th percentile) Total Direct Compensation (i.e., base salary plus variable compensation and long-term, equity-based awards) for 50th percentile performance relative to the Compensation Peer Group.

The ability to provide upper quartile Total Direct Compensation for upper quartile (i.e., 75th percentile or better relative to the Compensation Peer Group) performance and lower quartile Total Direct Compensation for lower quartile (i.e., 25th percentile or lower relative to the Compensation Peer Group) performance.

Pay Mix and Pay for Performance. Our Named Executive Officers have approximately 50 percent or more of their target total compensation delivered in the form of equity-based compensation.

2018 Total Compensation Pay Mix1

(1)    The percentages reflect the Named Executive Officer’s base salary as of December 31, 2018, target annual cash incentive award for 2018 and target long-term, equity-based incentive for 2018.

The Committee considers several factors and objectives relevant to each program when determining compensation. The Committee also contemplates the impact of each award on the Total Direct Compensation package. Total Direct Compensation opportunities are intended to target the median (50th percentile) of the relevant market data, and actual compensation (both amount and mix) for executives varies based on their performance, prior experience, and other pertinent factors. In addition, for purposes of attracting and retaining key executives, the Committee may determine that an additional award, an above-median sign-on package, an incentive guarantee for a new hire, or a Total Direct Compensation package that is above market median, is appropriate.

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COMPENSATION DISCUSSION AND ANALYSIS

As shown in the pay mix charts above, the annual cash incentive award and long-term, equity-based incentives constitute the majority of executive officers’ Total Direct Compensation under our pay-for-performance structure. The actual amounts realized by executive officers under these incentive plans vary based on individual performance and the performance of the Company.

Company performance under these incentive plans is evaluated from a variety of perspectives, including:

2018 Executive Compensation Plan Design and Award Decisions

As stated above, compensation is delivered through three primary elements: base salary, an annual cash incentive through our Variable Compensation Plan, and long-term, equity-based incentives. We review and assess our compensation practices and program on an annual basis, taking into account the Company’s strategic objectives, compensation philosophy, regulatory guidance, risk culture, and external market practices. Each element of the senior executive’s compensation program, along with any changes that were made to the program for 2018, are described in the following paragraphs.

Base Salary. The Committee reviews individual base salaries of the Company’s executive officers annually or at the time of promotion or hire, as applicable. The objectives of the Company’s base salary program are to provide salaries at a level that allows the Company to attract and retain qualified executives and to recognize and reward individual performance. The following items are considered when determining base salary levels:

A competitive market analysis provided by the Company’s external compensation consultant.
The executive officer’s experience, scope of responsibilities, performance, and potential.
Internal equity in relation to other executives with similar levels of experience, scope of responsibilities, performance, and potential.
Other relevant information, which may include governmental or regulatory considerations.

Salary increases, if any, are based on the Company’s overall performance and the executive’s attainment of individual objectives during the preceding year. The annual review and evaluation at the beginning of 2018 showed that base salary increases ranging from zero percent to 6 percent were needed in order to

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COMPENSATION DISCUSSION AND ANALYSIS

maintain pay levels competitive with the market. Mr. Carmichael received a 10 percent base salary increase in 2018, based on the conclusions of the Committee’s annual review and in recognition of the Company’s performance during the year, as well as Mr. Carmichael’s individual performance and positioning relative to peers.

2018 Variable Compensation Plan Design. The Variable Compensation Plan’s objective is to reward executives for strong corporate, business unit, and individual performance. The design of our 2018 Variable Compensation Plan was structured as follows:

It is the view of the Committee that this mix of Bancorp funding metrics provides executives with balanced incentive to increase the level of absolute earnings growth, ensures that shareholder capital is used efficiently to generate competitive returns, and assesses the cost efficiency of the Company’s operations. The funding modifiers are useful as complementary metrics to add focus on best-in-class business processes. The Committee retains discretion to adjust pool funding upward or downward based on other factors, such as individual performance and risk assessment, as well.

Variable Compensation Plan Performance Goals. The financial plan approved by the Board of Directors includes specific target goals for the Company in each of the Bancorp funding metrics as detailed below. When determining the available funding pool for all participants, including NEOs, of the Variable Compensation Plan, the Committee considers actual performance against these goals, in addition to the four funding modifiers.

Bancorp Funding Metrics	Threshold	Target	Maximum
Earnings Per Share	$2.13	$2.38	$2.62
Return on Assets	1.09%	1.21%	1.33%
Efficiency Ratio	66.1%	63.1%	60.1%

Actual awards are approved by the Committee from the pool funded on the basis of Company performance relative to the specific target level goals. This pool of available compensation awards is allocated to each

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participant based on qualitative assessments of individual performance against a set of stated objectives and, additionally for executives, an individual risk assessment. Amounts realizable from prior compensation awards do not influence decisions relative to future awards. To determine the Variable Compensation Plan funding pool, performance against each target Bancorp funding metric is reviewed to determine the performance level that was achieved, with results between threshold and target, and target and maximum, being interpolated. The overall funding amount represents the sum of the weighted average score for each one of the Bancorp funding metrics.

The Committee may use final results on the funding modifiers to increase or decrease the pool funding amount. The Committee may exercise discretion to increase the funding pool amount up to a maximum of 10 basis points; however, downward discretion is not capped and can be made in any amount deemed appropriate.

Funding Modifiers	Threshold Goal	Target Goal	Exceptional Goal

Non-Performing Assets	75th Peer Percentile	Peer Median	25th Peer Percentile

Capital Levels	Meet Regulatory Levels	Meet Internal Target Levels	Exceed Internal Target Levels

Liquidity Coverage Ratio	Meet Regulatory Levels	Meet Internal Target Levels	Exceed Internal Target Levels

Customer Experience	≥ 1 Achieved	3 – 4 Achieved	≥ 5 Achieved

Performance against Variable Compensation Plan Goals. Company performance against the 2018 goals set for the Variable Compensation Plan were very strong. Consistent with our practice in evaluating performance against the Bancorp funding metrics, reported performance results were adjusted to exclude the financial effects of certain events not contemplated in the targets, the (“2018 VCP Adjusted Actual”) amounts, in the plan year. In determining 2018 VCP Adjusted Actual performance for the plan, items related to the Company’s Visa total return swap, 2018 sales of Worldpay, Inc. securities, branch optimization, securities gains and losses, an FDIC surcharge, the adoption of a new accounting methodology for low income housing transactions, MB merger costs, and a foundation donation were excluded.

Unadjusted reported financial results as well as adjusted results for each of the Bancorp funding metrics are shown in the table below:

Bancorp Funding Metrics	2018 Reported Metrics	2018 VCP Adjusted Actual (Including effects of funding pool)

EPS	$3.06	$2.52

ROA	1.54%	1.28%

Efficiency Ratio (FTE)	56.5%	62.9%

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COMPENSATION DISCUSSION AND ANALYSIS

In addition to these key financial performance metrics, we met or exceeded target on the funding modifiers considered by the Committee in assessing annual performance:

Funding Modifier	2018 Actual

Non-performing assets	25th percentile (Rank 3rd best of 12)

Capital levels	10.2% Common Equity Tier 1 (Internal Target: 9.5%)

Liquidity coverage ratio	128% (Internal Target 105%)

Customer experience	At target (4 Achieved)

Determination of Variable Compensation Plan Awards. Based on the 2018 performance results described above, a pool funding level of 146 percent of target was achieved as shown below:

Bancorp Funding Metrics	Threshold	Target	Maximum	2018 VCP Adjusted Actual	Funding %	Funding Weight	Funding Level

Earnings Per Share	$2.13	$2.38	$2.62	$2.52	158%	50%	79%

Return on Assets	1.09%	1.21%	1.33%	1.28%	158%	25%	40%

Efficiency Ratio	66.1%	63.1%	60.1%	62.9%	110%	25%	27%

Total Funding							146%

Considering this performance, the Committee then performed a quantitative and qualitative assessment of other financial factors, including performance on the funding modifiers, and approved a 2 percentage point increase to the funding pool resulting in a total pool of 148 percent of target.

When making the final determination of individual awards using the approved funding pool, the Committee had the benefit of information relating to market median and market 75th percentile compensation levels as well as performance and risk assessment rating information. Considering each individual’s qualitative performance assessment (described for each NEO in the qualitative performance assessments section below) and risk performance assessment, the Committee thought it appropriate to make final individual award decisions ranging from 175 percent to 185 percent of the NEO’s percent of target.

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2018 Long-term, Equity-based Incentive Compensation Plan Design. The long-term, equity-based incentive plan is an important piece of the compensation mix for our Named Executive Officers. The objectives of our plan, the types of equity-based awards employed under the plan, and areas included in individual performance assessments used to determine award amounts for Named Executive Officers are:

Plan Objectives	Equity Type Mix

Align management and shareholders’ interests
Motivate senior executives to optimize long-term shareholder value
Encourage stock ownership among our employees
Enhance the Company’s ability to retain key talent
Ensure the program design is consistent with our compensation philosophy and reflective of external market trends
Strengthen risk-adjusted pay decisions
Areas of Assessment

The Company’s revenue and expense results

Stock Appreciation Right Awards are calculated by taking 15% of the total LTI award amount divided by the SARs Black-Scholes value on the date of grant

Restricted Stock Unit Awards are calculated by taking 40% of the total LTl award amount divided by the Company’s closing stock price on the date of grant

Performance Share Awards are calculated by taking 45% of the total LTI award amount divided by the Company’s closing stock price on the date of grant

Division revenue and expenses vs. budget
Internal and external customer service levels
Performance relative to the Company’s strategic initiatives
Results related to specific individual responsibilities
Results related to specific individual risk assessments

The Committee believes that performance shares are an important piece of the equity-based incentive compensation opportunity because they create a clear connection between results achieved and compensation earned. In addition, the Committee believes that full-value awards in the form of performance shares and restricted stock units complement each other and are important for driving strong retention value and enhanced ownership-creation opportunities, which is why they are a meaningful portion of the long-term, equity-based incentive opportunity. The Committee also believes that a portion of the opportunity should come from a growth-oriented incentive, specifically Stock Appreciation Rights, or “SARs”, which align executives’ interests with those of the Company’s shareholders. The Committee determined in 2017 that the mix of long-term incentives for grants to be made in 2018 was appropriate based on the Company’s long-term incentive plan objectives, strategic objectives, compensation philosophy, regulatory guidance, risk culture, and competitive practice.

Target award levels are established at the beginning of the year for each executive officer considering market median compensation for each position. Award levels are not automatically made at target. Actual award levels are based on Company performance, and the Committee includes qualitative assessments of individual performance of each Named Executive Officer in the areas shown in the graphic display above. Amounts realizable from prior compensation awards do not influence decisions relative to future awards.

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COMPENSATION DISCUSSION AND ANALYSIS

The grant date is the date of the Committee’s approval of the awards, which typically is at a first quarter meeting of the Committee or at the annual shareholder meeting in April. The grant dates for awards made in 2018 are detailed in the “2018 Grants of Plan-Based Awards” table later in this proxy statement. The Company does not adjust the timing of its annual grant based on SEC filings or press releases. Rather, the annual grant date is established and communicated well in advance.

Performance share grants made in 2018 were structured as follows:

Performance share grants are granted at “target”; calculated by taking 45% of the LTI award amount divided by the Company’s closing stock price on the date of grant. Executives have the opportunity to earn between zero and 150 percent of their target award based on the Company’s three year cumulative result on Return on Average Common Equity (“ROACE”) versus our Compensation Peer Group.

RSUs have a three-year graded vesting schedule. These grants do not have voting rights during the vesting period, but are eligible for dividend equivalent payments, which are payable in cash concurrently with dividends.

SARs are granted at the closing price of the Company’s common stock on the date of grant and have a 10-year term. Grants made in 2018 have a three-year graded vesting schedule. The Company does not grant discounted stock options or SARs, re-price previously granted stock options, or SARs, or grant reload stock options.

The Committee believes that the design of the long-term, equity-based incentive plan provides incentive for the creation of shareholder value since the full benefit of the grant to each Named Executive Officer can be realized only with an appreciation in the price of the Company’s common stock or based on relative ROACE, depending on the type of award.

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Payout of 2016 Performance Share Awards. The 2016 performance share grant measured the Company’s performance on Return on Average Equity (“ROAE”) versus our compensation peer group over the three year period beginning January 1, 2016 through December 31, 2018. In its February 2019 meeting, the Committee reviewed final ROAE results showing the Company placed in the 75th percentile versus peers and the Committee approved a 140 percent payout. The grant paid out in Company stock and the shares were distributed on the vesting date of February 12, 2019.

Other Long-term, Equity-based Plan Provisions. The Variable Compensation Plan and long-term, equity-based incentive compensation awards made in 2018 were authorized under the Company’s 2017 Incentive Compensation Plan (the “Plan”), which was approved and adopted by the Company’s shareholders in 2017.

The Committee has delegated to certain Named Executive Officers, as well as to the chief human resources officer, the authority to grant ordinary course equity awards for recruiting and retention purposes up to specified limits.

Determination of Long-term, Equity-based Incentive Awards. The chief executive officer recommends the award levels for each Named Executive Officer except for himself, and the Committee makes the final award determination for all Named Executive Officers, including the chief executive officer. The award considerations are not based on a formula. Rather, the Committee may choose to make the actual award higher or lower than the target award based on the qualitative assessment of performance against stated objectives as well as the individual’s risk assessment results. The Committee believes that, by including a performance element as part of the up-front grant process, the Company is able to reinforce further the pay-for-performance objective of the Company’s compensation structure.

When making the final determination to grant long-term, equity-based incentive compensation awards in January 2018, the Committee considered information relating to market median compensation levels, Company financial performance during 2017, the qualitative performance assessment described below, and individual risk performance assessments. After reviewing this information for 2017, the Committee granted a 2018 long-term equity incentive compensation award of 123 percent of target for the chief executive officer and equity awards of 100 percent for each of the other Named Executive Officers.

Qualitative Performance Assessments. The individual qualitative performance assessment is a review of each Named Executive Officer’s performance against a set of stated objectives. This assessment is performed by the Board of Directors with respect to the chairman, president and chief executive officer’s performance and by the chairman, president and chief executive officer with respect to the performance of the other NEOs. Each NEO was evaluated on the following objectives:

2018 financial plan
Strategic initiatives, including NorthStar
Risk management
Operational excellence
Customer experience
Talent optimization and employee engagement
Promotion of the Bank’s Core Values

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COMPENSATION DISCUSSION AND ANALYSIS

Key specific objectives considered for 2018 performance for each Named Executive Officer are as follows:

For Mr. Carmichael: As chairman, president, and chief executive officer, Mr. Carmichael had responsibility for short and long-term financial results, the successful execution of NorthStar strategies, leadership of key growth, and innovation initiatives. He was also responsible for customer experience results, succession planning, the creation of an inclusive and diverse workforce, strong risk management and regulatory results, and Board leadership.

The Variable Compensation Plan award was based on Mr. Carmichael’s 2018 performance against these objectives and his overall contribution to Fifth Third’s performance. The long-term, equity-based award granted in January 2018 was based on performance against 2017 objectives.

For Mr. Tuzun: As chief financial officer, Mr. Tuzun had responsibility for managing the Company’s financial performance against the 2018 plan, providing strategic advice and support of NorthStar initiatives, managing market and liquidity risks, managing the Company’s capital plan, including 2018 CCAR submissions, and providing strategic and analytic support for M&A activity.

The Variable Compensation Plan award was based on 2018 performance against these objectives. The long-term, equity-based award granted in January 2018 was based on performance against 2017 objectives.

For Mr. Anderson: As chief operating officer, Mr. Anderson was responsible for achieving NorthStar financial results, leading the commercial line of business to achieve both organic and inorganic growth targets, managing operational, compliance, credit and market risks, and leading efforts to enhance customer satisfaction.

The Variable Compensation Plan award was based on 2018 performance against these objectives. The long-term, equity-based award granted in January 2018 was based on performance against 2017 objectives.

For Ms. Tanner: As chief administrative officer, Ms. Tanner had responsibility for leading key Bancorp operations processes, managing real estate and facilities, business process outsourcing, and supplier expenses, leading the $30B community commitment, managing compliance, operational and reputational risks and driving growth through effective marketing strategies.

The Variable Compensation Plan award was based on Ms. Tanner’s 2018 performance against these objectives. The long-term, equity-based award granted in January 2018 was based on performance against 2017 objectives.

For Mr. Spence: As head of consumer bank, payments, and strategy, Mr. Spence was responsible for leading effective strategic planning, achieving NorthStar financial results, managing operational, compliance, credit and strategic risks, accelerating organic and inorganic growth, and driving the Fifth Third’s digital transformation.

The Variable Compensation Plan award was based on Mr. Spence’s 2018 performance against these objectives. The long-term, equity-based award granted in January 2018 was based on performance against 2017 objectives.

For Mr. Forrest: As chief risk officer, Mr. Forrest had responsibility for managing all aspects of the Bancorp’s regulatory results and risk programs, including, but not limited to, credit, compliance, operational, market, and liquidity risks, and providing strategic support for NorthStar initiatives and strategic investments.

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In addition, an independent risk management assessment is performed by the chief risk officer for each of the NEOs, other than himself and by the chief executive officer for the chief risk officer. This assessment is used to determine if the NEOs are achieving risk-balanced results while consistently demonstrating behaviors that support an appropriate risk culture.

The Variable Compensation Plan award was based on Mr. Forrest’s 2018 performance against the qualitative objectives and risk management assessment. The long-term, equity-based award granted in January 2018 was based on performance against 2017 objectives and risk management assessments.

The Committee’s Considerations. The Committee considers both the aggregate amount and mix of an executive officer’s Total Direct Compensation when making the decisions discussed above. The Committee assesses Total Direct Compensation relative to competitive market data annually during its December meeting. Recommendations for executive compensation are reviewed and approved as final during its first quarter meeting.

Based on its most recent review of the competitive data, the Committee has determined that the compensation structure for executive officers is effective and appropriate. The structure reflects the Company’s compensation philosophy in that its incentive payout ranges are aligned with the competitive market data; it has appropriate leverage to ensure a strong linkage between compensation, risk outcomes, and performance; and it drives rewards based on the most relevant performance measures for the Company and shareholders.

The Committee also has reviewed the internal relationships between the compensation for the chief executive officer and for other executive officers and has deemed them to be appropriate. The Committee believes that the relative difference between the compensation of the chief executive officer and the compensation of the Company’s other executive officers is consistent with such differences found in the Company’s Compensation Peer Group.

Tax and Accounting Impacts of Compensation Programs

Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation for certain executive officers that is more than $1 million. Prior to the enactment of the Tax Cuts and Jobs Act in December 2017, Section 162(m) provided an exemption from this deduction limitation for compensation that qualified as “performance-based compensation”. However, among other changes to Section 162(m), the exemption for performance-based compensation was repealed, effective for taxable years beginning December 31, 2017, subject to transition relief for certain arrangements in place as of November 2, 2017. The Committee is not limited to paying compensation that is fully deductible and retains the flexibility to consider tax and accounting impacts as some factors among many in structuring compensation programs. For the year ending December 31, 2018, the tax impact related to non-deductible compensation expense was approximately $4.7 million.

Accounting and Financial Reporting. The Company accounts for long-term, equity-based incentive compensation payments including SARs, RSUs, and performance shares in accordance with accounting principles generally accepted in the United States (U.S. GAAP).

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2019 Executive Compensation Plan Design Changes

2019 Variable Compensation Plan Changes. The Company and the Committee review the Variable Compensation Plan annually to determine if changes should be made to the plan for the next year.

2019 Long-term, Equity-based Incentive Plan Changes. The Company and the Committee also reviews the long-term, equity-based incentive plan annually to determine if any changes need to be made to the plan (i.e., award mix, performance measures, modifiers, etc.) for the next year. During the review done in 2018, the Committee approved implementation of dividend equivalent payments on performance share grants to start with the February 2019 annual grant. Dividend equivalents will accrue in cash alongside the underlying award and will be subject to the same performance goals as the performance share grant. Payments will be paid only if, and at the same time as when, the shares are deemed earned and are approved for distribution. The Committee approved this change at its December 2018 meeting.

Executive Benefits and Perquisites

Summary of Eligibility for Benefits and Perquisites. The Company provides few benefits and perquisites to executive officers that are not available to the general employee population. Special benefits include health and fitness programs, a deferred compensation plan, financial planning reimbursement, nominal holiday gifts from time to time, and parking. Additionally, spouses or guests of executive officers may be provided travel and/or entertainment benefits related to business events at which their attendance is expected and appropriate, such as Company recognition events or trips, recruiting meals, or social events held for marketing or other business purposes. These benefits are often provided with little or no incremental cost to the Company. The Company does not provide tax gross-ups for these special perquisites.

Retirement Benefits. The Company’s retirement benefits are designed to assist employees in accumulating wealth to provide income during their retirement years. The retirement benefits are designed to attract and retain employees and to encourage employees to save money for their retirement while maintaining a competitive cost structure for the Company. Based on the Company’s research using two national benefits surveys, its retirement benefits are positioned near the market median for similar employers.

The Company’s primary retirement benefit plan is a defined contribution 401(k) plan with a Company match. The same 401(k) plan is maintained for all eligible employees, including the Named Executive Officers. The 401(k) plan provides a match to employee contributions of 150 percent on the first 2 percent and 100 percent on the next 4 percent of eligible compensation an employee contributes to the plan, and is invested in the employee’s selection of the plan’s existing investment alternatives. This Company match is immediately 100 percent vested. All Named Executive Officers are eligible for this plan up to the IRS wage or contribution limits. Under the plan, NEOs may not defer their future cash compensation into Company stock.

The Company offers employees at certain salary band levels, including its executive officers, a nonqualified deferred compensation plan. This plan allows for the deferral of base salary and awards received under the

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COMPENSATION DISCUSSION AND ANALYSIS

Variable Compensation Plan. The plan also provides for the Company to make a contribution for loss of the qualified plan 401(k) match due to the deferral of pay into this plan or due to wage or contribution limitations under the qualified 401(k) plan. The deferred funds receive earnings based on the mutual funds elected by each executive. The executives do not earn any preferential or above-market returns on these earnings. Under the plan, NEOs may not defer their cash compensation into Company stock.

The Company maintains a defined benefit pension plan which was frozen to new participants as of November 15, 1998. Employees who met the age and service requirement at that time are “grandfathered” and continue to accrue benefits under that plan. No Named Executive Officers are participants in this plan.

Health and Welfare Benefits. The Company offers broad-based medical, dental, vision, life, and disability plans to all of its employees. The Company also provides to each Named Executive Officer a comprehensive physical exam program and access to an executive fitness facility.

Severance and Change in Control Benefits. The Fifth Third Bancorp Executive Change in Control Severance Plan (the “Severance Plan”) provides severance benefits to certain officers upon a qualifying termination after a change in control, subject to execution of a release and non-compete agreement. The plan covers approximately 43 officers, including all Named Executive Officers.

Under the Severance Plan, certain executives will receive severance if, in connection with a change in control, the executive’s employment is terminated without Cause (as defined in the Severance Plan) or the executive resigns for Good Reason (as defined in the Severance Plan). For this purpose, a change in control would occur in any of the following instances:

Any person is or becomes the beneficial owner of 30 percent or more of the voting power of the Company’s outstanding securities;

During any consecutive 12-month period, the directors in office in the beginning of such period (or directors who were approved by two-thirds of such directors) cease to constitute a majority of the Board;

The sale or disposition of substantially all of the Company’s assets or the merger or consolidation of the Company with any other corporation unless the voting securities of the Company outstanding prior to such action continue to represent at least 60 percent of the voting power of the merged or consolidated entity; or

The Company’s shareholders approve a plan of complete liquidation of the Company.

The Severance Plan defers to the applicable incentive compensation plans for treatment of long-term, equity-based incentive compensation in the event of a change in control. More specific details are discussed in the “Potential Payments Upon Termination or Change in Control” section below.

Executive Ownership and Capital Accumulation

Stock Ownership Guidelines. The executive compensation program is designed, in part, to provide opportunities for executive officers to build ownership in the Company and to align performance with shareholder interests. Accordingly, the Company has established stock ownership guidelines for senior employees in the Company’s salary band structure, including the executive officers. The amount of stock required to be retained varies based upon the assigned salary band and associated multiple of base salary.

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COMPENSATION DISCUSSION AND ANALYSIS

These employees are expected to use stock net of taxes obtained through awards under the long-term, equity-based incentive compensation program to establish a significant level of direct ownership. Stock ownership includes:

Stock owned individually and by immediate family sharing the same household.	Restricted stock not yet vested.	Stock held in the nonqualified deferred compensation plan.	Stock held in the employee stock purchase plan.	Stock held in the 401(k) plan.

Until ownership guidelines are met, executive officers are required to retain 100 percent of the net after-tax stock following exercise or receipt of stock under the long-term, equity-based incentive compensation program. Executives have five years to achieve their executive stock ownership requirements. Specific ownership guidelines for the Named Executive Officers are:

Stock Ownership Guidelines
Chief Executive Officer	6x Salary
Other Named Executive Officers	3x Salary

The Committee reviews progress toward achieving the ownership goal for the Company’s executive officers on an annual basis. As of the review performed in June 2018, all Named Executive Officers had sufficient holdings to meet or exceed the stock ownership requirements or had not yet been in their role for five years.

Beneficial Ownership. The following table sets forth certain information regarding the Named Executive Officers’ beneficial ownership of the Common Stock of the Company as of January 31, 2019:

Title of Class	Name of Officer	Number of Stock Beneficially Owned (1)	Percent of Class
Common Stock	Greg D. Carmichael	1,246,834	0.1923%

Common Stock	Tayfun Tuzun	258,863	0.0400%
Common Stock	Lars C. Anderson	258,395	0.0399%

Common Stock	Teresa J. Tanner	172,547	0.0267%
Common Stock	Timothy N. Spence	174,345	0.0269%

Common Stock	Frank R. Forrest	94,844	0.0147%

(1)        The amounts shown represent the total stock owned outright by such individuals together with stock held in the name of spouses, minor children, certain relatives, trusts, estates, and certain affiliated companies (as to which beneficial ownership may be disclaimed) and SARs and RSAs or RSUs exercisable (or exercisable within 60 days) of January 31, 2019 but unexercised. These individuals have the number of SARs indicated after their names that are exercisable as of January 31, 2019 or will become exercisable within 60 days of January 31, 2019: Mr. Carmichael, 901,164; Mr. Tuzun, 160,972; Mr. Anderson, 71,759; Ms. Tanner, 109,017; Mr. Spence, 55,331; and Mr. Forrest, 61,096. The amounts listed for SARs represent the number of rights that may be exercised; the actual number of stock delivered will vary based on the stock’s appreciation over the grant price at the time of exercise.

(2)        For beneficial ownership of individual directors and all directors and executive officers as a group see “Election of Directors” on pages 11-24.

56	Fifth Third Bancorp | 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Prohibition on Hedging. The Company prohibits all employees, including its executive officers, from engaging in speculative trading and hedging shares of Company securities. This includes prohibitions against day trading or short-selling of Company securities and transactions in any derivative of Company securities, including buying and writing options. Employees are restricted from buying Company securities on margin or using Company securities as collateral for a loan.

Clawbacks and Recoupments. The Company’s Code of Business Conduct and Ethics and its Compensation Clawback and Disclosure Policy provides that the Company reserves the right to seek restitution of any bonus, commission, or other compensation received as a result of an employee’s intentional or knowing fraudulent or illegal conduct or misconduct, including the making of a material misrepresentation contained in the Company’s financial statements.

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HUMAN CAPITAL AND COMPENSATION COMMITTEE REPORT

The following Report of the Human Capital and Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The Human Capital and Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis. Based on that discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Michael B. McCallister, Chair

Nicholas K. Akins

Gary R. Heminger

Eileen A. Mallesch

58	Fifth Third Bancorp | 2019 Proxy Statement

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of Greg D. Carmichael, our chief executive officer (“CEO”), and the median annual total compensation of our employees. The Company believes that the ratio of pay included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

As of December 31, 2018:

•	The median annual total compensation of all employees of our company (other than the CEO) was $64,186; and
•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included on page 61, was $11,173,652.

Based on this information, for 2018 the ratio of the annual total compensation for our CEO to the median of the annual total compensation of our employees was 174 to 1.

In order to determine this ratio, we first identified one of our employees as the median employee. Since only 11 percent of our employees receive equity compensation, we considered total cash compensation as a consistently applied compensation measure. As allowed by the rules, we excluded our CEO and our 8 employees located outside the United States (6 in Canada and 2 in the United Kingdom) who are less than 1 percent of our total 18,085 employee base. We then examined the total cash compensation (salary, wages, and bonus) for the remaining employees who were employed on December 31, 2018, as reflected in our payroll records and reported to the Internal Revenue Service on Form W-2 for 2018. In making this examination we annualized the salary of approximately 2,161 full-time employees hired in 2018 who did not work the entire year. We did not annualize the pay of any other type of employee (i.e. part-time, co-ops, etc.) or make any other adjustments to the payroll data.

Once we identified the median employee, we then compared all elements of that employee’s 2018 compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K; the same methodology we used for our Named Executive Officers in the 2018 Summary Compensation Table on page 61 of this proxy statement, to comparable total compensation of our CEO in order to determine the ratio as shown below:

	Chairman, President and CEO ($)	Median employee ($)
Base salary	1,088,531	53,580
Stock awards	4,887,480	0
Option awards	862,496	0
Non-equity incentive plan compensation	4,100,000	4,500
Change in pension value/NQDC earnings	0	0
All other compensation	235,145	6,106
TOTAL	11,173,652	64,186
CEO pay ratio	174 : 1

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CEO PAY RATIO

December 31, 2018 was the date selected to identify the median employee because it is the date consistent with the rest of the discussion included in this proxy statement and because our employee base does not materially change at any point during the year.

As stated earlier in this discussion, we believe compensation must be competitive to attract and retain essential talent, reward high performance, and be internally equitable. Our expected total compensation opportunities for our employees are specific to the role they hold at the Company and generally reflect market median pay levels, with variations based on specific talent needs, experience, and other internal factors. We believe that actual total compensation should vary with the performance of the organization, such that outstanding performance results in above-market compensation. As discussed above in the “Performance Against Variable Compensation Plan Goals” section, the Company performed above target on the goals set under the Variable Compensation Plan and payouts reflect above target achievement. We attribute the year over year increase in ratio, from 145:1 in 2017 to 174:1 in 2018, to these above target payments under the Variable Compensation Plan.

60	Fifth Third Bancorp | 2019 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table. The table below summarizes the compensation awarded, paid to, or earned by the Company’s Named Executive Officers during 2016-2018. The amounts in the Stock Awards and Option Awards columns indicate the grant date fair value associated with all grants awarded in the corresponding year and do not correspond with the amounts that the Named Executive Officers may eventually realize with respect to these awards. The benefit, if any, actually received from these awards will depend upon the future value of our common stock.

2018 Summary Compensation Table
Name & Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Greg D. Carmichael, Chairman, President, and Chief Executive Officer	2018	1,088,531	0	4,887,480	862,496	4,100,000	235,145	11,173,652
	2017	1,000,064	0	4,526,248	798,750	2,000,000	363,230	8,688,292
	2016	994,287	0	3,612,503	637,501	2,000,000	310,790	7,555,081
Tayfun Tuzun,	2018	586,015	0	1,020,011	180,000	1,150,000	86,260	3,022,286
Executive Vice President	2017	553,426	0	1,190,006	209,997	630,000	129,575	2,713,004
and Chief Financial Officer	2016	519,342	0	849,999	150,001	900,000	127,359	2,546,701
Lars C. Anderson,	2018	688,501	0	1,444,985	255,004	1,400,000	109,171	3,897,661
Executive Vice President	2017	686,943	0	1,444,996	255,004	637,500	251,669	3,276,112
and Chief Operating Officer	2016	675,002	0	1,445,007	255,001	900,000	223,111	3,498,121
Teresa J. Tanner Executive Vice President and Chief Administrative Officer	2018	513,696	0	1,849,981	149,998	1,000,000	81,489	3,595,164
Timothy N. Spence, Executive Vice President and Head of Consumer Bank, Payments, and Strategy	2018	479,902	0	1,020,011	180,000	1,200,000	158,622	3,038,535
	2017	461,950	0	1,359,999	239,999	715,000	318,772	3,095,720
	2016	450,008	12,200	1,020,008	179,999	900,000	252,621	2,814,836
Frank R. Forrest,	2018	546,092	0	1,020,011	180,000	1,055,000	93,476	2,894,579
Executive Vice President	2017	534,796	0	1,190,006	209,997	600,000	148,245	2,683,044
and Chief Risk Officer	2016	519,713	0	849,999	150,001	900,000	142,614	2,562,327

(1)        The amounts shown for Mr. Spence in 2016 comprise a signing bonus payable over two years as part of his new hire offer.

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

(2)        The values shown for performance share awards for 2018 in both the Summary Compensation Table and the table below reflect the grant date fair value of $33.10 for Mr. Carmichael, which was the closing price on the January 31, 2018 grant date and also the price used to calculate the number of performance shares awarded. The values shown for performance share awards for all other NEO’s in 2018 in both tables reflect the grant date fair value of $33.17 which was the closing price on the January 29, 2018 grant date and also the price used to calculate the number of shares awarded. The values included for performance share awards for 2017 in both the Summary Compensation Table and the table below reflect the grant date fair value of $26.52 which was the closing price on the February 3, 2017 grant date and the price used to calculate the number of performance shares awarded. The values shown for performance share awards for 2016 in both tables reflect the grant date fair value of $14.87 which was the closing price on the February 12, 2016 grant date and the price used to calculate the number of performance shares awarded. Fair values for 2016, 2017, and 2018 performance share awards assume target performance achievement as of the date of grant. Fair values assuming maximum performance as of the date of grant are as follows:

Executive	Fair Value at Maximum Performance
	2016 ($)	2017 ($)	2018 ($)
Greg D. Carmichael	2,868,758	3,594,362	3,881,240
Tayfun Tuzun	674,994	945,014	810,011
Lars C. Anderson	1,147,503	1,147,494	1,147,516
Teresa J. Tanner			674,976
Timothy N. Spence	810,006	1,080,000	810,011
Frank R. Forrest	674,994	945,014	810,011

(3)        Amounts reflect the aggregate grant date fair value of awards granted during the year valued in accordance with statement of accounting principles generally accepted in the United States. Assumptions used in determining fair value are disclosed in note 23 “Stock Based Compensation” located on pages 174-177 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

(4)        Amounts reflect the Variable Compensation Plan award paid in cash to each NEO.

(5)        The amounts reflected in the All Other Compensation column consist of the benefits provided to the Company’s Named Executive Officers as described above under “Compensation Discussion and Analysis—Executive Benefits and Perquisites.” The following table reflects the costs of these benefits for 2018.

Executive	Perquisites and Other Personal Benefits ($)		Registrant Contributions to Defined Contribution Plans ($)	Tax Reimbursements & Insurance Premiums ($)	Severance ($)	Other ($)(G)	Total ($)
Greg D. Carmichael	16,076	(A)	216,197	672	0	2,200	235,145
Tayfun Tuzun	2,400	(B)	83,004	356	0	500	86,260
Lars C. Anderson	15,397	(C)	92,820	454	0	500	109,171
Teresa J. Tanner	5,027	(D)	74,459	303	0	1,700	81,489
Timothy N. Spence	72,476	(E)	83,643	303	0	2,200	158,622
Frank R. Forrest	12,400	(F)	80,226	350	0	500	93,476

(A)        The amount shown for Mr. Carmichael represents trust and estate planning fees, parking, an executive physical, and the incremental cost of travel and entertainment benefits provided to Mr. Carmichael’s guest at business functions.

(B)        The amount shown for Mr. Tuzun represents parking.

(C)        The amount shown for Mr. Anderson represents trust and estate planning fees, parking, an executive physical, and the incremental cost of travel and entertainment benefits provided to Mr. Anderson’s guest at business functions.

(D)        The amount shown for Ms. Tanner represents parking and an executive physical.

(E)        The amount shown for Mr. Spence represents parking, an executive physical, and $70,076 in housing and commuting expenses.

(F)        The amount shown for Mr. Forrest represents trust and estate planning fees and parking.

(G)       The amount shown for Mr. Carmichael represents wellness rewards and a company Health Savings Account contribution. The amount shown for Mr. Tuzun represents a company Health Savings Account contribution. The amount shown for Mr. Anderson represents a company Health Savings Account contribution. The amount shown for Ms. Tanner represents wellness rewards and a company Health Savings Account contribution. The amount shown for Mr. Spence represents wellness rewards and a company Health Savings Account contribution. The amount shown for Mr. Forrest represents a company Health Savings Account contribution.

62	Fifth Third Bancorp | 2019 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Grants of Plan-Based Awards. The following table reflects the full grant date fair value of long-term, equity-based incentive compensation awards made to our Named Executive Officers during 2018. Each of the Named Executive Officers received grants of performance shares that will vest in full three years from the grant date (contingent on meeting the performance threshold), SARs that will vest in three equal annual installments from the grant date, and RSUs that will vest in three equal annual installments from the grant date. Dividend equivalents are paid on unvested RSUs. None of these awards have been re-priced or modified.

Performance shares are reported in the “Estimated Future Payouts Under Equity Incentive Plan Award” columns below; RSUs are reported in the “All Other Stock Awards: Number of Shares of Stock or Units” column below; and SARs are reported in the “All Other Option Awards: Number of Securities Underlying Options” column below.

2018 Grants of Plan-Based Awards
Name	Grant Date(1)	Date Grant Approved by Compensation Committee	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)				Estimated Future Payouts Under Equity Incentive Plan Awards(3)				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)

			Number of Units	Threshold ($)	Target ($)	Maximum ($)	Number of Units	Threshold (#)	Target (#)	Maxi- mum (#)
Greg D. Carmichael				—	2,200,000	4,950,000
	1/31/2018	1/31/2018					78,172	39,086	78,172	117,258				2,587,493
	1/31/2018	1/31/2018										76,125	33.10	862,496
	1/31/2018	1/31/2018									69,486			2,299,987
Tayfun Tuzun				—	619,360	1,393,560
	1/29/2018	1/29/2018					16,280	8,140	16,280	24,420				540,008
	1/29/2018	1/29/2018										15,887	33.17	180,000
	1/29/2018	1/29/2018									14,471			480,003
Lars C. Anderson				—	757,351	1,704,040
	1/29/2018	1/29/2018					23,063	11,532	23,063	34,595				765,000
	1/29/2018	1/29/2018										22,507	33.17	255,004
	1/29/2018	1/29/2018									20,500			679,985
Teresa J. Tanner					541,785	1,219,016
	1/29/2018	1/29/2018					13,566	6,783	13,566	20,349				449,984
	1/29/2018	1/29/2018										13,239	33.17	149,998
	1/29/2018	1/29/2018									12,059			399,997
	3/16/2018	3/16/2018									29,656			1,000,000
Timothy N. Spence				—	650,754	1,464,197
	1/29/2018	1/29/2018					16,280	8,140	16,280	24,420				540,008
	1/29/2018	1/29/2018										15,887	33.17	180,000
	1/29/2018	1/29/2018									14,471			480,003
Frank R. Forrest				—	602,064	1,354,644
	1/29/2018	1/29/2018					16,280	8,140	16,280	24,420				540,008
	1/29/2018	1/29/2018										15,887	33.17	180,000
	1/29/2018	1/29/2018									14,471			480,003

(1)        Awards were made under the 2017 Incentive Compensation Plan as approved by shareholders on April 18, 2017.

(2)        Includes a range of possible payouts for 2018 performance under the Variable Compensation Plan, based on percent of salary targets and subject to threshold, target and maximum levels of corporate performance. Awards are subject to adjustments based on individual performance, risk assessment results and business unit performance. Actual awards received for 2018 are reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(3)        Includes performance shares that are settled in Company common stock, only after threshold performance or greater is achieved.

(4)        “Grant Date Fair Value of Option Awards” granted on January 29, 2018 and January 31, 2018, calculated as the total number of shares multiplied by $11.33. “Grant Date Fair Value of Stock Awards” granted (including performance shares) on January 29, 2018, January 31, 2018 and March 16, 2018, calculated as the total number of shares multiplied by $33.17, $33.10 and $33.72, respectively.

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

Outstanding Equity Awards at Year-End. The following table outlines outstanding long-term, equity-based incentive compensation awards for the Named Executive Officers as of December 31, 2018. Each outstanding award is shown separately. The “Option Awards” columns reflect SARs. The “Stock Awards” columns include restricted stock awards, and RSUs and Performance Shares listed in the “Equity Incentive Plan Award” columns. Performance shares settle entirely in shares of Company common stock only after threshold performance or greater is achieved. The vesting schedule for each award is described in the footnotes to this table.

Outstanding Equity Awards at December 31, 2018
	Option Awards						Stock Awards(16)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Greg D. Carmichael	185,476	—		—	13.36	4/19/2021	—		—	—		—
	236,407	—		—	14.36	4/17/2022	—		—	—		—
	141,447	—		—	16.15	4/16/2023	—		—	—		—
	82,312	—		—	21.63	4/15/2024	—		—	—		—
	42,700	14,233	(1)	—	18.78	2/11/2025	—		—	—		—
	73,956	73,956	(2)	—	14.87	2/12/2026	—		—	—		—
	31,140	62,281	(3)	—	26.52	2/3/2027	—		—	—		—
	—	76,125	(4)	—	33.10	1/31/2028				—		—
	—	—		—	—	—	38,104	(6)	896,587	—		—
	—	—		—	—	—	53,545	(7)	1,259,914	—		—
	—	—		—	—	—	69,486	(8)	1,635,006	—		—
	—	—		—	—	—	—		—	128,615	(12)	3,026,311
	—	—		—	—	—	—		—	90,356	(13)	2,126,077
	—	—		—	—	—	—		—	78,172	(14)	1.839.387
Tayfun Tuzun	4,615	—		—	14.80	4/20/2020	—		—	—		—
	5,714	—		—	13.36	4/19/2021	—		—	—		—
	29,551	—		—	14.36	4/17/2022	—		—	—		—
	16,447	—		—	16.15	4/16/2023	—		—	—		—
	34,456	—		—	21.63	4/15/2024	—		—	—		—
	16,813	5,604	(1)	—	18.78	2/11/2025	—		—	—		—
	17,402	17,401	(2)	—	14.87	2/12/2026	—		—	—		—
	8,187	16,374	(3)	—	26.52	2/3/2027	—		—	—		—
	—	15,887	(5)	—	33.17	1/29/2028				—		—
	—	—		—	—	—	8,965	(6)	210,946	—		—
	—	—		—	—	—	14,078	(7)	331,255	—		—
	—	—		—	—	—	14,471	(9)	340,503	—		—
	—	—		—	—	—	—		—	30,262	(12)	712,064
	—	—		—	—	—	—		—	23,756	(13)	558,979
	—	—		—	—	—	—		—	16,280	(15)	383,068

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

Outstanding Equity Awards at December 31, 2018
	Option Awards						Stock Awards(16)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Lars C. Anderson	29,583	29,582	(2)	—	14.87	2/12/2026	—		—	—		—
	9,941	19,884	(3)	—	26.52	2/3/2027
	—	22,507	(5)	—	33.17	1/29/2028				—		—
	—	—		—	—	—	15,241	(6)	358,621	—		—
	—	—		—	—	—	17,094	(7)	402,222	—		—
	—	—			—	—	20,500	(9)	482,365
							158,144	(10)	3,721,128
										51,446	(12)	1,210,524
										28,846	(13)	678,746
										23,063	(15)	542,672
Teresa J. Tanner	32,895	—			16.15	4/16/2023
	16,271	—			21.63	4/15/2024
	10,379	3,459	(1)		18.78	2/11/2025
	17,402	17,401	(2)		14.87	2/12/2026
	7,748	15,498	(3)		26.52	2/3/2027
	—	13,239	(5)		33.17	1/29/2028
							8,965	(6)	210,946
							13,324	(7)	313,514
							12,059	(9)	283,748
							29,656	(11)	697,806
										30,262	(12)	712,065
										22,483	(13)	529,025
										13,566	(15)	319,208
Timothy N. Spence	20,882	20,881	(2)	—	14.87	2/12/2026				—		—
	9,356	18,714	(3)	—	26.52	2/3/2027				—		—
	—	15,887	(5)	—	33.17	1/29/2028				—		—
	—	—		—	—	—	10,758	(6)	253,136	—		—
	—	—		—	—	—	16,089	(7)	378,574	—		—
	—	—		—	—	—	14,471	(9)	340,503	—		—
	—	—		—	—	—	39,536	(10)	930,282
	—	—		—	—	—	—		—	36,315	(12)	854,492
										27,149	(13)	638,816
										16,280	(15)	383,068
Frank R. Forrest	9,571	—		—	21.63	4/15/2024	—		—	—		—
	6,227	6,227	(1)	—	18.78	2/11/2025	—		—	—		—
	8,701	17,401	(2)	—	14.87	2/12/2026	—		—	—		—
	8,187	16,374	(3)	—	26.52	2/3/2027				—		—
	—	15,887	(5)	—	33.17	1/29/2028				—		—
	—	—		—	—	—	8,965	(6)	210,946	—		—
	—	—		—	—	—	14,078	(7)	331,255	—		—
	—	—		—	—	—	14,471	(9)	340,503
	—	—		—	—	—	—		—	30,262	(12)	712,065
	—	—		—	—	—	—		—	23,756	(13)	558,979
										16,280	(15)	383,068

(1)          All of the granted shares will vest on February 11, 2019.

(2)          One-fourth of the granted shares will vest on each of February 12, 2019 and 2020.

(3)          One-third of the granted shares will vest on each of February 3, 2019 and 2020.

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

(4)          One-third of the granted shares will vest on each of January 31, 2019, 2020 and 2021.

(5)          One-third of the granted shares will vest on each of January 29, 2019, 2020 and 2021.

(6)          All unvested shares are scheduled to vest on February 12, 2019.

(7)          One-third of the granted shares will vest on each of February 3, 2019 and 2020.

(8)          One-third of the granted shares will vest on each of January 31, 2019, 2020 and 2021.

(9)          One-third of the granted shares will vest on each of January 29, 2019, 2020 and 2021.

(10)        All unvested shares are scheduled to vest on October 1, 2019.

(11)        All unvested shares are scheduled to vest on March 16, 2021.

(12)        All unvested shares are scheduled to vest on February 12, 2019, subject to achievement of stated performance goals.

(13)        All unvested shares are scheduled to vest on February 3, 2020, subject to achievement of stated performance goals.

(14)        All unvested shares are scheduled to vest on January 31, 2021, subject to achievement of stated performance goals.

(15)        All unvested shares are scheduled to vest on January 29, 2021, subject to achievement of stated performance goals

(16)        Values are based on the December 31, 2018, closing price of the Company’s common stock of $23.53 with performance shares valued as if target performance was achieved.

Option Exercises and Stock Vested. The following table outlines SARs exercised and restricted stock that vested during 2018.

	2018 Option Exercises & Stock Vested

	Option Awards		Stock Awards(1)

Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Greg D. Carmichael			187,522	5,880,483
Tayfun Tuzun			50,868	1,637,273
Lars C. Anderson			23,789	774,717
Teresa J. Tanner			37,148	1,198,074
Timothy N. Spence			70,198	2,042,256
Frank R. Forrest			81,098	2,493,856

(1)	The dollar figures in the table represent the value on the vest date for stock awards.

Nonqualified Deferred Compensation. As discussed above, the Company maintains a Nonqualified Deferred Compensation Plan (“NQDCP”) that allows participant and Company contributions.

The plan allows participants to defer up to 70 percent of their base salary and up to 100 percent of their Variable Compensation award. In addition, the Company makes contributions for loss of qualified 401(k) plan matching contributions for two reasons: (1) due to base salary or Variable Compensation Plan award deferrals into the NQDC plan and/or (2) due to wage and/or contribution limitations under the qualified 401(k) plan. The Company’s contribution to this plan is determined by taking the participant’s eligible wages above the qualified 401(k) plan compensation limits ($275,000 for 2018) and applying the Company’s 401(k) match (7 percent). If other qualified plan 401(k) limitations applied, the participants would also have contributions made to the plan for those limitations.

Distributions are made in a lump sum or in up to 10 annual installments. The Named Executive Officers may elect when the payments commence. The earliest distribution is August of the calendar year following the year of retirement. The entire distribution may be made no later than the 10th calendar year following the year of retirement. This plan is intended to comply with the requirements of Section 409(A) of the Internal Revenue Code.

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table illustrates the nonqualified deferred compensation plan benefits. It includes each Named Executive Officer’s and the Company’s contributions (each of which are reflected in the amounts disclosed in the 2018 Summary Compensation Table) under the NQDCP as well as the earnings during 2018. It does not reflect matching 401(k) or discretionary contributions made under the qualified plan.

	2018 Nonqualified Deferred Compensation

Executive	Plan	Executive Contributions in 2018 ($)	Company Contributions in 2018 ($)	Aggregate Earnings in 2018 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at 12/31/18 ($)
Greg D. Carmichael	NQDCP(1)	-	196,947	(478,916)	-	5,780,819
Tayfun Tuzun	NQDCP(1)	60,801	65,871	(93,234)	-	1,858,255
Lars C. Anderson	NQDCP(1)	38,250	73,570	(20,394)	-	441,638
Teresa J. Tanner	NQDCP(1)	-	55,209	(22,336)	-	324,625
Timothy N. Spence	NQDCP(1)	-	64,393	(13,083)	-	162,577
Frank R. Forrest	NQDCP(1)	300,000	60,976	(32,983)	-	580,395

(1)        The investments under this plan would produce earnings equal to those of any other investor who invested similar amounts of money in like investments for the same time period during the year.

Potential Payments Upon Termination or Change in Control. The treatment of long-term, equity-based awards issued as of December 31, 2018, under all termination scenarios, is dictated by the 2008, 2011, 2014, and 2017 Incentive Compensation Plans, which were approved by shareholders on: April 15, 2008; April 19, 2011; April 15, 2014; and April 18, 2017, respectively.

The Company’s change in control policies were determined by the Committee to provide appropriate benefits based on a competitive review of the Compensation Peer Group and published guidance at the time of their adoption from institutional shareholder groups such as ISS and CalPERS.

These arrangements fit into the Company’s overall compensation objectives as they are viewed to be competitive, but not excessive, relative to our Compensation Peer Group, and they allow us to attract and retain qualified senior executives. However, these arrangements impact neither the compensation target levels that are based on market median compensation nor the compensation awards based on a variety of performance factors as described in this proxy statement.

The estimated payouts under a variety of termination scenarios for the Named Executive Officers are discussed below. Except in a change in control scenario, the Named Executive Officer’s termination would not result in enhanced retirement benefits.

Voluntary or Without Cause. The Company does not currently have contracts with its Named Executive Officers that would require cash severance payments upon voluntary termination. Under the terms of the 2008, 2011, 2014, and 2017 Incentive Compensation Plans, if the Named Executive Officer meets certain retirement eligibility criteria, any exercisable SARs would remain outstanding and under certain other criteria outstanding equity awards may continue to vest. These values, as applicable, are included in the table below.

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

With Cause. The Company does not currently have contracts with its Named Executive Officers that would require cash severance payments upon involuntary termination by the Company for cause. Under the terms of the Company’s 2008, 2011, 2014, and 2017 Incentive Compensation Plans, all equity-based awards would be immediately forfeited.

Death and Disability. Under the terms of the 2008, 2011, 2014, and 2017 Incentive Compensation Plans, all unvested stock and option awards vest immediately and option awards remain outstanding for the remaining term of the grant. Performance shares are earned on a prorated basis determined by the Named Executive Officer’s full months of service and are adjusted based on the achievement of the performance goals for the full performance period. The table below reflects an assumed payout each Named Executive Officer would be eligible to receive if the Company achieved 100 percent of its performance goals for each outstanding performance share award and paid out effective December 31, 2018. In the event of death, the defined benefit pension pays a 50 percent joint and survivor benefit and the 401(k) plan immediately vests.

Change in Control. As described in the “Severance and Change in Control Benefits” section, the Company’s Severance Plan provides for the payment of benefits upon a qualifying termination following a change in control (a “triggering event”) for the Named Executive Officers and other officers of the Company. In exchange for the payments and benefits under the plan, the eligible Named Executive Officer would be required to sign an agreement at the time of the triggering event not to compete with, nor solicit employees or customers from, the Company for a period of three years following the executive’s termination for Messrs. Carmichael, Tuzun, and Anderson and for a period of two years for Messrs. Spence and Forrest and Ms. Tanner.

The cash severance payment would be equal to 2.99 times the Named Executive Officer’s base salary plus his or her Variable Compensation amount for Messrs. Carmichael, Tuzun, and Anderson and 2 times base salary plus his Variable Compensation amount for Messrs. Spence and Forrest and Ms. Tanner. In addition, the Named Executive Officer would earn a prorated Variable Compensation award for the fiscal year of the termination. The table below reflects an assumed full-year Variable Compensation award at the amount each Named Executive Officer would be eligible to receive if the Company achieves 100 percent of its Variable Compensation Plan performance targets.

Since April 2008, we have not granted any awards that provide for “single-trigger” vesting upon a change in control to our executives. Instead, as defined in our incentive compensation plans, any outstanding long-term, equity-based award (stock options, SARs, and restricted stock awards) would vest immediately only if there is a change in control and a subsequent qualifying termination of employment (“double-trigger” vesting). Performance share awards would be deemed earned and paid out based on the greater of (1) the extent to which applicable performance goals have been met through and including the effective date of the change in control or (2) the value on the date of the change in control of the number of target shares, in each case prorated based on the portion of the performance period elapsed at the time of the change in control. The value of performance share awards would be calculated based on current market value of the Company’s stock on the date of the change in control times the earned number of shares. The table below reflects an assumed payout each Named Executive Officer would be eligible to receive if the Company achieved 100 percent of its performance goals for each outstanding performance share award and paid out effective December 31, 2018. The treatment of equity awards applies to all long-term, equity-based award recipients eligible for change in control benefits, not just for the Company’s Named Executive Officers.

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

Upon a triggering event, Messrs. Carmichael, Tuzun, and Anderson would receive three, and Messrs. Spence and Forrest and Ms. Tanner would receive two, additional years of age and service credit under the qualified and nonqualified defined contribution plans; medical, dental, and life insurance benefits; and the additional value, if any, of the pension benefit at age 60. These benefits are reflected in the Other Benefits category below. The NEO’s termination would not result in enhanced retirement benefits beyond the benefits described in the Pension Benefits section. Eligibility for these benefits, as well as any other benefits in a change in control scenario, is determined in a manner consistent with all eligible employees, not just the Company’s Named Executive Officers.

Material differences in circumstances relate to retirement eligibility, as described above. As of December 31, 2018, Messrs. Carmichael, Tuzun, and Forrest meet one or more of the retirement eligibility criteria under outstanding long-term, equity-based compensation award agreements. All three of them have met the criteria in order to retain the exercisability of all vested SARs, except in a termination for cause scenario. In addition, Messrs. Carmichael and Forrest have met the criteria to allow all awards granted after January 1, 2016, to continue to vest, except in a termination for cause scenario.

The tables below contain the total payments one would receive under each termination scenario if the Named Executive Officer separated on December 31, 2018. For all termination scenarios, the figures for long-term, equity-based incentive compensation awards are as of December 31, 2018, at the closing stock price of $23.53 on that date.

	Termination Scenarios

Executive	Voluntary or Without Cause ($)(1)	With Cause	Death or Disability ($)(2)
Greg D. Carmichael	17,589,046	—	15,654,095
Tayfun Tuzun	786,791	—	3,059,214
Lars C. Anderson	—	—	7,320,618
Teresa J. Tanner	—	—	3,317,969
Timothy N. Spence	—	—	3,672,221
Frank R. Forrest	2,840,200	—	2,398,496

(1)        Amounts in this column include the amount of long-term, equity-based compensation each NEO is entitled to retain for meeting some or all of the retirement eligibility criteria under outstanding award agreements in a voluntary or without cause termination scenario.

(2)        Amounts in this column include the total amount of long-term, equity-based compensation each NEO is entitled either to retain or to have the vesting accelerated because of a death or disability scenario.

Fifth Third Bancorp | 2019 Proxy Statement	69

COMPENSATION OF NAMED EXECUTIVE OFFICERS

	Involuntary Termination Upon a Change in Control

Executive	Cash Severance ($)	Unvested Equity ($)	Potential Excise Tax Gross-Up ($)	Other Benefits ($)	Total ($)
Greg D. Carmichael	12,067,000	9,556,396	0	729,937	22,353,334
Tayfun Tuzun	4,234,953	2,272,423	0	305,536	6,812,912
Lars C. Anderson	5,080,448	7,064,429	0	336,913	12,481,790
Teresa J. Tanner	2,657,327	2,844,288	0	180,062	5,681,677
Timothy N. Spence	2,916,342	3,491,383	0	190,565	6,598,290
Frank R. Forrest	2,900,854	2,275,382	0	183,648	5,359,884

70	Fifth Third Bancorp | 2019 Proxy Statement

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2018, the Human Capital and Compensation Committee members were Messrs. Akins, Heminger, and McCallister and Ms. Mallesch. No executive officer of Fifth Third serves on any board of directors or compensation committee of an entity that compensates any member of the Human Capital and Compensation Committee.

Fifth Third Bancorp | 2019 Proxy Statement	71

CERTAIN TRANSACTIONS

The Charter of the Company’s Human Capital and Compensation Committee requires that the Human Capital and Compensation Committee pre-approve all related person or affiliate transactions between Fifth Third Bancorp and any of its affiliates, directors, officers, and/or employees or in which any of such persons directly or indirectly is interested or benefited, other than for extensions of credit otherwise covered by policies and procedures governed by Federal Reserve Regulation O.

Certain of these related person transactions are required to be disclosed by Fifth Third Bancorp in this proxy statement:

One of our directors, Katherine B. Blackburn, is the Executive Vice President of the Cincinnati Bengals professional football team. She and members of her immediate family own substantially all of the equity interests in the parent company of the Cincinnati Bengals. During 2018, we paid the Cincinnati Bengals approximately $1.7 million for sponsorship arrangements, tickets, and advertising expenses. Prior to Ms. Blackburn’s appointment to the Board in September 2014, Fifth Third and the Cincinnati Bengals signed a five year contract extension for these arrangements that call for total payments by Fifth Third Bancorp during that period of over $7.9 million. By virtue of Ms. Blackburn’s being an executive officer and a principal owner of the Cincinnati Bengals, she is deemed to be a related party having a direct material interest in these arrangements.

Kevin Hipskind is employed by Fifth Third Bank as an Executive Vice President. He is the brother-in-law of Philip R. McHugh, who is an Executive Vice President of Fifth Third Bancorp. In 2018, Mr. Hipskind received compensation of approximately $741,874 including base salary and incentive and equity compensation as well as benefits generally available to similarly situated employees.

The compensation package of Kevin Hipskind was established by Fifth Third Bancorp in accordance with its employment and compensation policies and practices applicable to employees with equivalent qualifications and responsibilities in similar positions.

We have also engaged in transactions with certain entities that have reported beneficial ownership of over 5% of our common stock. In 2018 we paid BlackRock Financial Management, Inc. approximately $2,247,929 for tools used to manage an investment portfolio, including a trading platform, risk analytics, and daily reporting. All of these business relationships and transactions were conducted at arm’s length in our ordinary course of business.

Additionally, Fifth Third Bancorp has engaged and intends to continue to engage in the lending of money through its subsidiary bank to various of its directors, executive officers and shareholders, and corporations or other entities in which they may own a controlling interest. The loans to such persons and/or entities (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and (iii) did not involve more than a normal risk of collectability or did not present other features unfavorable to Fifth Third Bancorp.

72	Fifth Third Bancorp | 2019 Proxy Statement

CERTAIN TRANSACTIONS

Certain Additional Transactions. In the event that the closing of the Merger with MB Financial, Inc. occurs prior to the Annual Meeting and Mr. Daniels and Mr. Harvey are thereby included in management’s nomination for directors, the following additional information will also be relevant:

Effective June 30, 2014, MB Financial, Inc. entered into a letter agreement (the “Escrow Letter Agreement”) with certain principal stockholders of Taylor Capital (the “Principal Stockholders”) pursuant to which the Principal Stockholders agreed to be responsible for repayment of 60% of the restitution payments made by Taylor Capital’s subsidiary bank, Cole Taylor Bank, or MB Financial Bank, as successor to Cole Taylor Bank, under the Order to Cease and Desist and Order of Assessment of Civil Money Penalty Issued Upon Consent Pursuant to the Federal Deposit Insurance Act and the Illinois Banking Act, As Amended (the “Consent Order”) entered into by Cole Taylor Bank with the Board of Governors of the Federal Reserve System and the State of Illinois Department of Financial and Professional Regulation, Division of Banking, for a specified period of time calculated on an after-tax basis if the Company realizes a tax benefit therefrom.

The restitution payments are subject to a maximum of the lesser of: (i) $30,000,000; or (ii) the total amount of such restitution that relates to fees collected by the third party named in the Consent Order, with which Cole Taylor Bank previously had a deposit program relationship, from affected account holders between May 4, 2012 and June 30, 2014. Included among the Principal Stockholders are: Prairie Capital IV, L.P. and Prairie Capital IV QP, L.P. (collectively, the “Prairie Entities”), with which C. Bryan Daniels is affiliated as a managing member of the sole general partner of each of the Prairie Entities. Mr. Daniels has a 2.31% ownership interest in Prairie Capital IV, L.P. and Prairie Capital IV QP, L.P.

Prairie Capital IV, L.P. and Prairie Capital IV QP, L.P. are obligated to contribute approximately 7.77% and 7.77%, respectively, toward the total repayment responsibility of the Principal Stockholders under the Escrow Letter Agreement. The Escrow Letter Agreement originally provided that, during the four-year period after the closing of the MB-Taylor Capital Merger, the payment obligation of the Principal Stockholders would be secured by their deposit into escrow of cash or, with respect to the Prairie Entities, a letter of credit. The Escrow Letter Agreement was amended on December 16, 2016 to terminate the escrow arrangement effective December 15, 2016 (the “Escrow Termination Date”). The Principal Stockholders, other than the Prairie Entities, will remain obligated for four years following the Escrow Termination Date on an unsecured basis. The Prairie Entities will remain obligated on an unsecured basis for three years following the Escrow Termination Date.

Fifth Third Bancorp | 2019 Proxy Statement	73

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

In accordance with its written charter adopted by the Board of Directors, which may be found in the Corporate Governance Section of the Company’s website at www.53.com, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During 2018, the Committee met twelve (12) times, and the Committee discussed the interim financial and other information contained in each quarterly earnings announcement and periodic filings to the SEC with the Chief Executive Officer, Chief Financial Officer, Controller, and the independent external audit firm prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent external audit firm a formal written statement describing all relationships between the firm and the Company that might bear on the firm’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence and satisfied itself as to the firm’s independence. The Committee also discussed with management, the internal auditors, and the independent external audit firm the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget, and staffing. The Committee reviewed both with the independent external audit firm and internal auditors, their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent external audit firm all communications required by standards of the Public Company Accounting Oversight Board, including the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, and Rule 2-07, Communication with Audit Committees, of Regulation S-X, and, with and without management present, discussed and reviewed the results of the independent external audit firm’s examination of the financial statements. The Committee also discussed the results of internal audits.

The Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2018 and management’s assessment as to the effectiveness of Company’s internal control over financial reporting as of December 31, 2018 with management and the independent external audit firm. Management has the responsibility for the preparation of the Company’s consolidated financial statements and their assessment of the effectiveness of the Company’s internal control over financial reporting and the independent external audit firm has the responsibility for the audits of those consolidated statements and of the effectiveness of internal control over financial reporting.

Based on the above-mentioned reviews and discussions with management and the independent external audit firm, the Committee recommended to the Board that the Company’s audited consolidated financial statements and report on the effectiveness of internal control over financial reporting be included in its

74	Fifth Third Bancorp | 2019 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC. The Committee also appointed the independent external audit firm for 2019.

Emerson L. Brumback, Chair

Jorge L. Benitez

Jerry W. Burris

Jewell D. Hoover

Eileen A. Mallesch

Fifth Third Bancorp | 2019 Proxy Statement	75

PRINCIPAL INDEPENDENT EXTERNAL AUDIT FIRM FEES

The following table sets forth the aggregate fees billed to Fifth Third Bancorp for the fiscal years ended December 31, 2018 and December 31, 2017 by the Company’s independent external audit firm Deloitte & Touche LLP.

	December 31,

	2018	2017
Audit fees	$4,285,369	$4,053,900
Audit-related fees (a)	1,145,323	1,194,300
Tax fees (b)	408,401	354,902
All other fees (c)	23,599	577,661

	$5,862,692	$6,180,763

(a)        Includes fees for services related to benefit plan audits, private and other common trust fund audits, stand-alone statutory audits, examinations of management’s assertion, reports pursuant to Statement on Standards for Attestation Engagements No. 18, loan servicing reports, and trust compliance.

(b)        Includes fees for services related to tax compliance and tax consulting and planning. Of these amounts, for 2018, $243,721 represents fees for tax compliance services and $164,680 represents fees for tax consulting and planning services, and for 2017, $234,956 represents fees for tax compliance services and $119,946 represents fees for tax consulting and planning services.

(c)        Includes fees for accounting subscription services in 2018 and fees for management consulting, accounting, and human resource subscription services in 2017. The Audit Committee has concluded that the provision of these services is compatible with maintaining the principal accountant’s independence.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by the independent external audit firm, except as described below.

The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of fees paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by Deloitte & Touche LLP during 2018 or 2017 pursuant to this exception.

76	Fifth Third Bancorp | 2019 Proxy Statement

COMPANY PROPOSAL 1

Company Proposal 1: Independent External Audit Firm

(Item 2 on Proxy Card)

The Audit Committee of the Board of Directors proposes and recommends that the shareholders approve the selection by the Committee of the firm of Deloitte & Touche LLP to serve as its independent external audit firm for the Company for the year 2019. The firm has served as the independent external audit firm for Fifth Third Bank since 1970 and the Company since 1975. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to make such comments as they desire and to respond to questions from shareholders of the Company. Action by the shareholders is not required by law in the appointment of an independent external audit firm, but their appointment is submitted by the Audit Committee in order to give the shareholders a voice in the designation of the independent external audit firm. If the resolution approving Deloitte & Touche LLP as the Company’s independent external audit firm is rejected by the shareholders, then the Audit Committee will reconsider its choice of independent external audit firm. Even if the resolution is approved, the Audit Committee at its discretion may direct the appointment of a different independent external audit firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent external audit firm. The Audit Committee is also responsible for the audit fee negotiations associated with the Company’s retention of Deloitte & Touche LLP. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm. Additionally, the Audit Committee and its Chair are directly involved in the selection and mandated rotation of the lead engagement partner from Deloitte & Touche LLP.

The members of the Audit Committee believe that the continued retention of Deloitte & Touche LLP to serve as the Company’s independent external audit firm is in the best interest of the Company and its investors.

Vote Required

Proxies received by the Company and not revoked prior to or at the Annual Meeting will be voted in favor of the resolution unless otherwise instructed by the shareholder. Pursuant to the Company’s Code of Regulations, the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the appointment of Deloitte & Touche LLP. Abstentions will have the same effect as a vote cast against this proposal. Shares not voted on this proposal by brokers and other entities holding shares on behalf of beneficial owners will not be counted as present to vote on this proposal and will have no effect on the outcome.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

RECOMMENDS THE ADOPTION OF THE RESOLUTION.

Fifth Third Bancorp | 2019 Proxy Statement	77

COMPANY PROPOSAL 2

Company Proposal 2: Advisory Vote on Executive Compensation

(Item 3 on Proxy Card)

As required by Section 14A of the Exchange Act, we are seeking advisory shareholder approval of the compensation of the Named Executive Officers as disclosed in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a shareholder, the opportunity to endorse or not endorse our executive pay program through the following resolution:

RESOLVED, that the shareholders advise that they approve the compensation of Fifth Third Bancorp’s Named Executive Officers, as disclosed pursuant to the disclosure rules of the Securities and Exchange Commission (which disclosure shall include the “Compensation Discussion and Analysis” section and the compensation tables and any related material in the “Compensation of Named Executive Officers and Directors” section of this proxy statement for its 2019 Annual Meeting).

Because your vote is advisory, it will not be binding upon the Board. However, the Human Capital and Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

As discussed in “Compensation Discussion and Analysis,” the Human Capital and Compensation Committee has determined that the compensation structure for executive officers is effective and appropriate and has determined that the Company’s aggregate 2018 Total Rewards package (and potential payouts in the severance and change-in-control scenarios) for its Named Executive Officers are reasonable and appropriate. Shareholders are encouraged to read the section of this proxy statement titled “Compensation Discussion and Analysis” as well as the tabular disclosure regarding Named Executive Officer compensation together with the accompanying narrative disclosure.

We are currently conducting “Say-on-Pay” advisory votes on an annual basis. The next “Say-on-Pay” vote is currently scheduled for the 2020 Annual Meeting. However, please see Company Proposal 3 regarding an advisory vote on the frequency of these “Say-on-Pay” votes.

Vote Required

Proxies received by Fifth Third Bancorp and not revoked prior to or at the Annual Meeting will be voted in favor of this non-binding advisory proposal unless otherwise instructed by the shareholder. Pursuant to our Code of Regulations, the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve this advisory proposal. Abstentions will have the same effect as a vote cast against this advisory proposal. Shares not voted on this advisory proposal by brokers and other entities holding shares on behalf of beneficial owners will not be counted as present to vote on this proposal and will have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF

THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT

TO THE DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

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COMPANY PROPOSAL 3

Company Proposal 3: Advisory Vote on Frequency of Votes on

Executive Compensation

(Item 4 on Proxy Card)

As required by Section 14A of the Exchange Act, we are seeking advisory shareholder approval of the frequency of advisory shareholder votes on compensation of the Named Executive Officers through the following resolution:

RESOLVED, that the shareholders advise that an advisory resolution with respect to executive compensation should be presented to the shareholders every one, two, or three years as reflected by their votes for each of these alternatives in connection with this resolution.

In voting on this resolution, you should mark your proxy for one, two, or three years based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference, you should abstain.

The Board believes that current best corporate practices and governance trends favor an annual advisory vote and has determined to hold an annual advisory vote. This would give shareholders the opportunity to react promptly to emerging trends in compensation, and give the Board and the Human Capital and Compensation Committee the opportunity to evaluate compensation decisions in light of yearly feedback from shareholders.

Because your vote is advisory, it will not be binding upon the Board. However, the Board will take into account the outcome of the vote when considering the frequency of advisory shareholder approval of the compensation of named executive officers.

Although we are only required to conduct an advisory vote on the frequency of votes on executive compensation every six years, we believe that holding an annual vote will allow the shareholders and our Board to promptly consider this frequency as emerging corporate practices and governance trends develop.

Vote Required

Proxies received by Fifth Third Bancorp and not revoked prior to or at the Annual Meeting will be voted in favor of “every 1 year” unless otherwise instructed by the shareholder. Pursuant to our Code of Regulations, the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve one of the selections under this advisory proposal. Abstentions will have the same effect as a vote cast against each of the time periods presented in this advisory proposal. Shares not voted on this advisory proposal by brokers and other entities holding shares on behalf of beneficial owners will not be counted as present to vote on this proposal and will have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS HOLDING AN ADVISORY VOTE

FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED

EXECUTIVE OFFICERS EVERY “1 YEAR.”

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COMPANY PROPOSAL 4

Company Proposal 4: Proposal to Approve the Fifth Third Bancorp 2019 Incentive

Compensation Plan Including the Issuance of Shares of Common Stock Authorized

Thereunder

(Item 5 on Proxy Card)

On February 7, 2019, the Company’s Board of Directors adopted the Fifth Third Bancorp 2019 Incentive Compensation Plan (the “Plan”). If approved by the shareholders, the Plan will succeed the Fifth Third Bancorp 2017 Incentive Compensation Plan, adopted by the Company’s Board of Directors on February 28, 2017 and approved by the Company’s shareholders by vote at a meeting held on April 18, 2017 (the “2017 Plan”). If shareholders approve the Plan, we will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the approval to register the shares available for issuance under the Plan.

The Company is asking shareholders to authorize a number of shares of the Company’s common stock available under the Plan at a level that the Company believes will, based on current grant practices and plan design, be sufficient for awards for approximately two to three years following shareholder approval. Approval of the Plan will authorize 40 million shares of the Company’s common stock for award issuance. Under the Plan, shares, if any, issued as full-value awards will have the effect of reducing the aggregate shares available for issuance on a 2.5 to 1 basis.

The following description sets forth the material terms of the Plan. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the Plan attached as Annex A to this Proxy Statement. All capitalized terms that are not defined herein are defined in the Plan.

Purpose of the Plan

The Plan is intended to promote the success of the Company (and its subsidiaries) by providing incentives to its employees, directors, and consultants that link their personal interests to the financial success of the Company and to the growth in long-term shareholder value. The Plan is designed to provide flexibility to the Company in its ability to attract and retain the services of employees and directors upon whose judgment, interest, and special effort the successful outcome of its operations largely is dependent.

Grant Practice Focuses on Performance-Based Awards

The Company currently employs several types of long-term, equity-based incentive compensation awards: stock-settled stock appreciation rights (“SARs”), restricted stock or restricted stock units (“restricted stock” or “RSUs”, respectively), and performance shares and performance share units (“performance shares”). The Committee believes that the issuance of full-value share awards, in the form of restricted stock and performance shares, should comprise a meaningful portion of the long-term incentive. RSUs and performance shares complement each other, drive stronger retention value, and provide enhanced ownership creation opportunities. Performance shares also reinforce the Committee’s objective to create a clear connection between results achieved and compensation earned. The Committee also believes that a portion of the long-term, equity-based incentive compensation opportunity for executives should come from a growth-oriented incentive (i.e., SARs) that aligns executives’ interests with those of the Company’s shareholders.

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COMPANY PROPOSAL 4

Key Considerations

We are recommending that our shareholders approve the 2019 Incentive Compensation Plan because we believe the design of the Plan and the number of shares to be authorized for issuance thereunder will enable the Company to continue to maintain its strategic objectives and the corporate governance, regulatory, and competitive practices in granting equity to employees, directors, and consultants, which the Company believes are consistent with the interests of shareholders. We received assistance in the analysis of current trends, competitive practices, and investor perceptions relating to various aspects of the Plan, such as the number of shares authorized for issuance and usage of stock for long-term, equity-based incentive awards, including the following:

Burn Rate. Burn rate, a measure of the speed at which companies use (or “burn”) shares available for grant in their equity compensation plans, is an important factor for investors concerned about shareholder dilution. The burn rate is defined as: “the gross number of equity awards granted in a given year divided by the weighted average of common stock outstanding”. Our burn rates for the past three years are shown in the table below. Full-value awards (awards other than stock appreciation rights and stock options) have been counted as 2 1⁄2 shares of common stock when calculating the burn rate, and performance shares have been excluded in the year of grant but included in the burn rate calculation in the year earned. Our average burn rate of 2.04 percent is in line with industry benchmarks.

Year	Burn Rate (%)
2018	1.55
2017	1.83
2016	2.72
Three-year Average	2.04

As part of our ongoing review of our compensation plans, we use the annual usage of shares to help determine, among other things, the expected remaining life of a plan based on the remaining number of shares authorized for issuance under the plan. At similar annual usage levels, the additional 40 million shares to be authorized upon approval of the Plan are expected to cover awards for approximately two to three years starting in April 2019; a period that is within market practice.

Overhang. Overhang is a commonly used measure of assessing the dilutive impact of equity programs such as the proposed Plan. A plan’s overhang is equal to the number of equity award shares outstanding plus the number of shares available to be granted, divided by a company’s total shares of common stock outstanding. Overhang shows how much existing shareholder ownership would be diluted if all outstanding stock and option awards and all authorized but unissued shares were introduced into the market. The additional 40 million shares being requested in this proposal would bring our aggregate overhang to 12 percent (as of February 7, 2019) which we believe aligns with the median levels at commercial banking organizations.

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COMPANY PROPOSAL 4

Corporate Governance Aspects of the Plan

The Compensation Committee also noted the strong corporate governance aspects of the Plan, as summarized in the following table:

Significant Features	Description
Limit on Shares Authorized:

Upon Plan approval, no more than 40 million total shares of common stock will be authorized for issuance under the Plan plus any shares that become available for issuance under the Plan from cancellations or forfeitures of awards under the 2017 Plan and prior plans. The authorized shares are equal to approximately 6 percent of the Company’s issued and outstanding common stock as of December 31, 2018.

Limit on Full Value Awards:

Under the Plan, shares issued as full-value awards will have the effect of reducing the aggregate shares available for issuance on a 2.5 to 1 basis. As a result, the maximum number of shares that may be issued as full-value awards is limited to approximately 16 million.

Annual Limit on Awards to Directors:

The Plan establishes an annual limitation of $700,000 on the amount of cash compensation and the value of shares (determined on the date of grant) that may be granted as awards made to any non-employee director in any one calendar year.

Responsible Share Recycling:

The Plan contains responsible share recycling provisions:

•   Any shares surrendered to pay the option exercise price or satisfy tax withholding, or repurchased by the Company with option exercise proceeds, will not be added back (recycled) to the Plan.

•   The Plan also provides that the gross number of SARs exercised or settled, and not just the net shares issued upon exercise or settlement, will count against the aggregate limit on the number of shares that may be issued under the Plan.

One-Year Minimum Vesting Period:

Awards of shares under the Plan are subject to a minimum of one-year vesting, restriction or performance periods, with a limited exception that up to 5 percent of the available shares may be subject to awards without this minimum period.

No Discounted Stock Options or Stock Appreciation Rights:	Stock options and stock appreciation rights must have an exercise price equal to or greater than Fair Market Value of our common stock on the date of grant.
No Re-pricing of Stock Options or SARs:	Re-pricing stock options and SARs is prohibited without shareholder approval, including by exchange for cash or a new or different award type.
“Double-Trigger” Required for Vesting on Change in Control:

A change in control does not, by itself, trigger full vesting of awards under the Plan. Any continuing or replacement awards will retain pre-change-in-control vesting and other terms, except that full vesting will occur in the event the participant’s employment is involuntarily terminated within two years of the change in control transaction (the occurrence of the “double-trigger”).

Best Practice Treatment of Performance Share Awards on Change in Control:

In the event that performance share awards are not continued or replaced upon a change in control, those awards will vest and pay out based on the greater of actual performance against the performance goals through the date of the change in control or a prorated amount based on target and the percentage of the performance period elapsed at the time of the change in control.

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Significant Features	Description
Clawback and Ability for Other Protective Provisions:

The Plan authorizes the Compensation Committee to include clawback, holding period or other protective provisions, such as consent to restrictive covenants, in the terms of any award as per the Compensation Clawback and Disclosure Policy described in the “Clawbacks and Recoupments” section of the Compensation Discussion and Analysis.

No Dividend Equivalents Distributed on Unvested Performance Awards:

The Plan prohibits payment of dividends or dividend equivalents on stock options and stock appreciation rights and dividends and dividend equivalents shall only be paid on performance-based awards when those awards are earned and vested.

Limits on Material Amendments and No Evergreen Provision:	The Plan authorizes a maximum number of shares of common stock and shareholder approval will be required for any additional shares or to make a material amendment to the Plan.
Independent Committee Administration:	The Plan will be administered by the Committee, a committee of the Board of Directors, comprised entirely of independent directors.

Awards and Shares Authorized under Existing Plans

The following table, as included in our annual Form 10-K filing, provides detail of the number of shares to be issued upon exercise of outstanding stock-based awards and remaining shares available for future issuance as of December 31, 2018, under all of the Company’s equity compensation plans approved by shareholders:

Plan Category (shares in thousands)	Number of Shares to be Issued Upon Exercise		Weighted-Average Exercise Price Per Share	Shares Available for Future Issuance

Equity compensation plans				13,290	(a)

SARs		(b)	—		(a)

Restricted Stock Awards (“RSAs”)	868		—		(a)

RSUs	8,020		—		(a)

Performance Stock Awards (“PSAs”)		(c)	—		(a)

Employee stock purchase plan				5,181	(d)

Total shares	8,888			18,471

(a)    Under the 2017 Incentive Compensation Plan, 17.5 million shares were authorized for issuance as SARs, RSAs, RSUs, stock options, PSAs, PSUs, dividend or dividend equivalent rights and stock awards.

(b)    The number of shares to be issued upon exercise will be determined at exercise based on the difference between the grant price and the market price on the date of exercise and the calculation of taxes owed on the exercise.

(c)    The number of shares to be issued is dependent upon the Company achieving certain predefined performance targets and ranges from zero shares to approximately 2 million shares.

(d)    Represents remaining shares of Company common stock under the Company’s 1993 Employee Stock Purchase Plan, as amended and restated, including an additional 1.5 million shares approved by shareholders on March 28, 2007, and an additional 12 million shares approved by shareholders on April 21, 2009.

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COMPANY PROPOSAL 4

All of the Company’s equity compensation plans have been approved by the Company’s shareholders and the Company does not have any equity compensation plans that have not been approved by shareholders.

On December 31, 2018 there were outstanding awards of approximately 26.2 million previously granted SARs, which have a weighted-average exercise price of $17.30 per share and a weighted-average term of 4.9 years; approximately 1.3 million performance shares1; and approximately 8.9 million shares of restricted stock under the 2017 Plan and prior plans (excluding options assumed in connection with certain mergers and acquisitions).

On February 6, 2019, the Company granted an additional 4.3 million shares in connection with the Company’s annual grant. On the date after the annual grant issuance, there were outstanding awards of approximately 26.2 million previously granted SARs, which have a weighted-average exercise price of $17.54 per share and a weighted-average term of 5.7 years; 1.5 million performance shares2; and approximately 11 million shares of restricted stock under the 2017 Plan and prior plans (excluding options assumed in connection with certain mergers and acquisitions). The February 6, 2019 annual grant, in combination with other plan activity that occurred since year-end 2018, left 3.2 million shares available for future issuance under the 2017 Plan.

Administration

The Committee will administer the Plan. The Committee is composed of three or more directors, each of whom qualifies as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each member of the Committee also meets the director-independence criteria under the applicable Nasdaq Global Select Market listing rules. The Committee has broad discretion and authority to, among other things, select the officers, employees, directors, and consultants to whom awards may be granted, to determine the terms, conditions, form, and amount of the awards, to establish, where deemed applicable, performance goals with respect to awards and to measure and certify the achievement thereof, and to establish guidelines and procedures relating to awards.

The Committee will have full power to administer and interpret the Plan and to adopt or establish, and to modify or waive, rules, regulations, agreements, guidelines, procedures, and instruments that it deems necessary or advisable for the administration and operation of the Plan. The Committee may delegate its authority to the chief executive officer, to other officers or to the Company’s Pension, 401(k) and Medical Plan Committee (or any similar or successor committee), provided that such delegation will not extend to actions with respect to “officers” for purposes of Rule 16b-3 under the Exchange Act.

Shares Available for Future Awards and Awards Outstanding

Upon shareholder approval, the total number of shares of common stock that may be issued pursuant to new awards under the Plan may not exceed 40 million. No additional awards will be made under the 2017 Plan and all remaining shares eligible for issuance under the 2017 Plan will be canceled. All prior plans have also been canceled and no awards may be made thereunder. Outstanding awards

[1]	The number to be issued is dependent upon the company achieving certain pre-defined performance targets and ranges from zero to approximately 2 million shares.
[2]	The number to be issued is dependent upon the company achieving certain pre-defined performance targets and ranges from zero to approximately 2 million shares.

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COMPANY PROPOSAL 4

made under the 2017 Plan and prior plans will continue to be governed by the terms of those plans. Shares subject to those awards that are cash-settled, not issued, or are cancelled due to the failure to earn the shares under the award, or by reason of the cancellation, forfeiture or expiration of the award, will be once again available for issuance pursuant to awards made under the Plan. Shares of common stock shall not again be available if such shares are surrendered or withheld as payment of either the exercise price of an award or of withholding taxes in respect of an award. The exercise or settlement of an award of SARs reduces the shares of common stock available under the Plan in the gross number of SARs exercised or settled, not just the net amount of shares actually issued upon exercise or settlement of the award. Any shares acquired by the Company in the open market with proceeds received from option exercises will not be made available for awards under the Plan.

The 40 million shares are approximately 6 percent of the Company’s outstanding Common Stock as of December 31, 2018.

Of the shares available for future awards under the Plan, shares issuable under full-value awards will be counted against the shares authorized on a 2.5 for 1 basis.

Generally, no more than 5 percent of the shares of common stock may be issued with respect to awards with a vesting, restriction or performance period of less than one year.

Shares of common stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries shall not reduce the number of shares available to be issued under the Plan.

The source of common stock issued, with respect to awards, may be authorized and unissued shares or shares that have been or may be reacquired in the open market, in private transactions, or otherwise. In the event of any corporate event or transaction, including, but not limited to, a change in the shares of common stock or the capitalization of the Company, such as may result from a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure or distribution, other than normal cash dividends, the number of shares of common stock authorized for issuance, available for issuance, or covered by any outstanding award and the exercise price or other per share amounts applicable to any such award, and the various limitations described above, will be proportionately adjusted.

Eligibility

Any officer, employee, director, or consultant of the Company or any of its subsidiaries or affiliates is eligible to receive an award under the Plan. The basis for participation in the Plan is the Committee’s decision, in its sole discretion, that an award to an eligible participant will further the Plan’s purpose of promoting the success of the Company and its subsidiaries, which is generally set out in Section 1 of the Plan. In exercising its discretion, the Committee will consider the recommendations of management and the purposes of the Plan. As of December 31, 2018, the Company had approximately 18,085 employees and 11 Bancorp non-employee directors of the Company and its subsidiaries and affiliates eligible to participate in the Plan.

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COMPANY PROPOSAL 4

Award Types Under the Plan

A participant in the Plan is permitted to receive multiple grants of awards of the various types under the Plan. The terms and provisions of a type of award with respect to any recipient need not be the same with respect to any other recipient of such award. The following types of awards may be granted under the Plan:

SARs. The Committee may grant SARs independently of any stock option or in tandem with all or any part of a stock option granted under the Plan. Upon exercise, each SAR entitles a participant to receive an amount equal to the excess of the Fair Market Value (as defined in the Plan) of a share of common stock on the date the SAR is exercised over an amount equal to the Fair Market Value of a share of common stock on the date the SAR is granted. No SAR shall be exercisable later than the tenth anniversary of the date of its grant. The Plan prohibits any reduction (re-pricing) of such grant date amount. The payment may be made in shares of common stock having a Fair Market Value on the date of exercise equal to the amount due upon the exercise of the SAR, may be paid in cash, or in a combination. Upon exercise of a SAR granted in conjunction with a stock option, the option may be required to be surrendered. Except in the event of certain corporate events or transactions, once a SAR is granted, the Committee shall have no authority to reduce the price fixed at the date of grant, nor may any SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new SAR with a lower price at the date of grant without the approval of the Company’s shareholders. No dividend or dividend equivalent rights shall be paid or accrued on SARs.

Restricted Stock and RSUs. An award of Restricted Stock is an award of shares of common stock that may not be sold or otherwise disposed of during a restricted period determined by the Committee. An award of RSUs is an award of the right to receive a share of common stock after the expiration of a restricted period determined by the Committee. The Committee may also impose additional restrictions on an award of Restricted Stock or RSUs, including, but not limited to, attainment of certain performance goals during the restricted period. To the extent provided by the Committee, Restricted Stock and RSUs may also include a dividend or dividend equivalent right, under which the recipient will be entitled to receive all dividends and other distributions paid with respect to such shares, which will be paid to such recipient in cash or in additional Restricted Stock or RSUs.

Performance Shares and PSUs. Performance Shares and PSUs are awards of a fixed or variable number of shares or of dollar-denominated units that are earned by achievement of performance goals established by the Committee. The Committee may provide that a certain percentage of the number of Performance Shares or PSUs originally awarded may be earned based upon the attainment of the performance goals. Amounts earned under Performance Share and PSUs may be paid in common stock, cash or a combination of both. During the applicable performance period for an award, the Performance Shares and PSUs may be entitled to accrue dividend or dividend equivalent rights, which will only be paid if the underlying Performance Shares or PSUs are earned and a distribution is made, as approved by the Committee. Any such dividends or distributions whether paid in cash or shares, shall be subject to the same performance goals as the Performance Shares or PSUs with respect to which they relate and shall be paid only if and at the same time as the underlying shares are paid.

Stock Options. Stock options may be nonqualified stock options or incentive stock options that comply with Code Section 422 of the Code. The exercise period for any stock option will be determined by the

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COMPANY PROPOSAL 4

Committee at the time of grant. The exercise price per share for all shares of common stock issued pursuant to stock options under the Plan may not be less than 100 percent of the Fair Market Value of a share of common stock on the grant date. Each stock option may be exercised in whole, at any time, or in part, from time to time, after the grant becomes exercisable. The Plan limits the term of any stock option to 10 years and prohibits re-pricing of options. No dividend or dividend equivalent rights shall be paid or accrued on options. No more than 5 million shares may be issued under the Plan as incentive stock options.

Awards under Deferred Compensation or Similar Plans. Participants may receive the right to receive common stock or a fixed or variable share denominated unit granted under the Plan or any deferred compensation or similar plan established from time to time by the Company.

Annual Incentive Awards. Participants in the Plan may receive annual incentive awards. Under an annual incentive award, the participant may receive an amount in cash based on the achievement of performance goals established by the Committee.

Other Incentive Awards. The Committee may grant other types of awards of which may be based in whole or in part by reference to common stock or upon the achievement of performance goals or such other terms and conditions as the Committee may prescribe.

The treatment of each award type held by a participant at termination of employment or service as a director or consultant, or in the event of a change in control, will be as determined by the Committee and set forth in the agreement applicable to such award or in any amendment or modification thereof. To the extent the award agreement does not expressly provide for such disposition, then the disposition of the award shall be determined as set forth in the Plan. Notwithstanding the foregoing, in no event shall any award vest in less than one year from the date of grant except that, with limited exceptions, the Committee may grant awards that do not satisfy this minimum vesting period for up to an aggregate of five percent of the shares authorized for issuance under the Plan.

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COMPANY PROPOSAL 4

Performance Goals

For purposes of awards under the Plan performance goals are objectives, determined by the Committee, which are to be satisfied or met as a condition to the receipt of any share or cash distribution under the award. The Committee may establish performance goals with respect to an award based upon one or more of the following performance criteria:

Return measures (including, but not limited to, total shareholder return, return on assets, and return on equity).
Earnings measures (including, but not limited to, earnings per share, net income, net interest income, net interest margin, and non-interest income).
Revenues.
Expense measures (including, but not limited to, expenses, operating efficiencies, efficiency ratios, and non-interest expense).
Balance sheet measures (including, but not limited to, assets, loans, charge-offs, loan loss reserves, non-performing assets, deposits, asset quality levels, and investments).
Enterprise risk management measures (including, but not limited to, interest-sensitivity gap levels, regulatory compliance, satisfactory internal or external audits, and financial ratings).
Fair Market Value of the common stock.

Workforce, customer or market-related objectives (including, but not limited to, employee satisfaction, customer satisfaction, customer growth, number or type of customer relationships, and market share).

Achievement of balance sheet or income statement objectives, or other financial, accounting, or quantitative objectives established by the Committee.

These performance goals may be measured for achievement or satisfaction during the period the Committee permits the participant to satisfy or achieve the performance goals and may be in absolute terms or measured against, or in relationship to, other companies comparably, similarly or otherwise situated or other external or internal measure and may be based on, or adjusted for, other objective goals, events or occurrences established by the Committee for a performance period. Performance goals may be particular to a line of business, subsidiary or other unit or the Company generally, and may, but need not be, based upon a change or an increase or positive result. Performance goals may include or exclude the effects of certain events including changes in accounting standards or principles, tax laws or other laws or provisions affecting reported results, a significant acquisition or divestiture, discontinued operations, litigation or claim judgments or settlements or other unusual, infrequently occurring or unplanned items such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings and stock repurchases, and loan loss provisions.

Other Provisions

Awards settled solely in cash shall not reduce the number of shares of common stock available for awards under the Plan. Any shares acquired by the Company in the open market with proceeds received from option exercises will not be made available for awards under the Plan. Shares of common stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries shall not reduce the number of shares available to be issued under the Plan.

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In general, except to the extent provided by the Committee in the specific terms of an award or with respect to certain transfers of nonqualified stock options to certain family members or foundations for no value or other consideration, no award will be assignable or transferable except by will, the laws of descent and distribution.

The Committee may impose such restrictions and limitations on any awards granted under the Plan as it may deem advisable, including, but not limited to, share ownership or holding period requirements and requirements to enter into or to comply with confidentiality, non-competition and other restrictive or similar covenants. Additionally, the Committee may specify in any award agreement that the participant’s rights, payments and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture or recoupment (clawback) upon the occurrence of certain specified events, such as payments based on financial statements or performance metrics that are determined subsequently to be erroneous, in addition to any otherwise applicable vesting or performance conditions.

The Company is subject to supervision and regulation by banking authorities. Regulations and guidance issued by banking authorities may from time to time impose certain compensation restrictions on the Company, its executive officers and certain other highly compensated employees. Awards made under the Plan will comply with such compensation restrictions to the extent applicable.

The receipt of payment of cash or the delivery of shares that would otherwise be due to a participant under an award may be deferred at the election of the participant or the Company pursuant to an applicable deferral plan established by the Company or a subsidiary. A deferral also may be requested under applicable banking regulations. Awards made and deferral of any amounts payable under the Plan are intended to comply with deferred compensation rules under Code Section 409A.

Effective Date, Amendment and Termination

If approved by the shareholders, the Plan will become effective as of the date of such approval and will remain in effect until all shares subject to the Plan have been issued according to the provisions of the Plan, provided, however, that no awards may be granted on or after the 10th anniversary of such date. The Board of Directors may terminate the Plan at any time and may amend or modify the Plan from time to time provided that no such action shall materially adversely alter or impair any outstanding award without the consent of the participant affected thereby. In addition, unless approved by the Company’s shareholders, no amendment or modification may increase the number of shares of common stock that may be issued under the Plan (except pursuant to an adjustment related to a corporate change affecting the common stock), expand the types of awards available to participants under the Plan, materially expand the class of persons eligible to participate in the Plan, delete or limit the provisions prohibiting the re-pricing of options or reduce the price at which shares may be offered under options, extend the termination date for making awards under the Plan, or become effective if such amendment or modification is required under the rules and regulations of the Nasdaq Global Select Market or another national exchange on which the common stock is then listed, or other applicable law, rules or regulations, to be approved by the shareholders.

The Committee may amend or modify any outstanding awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such award as so amended or modified, provided that no amendment or modification shall materially adversely alter or impair an

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outstanding award without the consent of the participant affected thereby. Re-pricing stock options and stock appreciation rights is prohibited without shareholder approval, including by exchange for cash or a new or different award type.

Federal Income Tax Considerations

The following discussion is a summary of certain federal income tax consequences to participants who may receive grants of awards under the Plan and to the Company. This discussion does not purport to be complete, and does not cover, among other things, state and local tax treatment.

SARs. No taxable income is recognized by a participant upon the grant of a SAR under the Plan. Upon the exercise of a SAR, the participant will realize ordinary income in an amount equal to the Fair Market Value of the shares of common stock received and the amount of cash received. Shares of common stock received upon the exercise of a SAR will, upon subsequent sale, be eligible for capital gains treatment, with the capital gains holding period commencing on the date of exercise of the SAR. The Company is generally entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes ordinary income upon exercise of the SAR.

Stock Awards. A recipient of Restricted Stock, Performance Shares or any other awards of shares of common stock generally will be subject to tax at ordinary income rates on the Fair Market Value of the common stock at the time the shares have been delivered and are no longer subject to forfeiture. A recipient who so elects under Section 83(b) of the Code within 30 days of the date of the grant of shares of common stock will have ordinary taxable income on the date of the grant equal to the Fair Market Value of the shares as if the shares were unrestricted or the shares were earned and could be sold immediately. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the Restricted Stock or Performance Shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires. If the recipient timely elects to be taxed as of the date of the grant, the holding period commences on the date of the grant and the tax basis will be equal to the Fair Market Value of the shares on the date of the grant as if the shares were then unrestricted and could be sold immediately. The Company generally is entitled to a deduction for compensation paid to a participant in the amount of ordinary income recognized by the participant.

RSUs and PSUs. A recipient of units generally will be subject to tax at ordinary income rates on the Fair Market Value of any common stock issued or cash paid pursuant to such an award. The Company generally will be entitled to a deduction equal to the amount of the ordinary income realized by the recipient. The capital gain or loss holding period for any common stock distributed under an award will begin when the recipient recognizes ordinary income in respect of that distribution.

Nonqualified Stock Options. For federal income tax purposes, no income is recognized by a participant upon the grant of a nonqualified stock option. Upon exercise, the participant will realize ordinary income in an amount equal to the excess of the Fair Market Value of a share of common stock on the date of exercise over the exercise price multiplied by the number of shares received pursuant to the exercise of such options. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (a) the exercise price, increased by any compensation reported upon the participant’s exercise of the option, and (b) the amount realized on such sale or exchange. Any gain or loss will be

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capital in nature if the shares were held as a capital asset and will be long term if such shares were held for more than one year. The Company generally is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes compensation upon exercise of the option.

Incentive Stock Options. No taxable income is realized by the participant upon exercise of an incentive stock option granted under the Plan, and if no disposition of those shares is made by such participant within two years after the date of grant or within one year after the transfer of those shares to the participant, then: (a) upon the sale of the shares, any amount realized in excess of the exercise price will be taxed as a long-term capital gain and any loss sustained will be taxed as a long-term capital loss, and (b) no deduction will be allowed to the Company for federal income tax purposes. Upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.

If the shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-years-from-grant/one-year-from-transfer holding period, generally: (a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the Fair Market Value of the shares at exercise (or, if less, the amount realized upon disposition of the shares) over the exercise price, and (b) the Company will be entitled to deduct such amount. Any additional gain or loss realized will be taxed as short-term or long-term capital gain or loss, as the case may be, and may not be deducted by the Company. If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the stock option will be treated as a nonqualified stock option.

Annual Incentive Award. A participant will recognize ordinary income upon receipt of cash pursuant to a cash award and the Company generally will be entitled to a deduction equal to the amount of the ordinary income realized by the recipient.

Other Incentive Awards. The federal income tax consequences of other incentive awards will depend on how the awards are structured. Generally, the Company will be entitled to a deduction with respect to other incentive awards only to the extent that the recipient realizes ordinary income in connection with such awards.

Market Value

As of February 7, 2019, the per share closing sale price of the Company’s common stock on the Nasdaq Global Select Market was $26.78.

New Plan Benefits

No determination has been made as to the amount or terms of any stock-based or cash awards under the Plan. Additionally, because the Plan is a new plan, it is not possible to determine the benefits that would have been received by or allocated to eligible participants under the Plan had it been in effect in prior years.

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COMPANY PROPOSAL 4

Vote Required

Pursuant to the Company’s Code of Regulations, the affirmative vote of a majority of the shares of the Company’s common stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the adoption of the plan as set forth in this proposal. Proxies received by the Company and not revoked prior to or at the Annual Meeting will be voted in favor of this proposal unless otherwise instructed by the shareholder. Abstentions will have the same effect as a vote cast against this proposal. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted as present to vote on this proposal and will have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADOPTION OF THE FIFTH

THIRD BANCORP 2019 INCENTIVE COMPENSATION PLAN, INCLUDING THE ISSUANCE OF

SHARES OF COMMON STOCK AUTHORIZED THEREUNDER.

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Company Proposal 5: Proposal to Approve an Amendment to the Company’s Articles of Incorporation to Authorize a New Class of Preferred Stock

(Item 6 on Proxy Card)

The Board of Directors recommends adoption of an amendment to Article Fourth, Section (A) of the Amended Articles of Incorporation, as amended (the “Articles”), in the form shown in Annex B hereto to authorize a new class of preferred stock.

What would this Amendment accomplish?

Article Fourth, Section (A) of the Company’s Articles currently provides that the Company may designate and issue up to 500,000 shares of preferred stock, without par value. Of those authorized shares of preferred stock, the Company has to date designated an aggregate of 24,000 shares of Series H Preferred Stock; 18,000 shares of Series I Preferred Stock; and 12,000 shares of Series J Preferred Stock. Accordingly, 446,000 authorized shares of undesignated preferred stock are currently eligible for issuance from time to time as determined by the Company’s Board of Directors. No shareholder approval is needed in connection with any such issuances, except as otherwise required by law or applicable stock exchange rules, if the terms of any series of shares of preferred stock are in accordance with the allowed terms set forth in Article Fourth, Section (A)2)(h).

The proposed amendment to Article Fourth, Section (A) of the Articles would increase the total amount of authorized shares of preferred stock of the Company by 500,000 shares and add subsection 3), which would create a new class of preferred stock (the “Class B Preferred Stock”) and authorize the Company to issue up to 500,000 shares of Class B Preferred Stock. No further shareholder vote would be required for the issuance of any of the Class B Preferred Stock, except as otherwise required by law or applicable stock exchange rules.

Why is this Amendment needed?

The proposed amendment is being sought to enhance the Company’s ability to engage in business activities and transactions typical for its industry. It is not being proposed in connection with any anti-takeover related purpose and neither the Board nor management has any knowledge of any current efforts to effect such a takeover. The Class B Preferred Stock will not be issued or used for any defensive or anti-takeover purpose or for the purpose of implementing any shareholder rights plan.

The proposed amendment to Article Fourth, Section (A) would provide the Company with additional flexibility to designate and issue one or more future series of Class B Preferred Stock with terms permitted under the Ohio general corporation law that are not available for the Company’s existing class of preferred stock currently authorized in the Articles. The provisions of the proposed amendment would apply to all future issuances by the Company of the Class B Preferred Stock such that, as expressly allowed by 1701.06 Ohio Revised Code, the amended Articles would incrementally provide the Board of Directors with the ability to (1) tailor voting rights, (2) exercise discretion over both dividends and distribution rights including preferences, (3) establish liquidation rights and preferences, in addition to liquidation price, (4) determine rights to alter express terms of specific securities and (5) determine any other relative, participating, optional, or other special rights and privileges of, and qualifications or restrictions on, the rights of holders of shares of any series of Class B Preferred Stock.

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COMPANY PROPOSAL 5

The Company is currently limited in its ability to create, issue and sell shares of preferred stock that contain certain terms that may be preferred by market participants and are allowable under Ohio law. Providing the Board of Directors, the ability to create, issue and sell shares with some or all of these additional terms would alleviate this concern and provide additional flexibility to the Company. For example, due to the restrictions on the voting rights of the existing class of preferred stock set forth in Article Fourth, Section (A)2)(h) of the Articles, the Company was required to hold a special meeting of shareholders in 2008 to amend the Articles to allow for the grant of limited voting rights in order for the Company to participate in the U.S. Department of the Treasury’s Troubled Asset Relief Program Capital Purchase Program (“TARP CPP”). Obtaining shareholder approval was costly and potentially jeopardized the Company’s participation in the TARP CPP.

In addition to the delays in participation in the TARP CPP, the restrictions on voting rights of the existing class of preferred stock contained in the Articles also required the Company to offer alternate terms to those prevailing in the market at the time of its offering of its Series G preferred stock and required the Company to use an alternative merger structure in its acquisition of MB Financial, Inc.

While the Company was able to use alternate terms and structures to overcome these limitations in the past, there can be no assurances that such alternatives will be available in the future and the Company may be unable to engage in acquisitions, raise capital, or enter into other securities transactions on terms that would otherwise be in the long-term interests of Fifth Third and its shareholders, if the terms of the Company’s preferred stock do not permit usual and customary voting provisions, rights, or preferences. Thus, the Company believes it is important to seek approval to amend the Articles to authorize a new class of preferred stock. By seeking this approval now, the Company would be in a position to participate in any such future acquisitions or capital raising transactions that it deems to be in the best interests of the Company and its shareholders without the risks of added costs, delay or uncertainty.

Could this Amendment have adverse effects to the holders of the Company’s Common Stock, Series H Preferred Stock, Series I Preferred Stock and/or Series J Preferred Stock?

The Company currently has the authority, upon action by its Board of Directors and without the need for shareholder approval, to issue shares of preferred stock on terms established by the Board of Directors. The effect of this amendment increases the total amount of authorized shares of preferred stock of the Company and increases the types of terms that the Board of Directors may vary with respect to certain preferred stock by creating the Company’s Class B Preferred Stock.

This proposed amendment would allow future issuances of Class B Preferred Stock with voting rights that are not yet known and cannot yet be determined. However, because the Company’s common stock is listed on the Nasdaq Global Select Market, the Company is subject to the rules and regulations of Nasdaq. Under Nasdaq Rule 5640, the Company is prohibited from disparately reducing or restricting existing shareholders’ voting rights (e.g. creating a new class of super-voting stock).

As with all blank check preferred stock, if series of shares of Class B Preferred Stock are issued by the Company, it may potentially make it more difficult to obtain shareholder approval of various actions, such as a merger or removal of management. The terms of the authorized, unissued shares of Class B Preferred Stock have not been proposed in connection with any anti-takeover related purpose. The Company’s Class B Preferred Stock will not be used or issued for any defense or anti-takeover purpose or for the

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purpose of implementing any shareholder rights plan. The Board of Directors and management have no knowledge of any current efforts by anyone to obtain control of the Company or to effect large accumulations of the Company’s common stock or preferred stock.

Additionally, the issuance of shares of Class B Preferred Stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing shareholders. The terms of any Class B Preferred Stock that are fixed by the Company’s Board of Directors on issuance, will depend upon the reason for the issuance and on market conditions and other factors existing at the time.

On May 20, 2018, Fifth Third and its wholly-owned subsidiary, Fifth Third Financial Corporation, entered into the Merger Agreement with MB Financial. Pursuant to the Merger Agreement, subject to the receipt of all necessary regulatory approvals, the combination of MB Financial and Fifth Third would be affected by the merger of MB Financial with a newly-formed subsidiary of the Company, with MB Financial surviving such merger as a subsidiary of the Fifth Third. In the Merger, MB Financial’s 6.00% Noncumulative Perpetual Preferred Stock, Series C (the “MB Preferred Stock”), all of which is held by a depositary, and the outstanding depositary shares that represent the MB Preferred Stock, which are listed on the Nasdaq Global Select Market, would remain outstanding and unchanged.

Fifth Third believes that, following completion of the Merger, it may be in the best interests of Fifth Third and its shareholders to merge MB Financial into Fifth Third (the “Subsidiary Merger”). Among other things, the Subsidiary Merger would allow Fifth Third to streamline its corporate organization and governance practices and potentially reduce expense.

If the proposed amendment to the Articles to authorize the Class B Preferred Stock is adopted by the shareholders, the Merger occurs, and Fifth Third determines to proceed with the Subsidiary Merger, the Board of Directors of Fifth Third could create a series of Class B Preferred Stock consisting of 200,000 shares for issuance in the Subsidiary Merger in exchange for the 200,000 shares of MB Preferred Stock currently held by the depositary, which would be cancelled. Under the terms of the MB Preferred Stock, the holders of the MB Preferred Stock would have no right to vote on the Subsidiary Merger if the new series of Class B Preferred Stock issued in exchange for the MB Preferred Stock has powers, preferences and special rights not materially less favorable to the holders than the powers, preferences and special rights of the MB Financial Preferred Stock, taken as a whole. Fifth Third anticipates that, if the Subsidiary Merger occurs, the terms of the new series of Class B Preferred Stock issued in the Subsidiary Merger would not be materially less favorable than the terms of the MB Preferred Stock, which are summarized below.

Fifth Third has not yet determined whether to enter into the Subsidiary Merger, and it does not anticipate that it will make a final determination until after the Merger is consummated and Fifth Third has completed its plans to otherwise streamline its post-Merger organization. It also anticipates that the Subsidiary Merger would be conditioned on adoption by the shareholders of the proposed amendment to the Articles to authorize the Class B Preferred Stock. Completion of the Merger is not conditioned on, or subject to, approval of this proposal to amend the Articles or on completion of the Subsidiary Merger.

Even if Fifth Third were to issue 200,000 shares of a series of Class B Preferred Stock in the Subsidiary Merger, 300,000 shares of Class B Preferred Stock would remain authorized for issuance in other circumstances. Other than the possible issuance of Class B Preferred Stock in the Subsidiary Merger, Fifth

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COMPANY PROPOSAL 5

Third does not have any potential plans for the issuance of shares of Class B Preferred Stock at the present time. Regardless of whether Fifth Third ultimately enters into the Subsidiary Merger, however, Fifth Third believes that adoption by the shareholders of the proposed amendment is in the best interests of Fifth Third for the reasons described above.

Summary of Certain Terms of the MB Preferred Stock

As described above, if the proposed amendment to the Articles authorizing the Class B Preferred Stock is adopted by the shareholders, the Merger is consummated, and Fifth Third determines to enter into the Subsidiary Merger, Fifth Third anticipates that the terms of the series of Class B Preferred Stock that could be created by the Board of Directors for issuance in the Subsidiary Merger in exchange for the MB Preferred Stock would be not materially less favorable than the terms of the MB Preferred Stock. The following is a summary of certain important terms of the MB Preferred Stock:

Depositary Shares	The outstanding MB Preferred Stock is held by a depositary, which has issued 8,000,000 depositary shares each representing a 1/40th ownership interest in a share of MB Preferred Stock entitling the holder to all proportional rights and preferences of the MB Preferred Stock.

Dividends

Dividends are payable on the MB Preferred Stock, when, as, and if declared by MB Financial’s board of directors or a duly authorized committee of MB Financial’s board of directors. If declared, dividends accrue and are payable on the liquidation preference amount, on a non-cumulative basis, from the date of issuance at a rate of 6.00% per annum, payable quarterly, in arrears. See also “Dividend Payment Dates” below.

Dividends on the MB Preferred Stock are not cumulative. If MB Financial’s board of directors or a duly authorized committee of MB Financial’s board of directors does not declare a dividend on the MB Preferred Stock in respect of a dividend period, then no dividend will be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or be cumulative, and MB Financial will have no obligation to pay any dividend for that dividend period, whether or not MB Financial’s board of directors or a duly authorized committee of MB Financial’s board of directors declares a dividend for any future dividend period with respect to the MB Preferred Stock or any other class or series of MB Financial’s preferred stock.

Notwithstanding any other provision hereof, dividends on the MB Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause MB Financial to fail to comply with the laws and regulations applicable to MB Financial, including applicable capital adequacy guidelines.

During any dividend period while the MB Preferred Stock is outstanding, unless, in each case, the full dividends for the most recently completed dividend period

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COMPANY PROPOSAL 5

on all outstanding shares of MB Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside:

•  no dividend will be declared or paid or set aside for payment and no distribution will be declared or made or set aside for payment on any junior stock, other than:

•  a dividend payable solely in junior stock; or

•  any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under any such plan;

•  no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by MB Financial, directly or indirectly (nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by MB Financial) other than:

•  as a result of a reclassification of junior stock for or into other junior stock;

•  the exchange or conversion of one share of junior stock for or into another share of junior stock;

•  through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock;

•  purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•  purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the most recently completed dividend period, including under a contractually binding stock repurchase plan; or

•  the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged; and

•  no shares of parity stock shall be repurchased, redeemed or otherwise acquired for consideration by MB Financial otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the MB Preferred Stock and such parity stock except by conversion into or exchange for junior stock.

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COMPANY PROPOSAL 5

When dividends are not paid in full upon the shares of MB Preferred Stock and any parity stock, all dividends declared upon shares of MB Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the MB Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other for the then-current dividend period for the MB Preferred Stock.

Dividend Payment Dates	Dividends on the MB Preferred Stock are payable when, as, and if declared by MB Financial’s board of directors or a duly authorized committee of MB Financial’s board of directors, quarterly, in arrears, on February 25, May 25, August 25 and November 25 of each year, each referred to herein as a dividend payment date. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next business day without any adjustment to the amount of dividends paid.

Redemption

The MB Preferred Stock is perpetual and has no maturity date. MB Financial may redeem the MB Preferred Stock at its option, (1) in whole or in part, from time to time, on any dividend payment date on or after November 25, 2022, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to but excluding the redemption date or (2) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as described herein), at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to but excluding the redemption date. The holders of the MB Preferred Stock will not have the right to require the redemption or repurchase of the MB Preferred Stock.

Any redemption of the MB Preferred Stock is subject to our receipt of any required prior approval by the Board of Governors of the Federal Reserve System (including any successor bank regulatory authority that may become MB Financial’s appropriate federal banking agency, and referred to herein as the Federal Reserve) and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the MB Preferred Stock.

Optional Redemption Following a Regulatory Capital Treatment Event

MB Financial may redeem shares of the MB Preferred Stock at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, on the shares of MB Preferred Stock called for redemption, to but excluding the redemption date.

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A regulatory capital treatment event means the good faith determination by MB Financial that, as a result of (1) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of MB Preferred Stock; (2) any proposed change in those laws or regulations that is announced after the initial issuance of any share of MB Preferred Stock; or (3) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of MB Preferred Stock, there is more than an insubstantial risk that MB Financial will not be entitled to treat the full liquidation value of the shares of MB Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Q (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of MB Preferred Stock is outstanding. Redemption of the MB Preferred Stock is subject to MB Financial’s receipt of any required prior approvals from the Federal Reserve and to the satisfaction of any conditions set forth in the capital regulations or guidelines of the Federal Reserve applicable to the redemption of the MB Preferred Stock.

Liquidation Rights	In the event MB Financial liquidates, dissolves or winds-up its business and affairs, either voluntarily or involuntarily, holders of the MB Preferred Stock are entitled to receive a liquidating distribution of $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, before MB Financial makes any distribution of assets to the holders of its common stock or any other class or series of shares of junior stock. Distributions will be made only to the extent of MB Financial’s assets that are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the MB Preferred Stock and pro rata as to the MB Preferred Stock and any other shares of MB Financial’s stock ranking equally as to such distribution. Holders of the MB Preferred Stock will not be entitled to any other amounts from MB Financial after they have received their full liquidating distribution.

Voting Rights	None, except with respect to authorizing or increasing the authorized amount of senior stock, certain share exchanges, reclassifications, mergers or consolidations, certain changes in the terms of the MB Preferred Stock and in the case of certain dividend nonpayments. The holders of MB Preferred Stock will have exclusive voting rights on any articles of incorporation amendment that would alter only the contract rights, as expressly set forth in the articles of incorporation, of the MB Preferred Stock.

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Ranking	Shares of the MB Preferred Stock rank senior to MB Financial’s common stock, equally with its 8.00% Non-cumulative Perpetual Preferred Stock, Series A (which will be cancelled in the Merger), equally with each other class or series of preferred stock that MB Financial may issue in the future that, by its terms, ranks equally to the MB Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of MB Financial, junior to any class or series of stock MB Financial may issue in the future that ranks senior to the MB Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of MB Financial and junior to all of MB Financial’s existing and future debt obligations. MB Financial will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment after satisfaction of all claims for indebtedness and other non-equity claims.

No Maturity	The MB Preferred Stock does not have any maturity date, and MB Financial is not required to redeem the MB Preferred Stock. Accordingly, the MB Preferred Stock will remain outstanding indefinitely, unless and until MB Financial decides to redeem it and receive any required prior approval of the Federal Reserve to do so.

Preemptive and Conversion Rights	None

What would be the likely effect of a failure to adopt this Amendment?

The failure to adopt the proposed amendment to the Articles to authorize the Class B Preferred Stock could limit the Company’s ability to engage in future capital raising transactions, mergers, or other strategic transactions if such transactions require the Company to issue preferred stock containing terms that the Board of Directors does not have authority to fix under the terms of the existing class of preferred stock. In such cases, the Company may lose opportunities due to the time delay and uncertainty of needing to hold a special meeting of shareholders in order to adopt an amendment to the Articles to allow the Company to proceed with such transactions. In addition, the failure to adopt the proposed amendment would limit the ability of the Company to consummate the Subsidiary Merger.

If this Amendment is adopted by the Company’s shareholders, when would the Company implement this Amendment?

If this proposed amendment is adopted at the Annual Meeting, the Company will promptly file a certificate of amendment to its Articles in accordance with this Company Proposal 5. The Company’s implementation of this amendment is not contingent upon any other event or circumstance.

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What is the required vote for adoption by the Company’s shareholders of this Amendment?

The resolutions attached to this proxy statement as Annex B will be submitted for adoption at the Annual Meeting.

Vote Required

Proxies received by Fifth Third Bancorp and not revoked prior to or at the Annual Meeting will be voted in favor of this proposal to amend the Company’s Articles of Incorporation to provide a new class of preferred stock unless otherwise instructed by the shareholder. Pursuant to Ohio Revised Code Section 1701.71, the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the Company is necessary to adopt the proposed amendment to the Company’s Articles. Abstentions and shares not voted on this proposal by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as a vote cast against this advisory proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADOPTION

OF THIS COMPANY PROPOSAL 5 TO AMEND THE COMPANY’S ARTICLES

TO PROVIDE ADDITIONAL FLEXIBILITY IN CREATING AND ISSUING FUTURE

SERIES OF PREFERRED STOCK.

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2020 SHAREHOLDER PROPOSALS

Shareholder Proposals to be included in Fifth Third Bancorp’s Proxy Statement. In order for a shareholder proposal for the 2020 Annual Meeting of Shareholders to be eligible for inclusion in our proxy statement, it must comply with the requirements of Rule 14a-8 of the Exchange Act and must be received by Fifth Third Bancorp on or before November 6, 2019 at the following address or facsimile number:

Fifth Third Bancorp

c/o Fifth Third Legal Department

Office of the Corporate Secretary

38 Fountain Square Plaza

MD10909F

Cincinnati, Ohio 45263

Attn: Corporate Secretary

Facsimile: 513-534-6757

Shareholder Proposals not included in Fifth Third Bancorp’s Proxy Statement. Any shareholder who intends to propose any matter to be acted upon at the 2020 Annual Meeting of Shareholders without such proposal being included in our proxy statement as a shareholder proposal must send a notice to the Corporate Secretary using the address and facsimile number listed above no earlier than January 17, 2020 and no later than February 16, 2020. If notice is provided by February 16, 2020, and the proposal is voted upon, SEC rules permit the persons named as proxies for the 2020 Annual Meeting to exercise discretionary authority to vote upon such additional proposal if we advise shareholders in the proxy statement for the 2020 Annual Meeting how they intend to vote on it.

The notice to the Corporate Secretary must meet the requirements set forth in our Code of Regulations which are summarized below.

The notice must include:

•

the name and address of the record shareholder as they appear in Fifth Third Bancorp’s books and the name and address of any beneficial owner of the shares on whose behalf the record shareholder is acting, and, if different, the current name and address of the shareholder and any beneficial owner;

•

the class and number of shares of Fifth Third Bancorp held of record by the shareholder or beneficially owned as of the date of the notice, and a representation that the shareholder will notify Fifth Third Bancorp in writing within five (5) business days after the record date for such meeting of the class and number of shares of Fifth Third Bancorp held of record or beneficially owned on such record date;

•

any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the matter proposed;

•	such shareholder’s and any beneficial owner’s written consent to the public disclosure of information provided to Fifth Third Bancorp in the notice;

•	a representation that the shareholder intends to appear at the meeting to bring such nomination or other business before the meeting; and

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•	such other information as may reasonably be required by the Board of Directors and described in this proxy statement.

The notice must also include:

a)

any agreements, arrangements or understandings entered into by the shareholder or beneficial owner and their affiliates with respect to equity securities of Fifth Third Bancorp, including any put or call arrangements, derivative securities, short positions, borrowed shares or swap or similar arrangements, specifying in each case the effect of such agreements, arrangements or understandings on any voting or economic rights of equity securities of Fifth Third Bancorp, in each case as of the date of the notice and in each case describing any changes in voting or economic rights which may arise pursuant to the terms of such agreements, arrangements or understandings;

b)

to the extent not covered in clause (a) above, any disclosures that would be required pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder or beneficial owner); and

c)

a representation that the shareholder will notify the Company in writing within five (5) business days after the record date for such meeting of the information set forth in clauses (a) and (b) above as of the record date.

If the notice relates to the nomination of directors, it must include for each nominee:

•

all information relating to such nominee that is required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any material relationships, between or among the nominating shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting with them, and each proposed nominee, and his or her respective affiliates and associates, or others acting with them, including all information that would be required to be disclosed under Item 404 of Regulation S-K if the nominating shareholder and any beneficial owner, or any affiliate or associate or any person acting with them, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of the registrant; and

•

information necessary to make a determination of the eligibility of the nominee to serve as an independent director of Fifth Third Bancorp as defined by Rule 5605(a)(2) of the National Association of Securities Dealers listing standards and to meet the requirements of membership for each of the Committees of the Fifth Third Bancorp’s Board of Directors (which are contained in the charters of the Committees and are accessible on our website at www.53.com) and such information that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of the nominee.

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2020 SHAREHOLDER PROPOSALS

If the notice relates to any business other than nomination of directors, it must contain:

•

a description in reasonable detail of the business to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of the proposing shareholder and any beneficial owner in such business;

•

the text of the proposal or business (including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend our Code of Regulations or Articles of Incorporation, the language of the proposed amendment); and

•

a description of all agreements, arrangements and understandings between the proposing shareholder, any beneficial owner, and any other person or persons (including their names) acting in connection with them in bringing the proposal of such business.

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OTHER BUSINESS

Our Code of Regulations provides that only such business will be conducted as is properly brought before the meeting in accordance with the procedures set forth in Article II, Section 11 of the Code of Regulations. Except as otherwise provided by law, our Articles, or our Code of Regulations, the determination of whether any business sought to be brought before the Annual Meeting of Shareholders is properly brought before such meeting will be made by the Chair of such meeting. If the Chair determines that any business is not properly brought before the meeting, then any such business will not be conducted or considered.

Discretion of Proxies. The Board of Directors does not know of any other business to be presented at the Annual Meeting and does not intend to bring other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the Proxy will vote thereon according to their best judgment and interest of Fifth Third Bancorp. No other shareholder has informed us of any intention to propose any other matter to be acted upon at the Annual Meeting. Accordingly, the persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this proxy statement.

Householding. Shareholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the notices or the proxy statement and proxy card for all shareholders having that address. The notice or proxy card for each shareholder will include that shareholder’s unique control number needed to vote his or her shares. This procedure reduces our printing costs and postage fees. If, in the future, you do not wish to participate in householding and prefer to receive your notice or proxy statement in a separate envelope, or if your household currently receives more than one Notice or Proxy Statement and in the future, you would prefer to participate in householding, please call us toll-free at 1-800-488-8035 in the U.S., or inform us in writing at: Fifth Third Bancorp, c/o D.F. King & Co., Inc., 48 Wall Street – 22nd Floor, New York, New York 10005, or by email at FITB@dfking.com. We will respond promptly to such requests.

For those shareholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those shareholders notifies us, in the same manner described above, that they wish to receive a printed copy for each shareholder at that address.

Beneficial shareholders can request information about householding from their bank, broker or other nominee.

Copies. A copy of our Annual Report on Form 10-K for the most recent fiscal year, as filed with the SEC, not including exhibits, will be mailed without charge to shareholders upon written request. Requests should be addressed to Investor Relations, 38 Fountain Square Plaza, MD 1090QC, Cincinnati, Ohio 45263 or by emailing ir@53.com. You can also view information and request documents from the Investor Relations page of Fifth Third’s website at www.ir.53.com. The Form 10-K includes certain listed exhibits, which will be provided upon payment of a fee covering our reasonable expenses.

By Order of the Board of Directors

Susan B. Zaunbrecher

Corporate Secretary

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ANNEX A

FIFTH THIRD BANCORP

2019 INCENTIVE COMPENSATION PLAN

As adopted February 7, 2019,

subject to shareholder approval

ANNEX A

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ANNEX A

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ANNEX A

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ANNEX A: FIFTH THIRD BANCORP 2019 INCENTIVE COMPENSATION PLAN

ARTICLE 1

ESTABLISHMENT, PURPOSE, AND DURATION

1.1.           Establishment of the Plan. On February 7, 2019, the Board of Directors of Fifth Third Bancorp (the “Company”) adopted, subject to the approval of shareholders, this incentive compensation plan known as the “Fifth Third Bancorp 2019 Incentive Compensation Plan” (hereinafter referred to as the “Plan”), which permits the grant of short-term and long-term incentive and other stock and cash awards. If approved by the shareholders, the Plan would replace the Fifth Third Bancorp 2017 Incentive Compensation Plan and no further awards would be made under such plan. Awards made under the Fifth Third Bancorp 2017 Incentive Compensation Plan will continue to be governed by the terms of that plan.

1.2.           Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Employees, Directors and Consultants of the Company and its Subsidiaries that will link their personal interests to the financial success of the Company and its Subsidiaries and to growth in shareholder value. The Plan is designed to provide flexibility to the Company and its Subsidiaries in their ability to motivate, attract and retain the services of Employees, Directors and Consultants upon whose judgment, interest and special efforts the successful conduct of their operations is largely dependent.

1.3.           Duration of the Plan. The Plan shall become effective on the date it is approved by the Company’s shareholders (the “Effective Date”), and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 15 herein, until all Shares subject to it shall have been purchased or acquired according to the provisions herein. However, in no event may an Award be granted under the Plan on or after the 10th anniversary of the Effective Date of the Plan.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

2.1.           Definitions. Whenever used in the Plan, the following capitalized terms shall have the meanings set forth below:

(a)          “Annual Incentive Award” has the meaning specified in Section 10.1.

(b)          “Award” includes, without limitation: Options, Stock Appreciation Rights, Performance–Based Awards, Dividend or Dividend Equivalent Rights, Stock Awards, Restricted Stock or Unit Awards, Cash Awards, Annual Incentive Awards or Other Incentive Awards that may be valued in whole or in part by reference to, or are otherwise based on, the Company’s Stock, performance goals or other factors, all on a stand-alone, combination or tandem basis, as described in or granted under this Plan.

(c)          “Award Agreement” means the agreement or other writing (which may be framed as a plan, program or notification, and which may be in electronic format) that sets forth the terms and conditions of each Award under the Plan, including any amendment or modification thereof.

(d)          “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

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ANNEX A: FIFTH THIRD BANCORP 2019 INCENTIVE COMPENSATION PLAN

(e)          “Board” or “Board of Directors” means the Board of Directors of the Company.

(f)           “Cash Award” has the meaning specified in Section 10.2(c).

(g)          “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i)

Any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, or a corporation owned directly or indirectly by the common shareholders of the Company in substantially the same proportions as their ownership of Stock of the Company), as a result of acquiring, or during any 12-month period having acquired, voting securities of the Company, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then-outstanding securities.

(ii)

During any 12-month period (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board and any new Director, whose election by the Board or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the Directors then still in office, who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

(iii)

The consummation of (1) the sale or disposition of all or substantially all the Company’s assets; or (2) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least 60 percent of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation.

(iv)	The shareholders of the Company approve a plan of complete liquidation of the Company.

Notwithstanding the foregoing, if the payment of Stock or cash under an Award constitutes the payment of deferred compensation subject to Section 409A of the Code and the time or form of such payment is changed due to a Change in Control, such change in the time or form of payment shall not occur unless the event constituting the Change in Control is also a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).

(h)          “Code” means the Internal Revenue Code of 1986, as amended from time to time.

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ANNEX A: FIFTH THIRD BANCORP 2019 INCENTIVE COMPENSATION PLAN

(i)          “Committee” means the Fifth Third Bancorp Human Capital and Compensation Committee, or any such other committee designated by the Board of Directors to administer this Plan.

(j)          “Company” means Fifth Third Bancorp, an Ohio corporation, or any successor thereto as provided in Article 17 herein.

(k)          “Consultant” means any person, including an advisor (other than a person who is an Employee or a Director), or any entity that renders services to the Company and/or a Subsidiary.

(l)          “Director” means a member of the Board of Directors of the Company or a board of directors of a Subsidiary, including for this purpose, any non-employee who serves as a regional director. For this purpose, Directors shall not include any person who is an Employee.

(m)        “Disability” means totally and permanently disabled as from time to time defined under the Long-Term Disability Plan of the Company or a Subsidiary applicable to Employee, or in the case where there is no applicable plan, permanent and total disability as defined in Section 22(e)(3) of the Code (or any successor Section); provided, however, that to the extent an amount payable under this Plan which constitutes deferred compensation subject to Section 409A the Code would become payable upon Disability. “Disability” for purposes of such payment shall not be deemed to have occurred unless the disability also satisfies the requirements of Treasury Regulation Section 1.409A-3.

(n)          “Dividend or Dividend Equivalent Rights” means a right to receive dividends or their equivalent in value in Stock, cash or in a combination of both in connection with an Award.

(o)          “Effective Date” means the date this Plan is approved by the Company’s shareholders.

(p)          “Employee” means an employee of the Company or any of its Subsidiaries, including an employee who is an officer.

(q)          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(r)          “Fair Market Value” means (unless a different method of calculation is required by applicable law), on or as of any date, (i) the closing price of the Stock as reported by the Nasdaq Global Select Market (or, if the Stock is not listed for trading on the Nasdaq Global Select Market, then on such other national exchange upon which the Stock is then listed) for such date (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred), or (ii) in the event that the Stock is no longer listed for trading on a national exchange, an amount determined in accordance with standards adopted by the Committee.

(s)          “Full-Value Award” means any Award under the Plan pursuant to which Shares may be issued, other than Options and SARs.

(t)          “Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Article 9 herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code (or any successor Section).

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ANNEX A: FIFTH THIRD BANCORP 2019 INCENTIVE COMPENSATION PLAN

(u)          “Minimum Vesting Period” means a vesting period of not less than one year.

(v)          “Nonqualified Stock Option” or “NQSO” means an option to purchase Stock, granted under Article 9 herein, which is not intended to be an Incentive Stock Option.

(w)         “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(x)          “Other Incentive Award” has the meaning specified in Section 10.2(d).

(y)          “Participant” means an Employee, a Director or a Consultant who has been granted an Award under the Plan.

(z)          “Performance-Based Award” means a Performance Share, Performance Unit or other Award under which the receipt of Shares or cash is conditioned upon the attainment of Performance Goals.

(aa)          “Performance Goals” means the objectives, determined by the Committee, which are to be satisfied or met during the applicable Period of Restriction or Performance Period, as the case may be, as a condition to the Participant’s receipt of Shares or cash with respect to a Performance-based Award. Performance Goals shall be based on one or more of the following criteria: (i) return measures (including, but not limited to, total shareholder return, return on assets and return on equity), (ii) earnings measures (including, but not limited to, earnings per share, net income, net interest income, net interest margin and non-interest income), (iii) revenues, (iv) expense measures (including, but not limited to, expenses, operating efficiencies, efficiency ratios and non-interest expense), (v) balance sheet measures (including, but not limited to, assets, loans, charge-offs, loan loss reserves, non-performing assets, deposits, asset quality levels and investments), (vi) enterprise risk management measures (including, but not limited to, interest-sensitivity gap levels, regulatory compliance, satisfactory internal or external audits and financial ratings), (vii) Fair Market Value of the Stock, (viii) workforce, customer or market-related objectives (including, but not limited to, employee satisfaction, customer satisfaction, customer growth, number or type of customer relationships and market share), (ix) achievement of balance sheet or income statement objectives, or (x) any other objective or subjective goal established by the Committee. The criteria and objectives constituting Performance Goals may include adjustments to include or exclude the effects of certain events established by the Committee, including, but not limited to: changes in accounting standards or principles, tax law, or other such laws or provisions affecting reported results; a significant acquisition or divestiture; discontinued operations; litigation or claim judgments or settlements; or other unusual, infrequently occurring or unplanned items such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, and stock repurchases and loan loss provisions. The Performance Goals shall be measured for achievement or satisfaction during the Performance Period or Period of Restriction in which the Committee established for such Participant to satisfy or achieve such criteria and objectives and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measure and may be based on or adjusted for any other objective goals, events or occurrences established by the Committee. Such performance criteria and objectives constituting the Performance Goals may be particular to a line of business, Subsidiary or other unit or the Company generally, and may, but need not be, based upon a change or an increase or positive result.

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(bb)          “Performance Period” shall have the meaning ascribed to it in Section 8.2.

(cc)          “Performance Share” means an Award representing the right to receive a payment equal to the value of a Share, granted to a Participant pursuant to Article 8 herein.

(dd)          “Performance Unit” means an Award representing the right to receive a payment based on the value of a unit, granted to a Participant pursuant to Article 8 herein.

(ee)          “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock or receipt of Shares attributable to a Restricted Stock Unit is restricted, during which the Participant is subject to a substantial risk of forfeiture, pursuant to Article 7 herein.

  (ff)          “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(gg)          “Plan” means this Fifth Third Bancorp 2019 Incentive Compensation Plan, as herein described and as hereafter amended from time to time.

(hh)          “Predecessor Plans” means the Fifth Third Bancorp 2017 Incentive Compensation Plan, the Fifth Third Bancorp 2014 Incentive Compensation Plan, the Fifth Third Bancorp 2011 Incentive Compensation Plan and the Fifth Third Bancorp 2008 Incentive Compensation Plan, each as amended from time to time.

  (ii)          “Restricted Stock” means an Award of Stock subject to certain restrictions and forfeiture conditions, granted to a Participant pursuant to Article 7 herein.

  (jj)          “Restricted Stock Unit” means an Award representing the right to receive a payment equal to the value of one Share (or a percentage of such value in Shares), granted to a Participant pursuant to Article 7 herein. Awards of RSUs may include Dividend Equivalents Rights.

(kk)          “Retirement” means separation from service as an Employee, Director or Consultant for any reason (other than death, disability or under circumstances determined by the Company or a Subsidiary to constitute cause) on or after attaining the age and/or a combination of age and years of service with the Company and/or Subsidiary, if any, provided by the Committee in the applicable Award Agreement or any amendment or modification thereof as constituting “Retirement” for purposes of such Award.

  (ll)          “Stock” means the common stock without par value of the Company.

(mm)          “Shares” means shares of Stock.

(nn)          “Stock Appreciation Right” or “SAR” means an Award, granted to a Participant pursuant to Article 6 herein.

(oo)          “Stock Award” has the meaning specified in Section 10.2(a).

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ANNEX A: FIFTH THIRD BANCORP 2019 INCENTIVE COMPENSATION PLAN

(pp)          “Subsidiary” shall mean any corporation which is a subsidiary corporation of the Company, as that term is defined in Section 424(f) of the Code.

2.2.           Interpretation. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural. Whenever the words “include”, “includes” or “including” are used in this Plan they shall be deemed to be followed by the words “without limitation.”

2.3.          Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3

ADMINISTRATION

3.1.             Authority of the Committee.

(a)          The Plan shall be administered by the Committee. Subject to the provisions of the Plan, including but not limited to Section 3.6 below, the Committee shall have all powers vested in it by the term of the Plan, such powers to include the authority to select, establish or determine:

(i)	The persons to be granted Awards under the Plan;

(ii)	the terms, conditions, form and amount of Awards to be made to each person selected;

(iii)	the time when Awards are to be made and any conditions which must be satisfied before an Award is made;

(iv)	objectives and conditions for earning Awards;

(v)	the terms of each Award Agreement and any amendments or modifications thereof;

(vi)	whether the conditions for earning an Award have been met and whether an Award will be paid at the end of the Performance Period;

(vii)	if and when an Award may be deferred;

(viii)	whether the amount or payment of an Award should be reduced or eliminated; and

(ix)	the guidelines and/or procedures for the payment or exercise of Awards.

Notwithstanding the foregoing, no action of the Committee (other than pursuant to Section 4.2 or as otherwise permitted herein) may, without the consent of the person or persons entitled to exercise any outstanding Option or Stock Appreciation Right or to receive payment of any other outstanding Award, materially adversely affect the rights of such person or persons with respect to such Awards.

3.2.           Decisions Binding. The Committee shall have full power and authority to administer and interpret the Plan and to adopt or establish such rules, regulations, agreements, guidelines, procedures and instruments, which are not contrary to the terms of the Plan and which, in its opinion, may be necessary or

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advisable for the administration and operation of the Plan. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries, its shareholders, Employees, and Participants and their estates and Beneficiaries, and such determinations and decisions shall not be reviewable.

3.3.          Delegation of Certain Responsibilities. The Committee may, subject to the terms of the Plan and applicable law, appoint such agents as it deems necessary or advisable for the proper administration of the Plan under this Article 3; provided, however, that, except as provided below, the Committee may not delegate its authority to grant or amend Awards under the Plan. The Committee may delegate to the Company’s chief executive officer, to other officers of the Company and/or to the Fifth Third Bancorp Pension, 401(k) and Medical Committee (or any similar or successor committees) its authority under this Article 3; provided that such delegation shall not extend to the grant or amendment of Awards or the exercise of discretion with respect to Awards to Employees who, at the time of such action, are officers of the Company or its Subsidiaries who are subject to the reporting requirements of Section 16(a) of the Exchange Act or members of the Board of Directors of the Company. All authority delegated by the Committee under this Section 3.3 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may be established from time to time by the Committee.

3.4.          Award Agreements. Each Stock-based Award under the Plan shall be evidenced by an Award Agreement that shall be signed by an authorized officer of the Company and, if required, by the Participant, and shall contain such terms and conditions as may be authorized or approved by the Committee. Such terms and conditions need not be the same in all cases. An Award Agreement and any required signatures thereon or authorization or acceptance thereof may be in electronic format.

3.5.           Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award (including, without limitation, the right of the Board or the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule) under the Exchange Act (“Rule 16b-3”).

3.6.           Minimum Vesting Period; Limitation on Committee Discretion. Notwithstanding anything in the Plan to the contrary, Awards granted under the Plan (other than cash-based Awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute Awards granted pursuant to Section 4.1(b) in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries, (ii) Shares delivered in lieu of fully vested cash Awards, (iii) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent of the available share reserve authorized for issuance under the Plan pursuant to Section 4.1 (subject to adjustment under Section 4.2); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise.

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ANNEX A: FIFTH THIRD BANCORP 2019 INCENTIVE COMPENSATION PLAN

ARTICLE 4

STOCK SUBJECT TO THE PLAN

4.1.           Number of Shares.

(a)          Subject to adjustment as provided in Section 4.2, the aggregate number of Shares that may be delivered under the Plan at any time shall not exceed the sum of 40,000,000 plus Shares related to awards under the Predecessor Plans that are cancelled by reason of failure to earn the Shares issuable under, or the cash-settlement, forfeiture, termination, surrender, cancellation or expiration of, each Predecessor Plan Award. The aggregate number of Shares available with respect to Awards under the Plan shall be reduced by one Share for each Share to which an Award relates; provided, however, that each Share issued pursuant to a Full-Value Award, shall reduce the aggregate Plan limit by 2.5 Shares. Shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.

(i)

If shares of Stock subject to an outstanding Award under this Plan are not issued, or are cash-settled, or are cancelled by reason of the failure to earn the Shares issuable under, or the forfeiture, termination, surrender, cancellation or expiration of, such Award, then the shares of Stock subject to such Award shall, to the extent of such forfeiture or cancellation, again be available for Awards under the Plan and shall be adjusted to take into account any reduction under the Predecessor Plan for the issuance of Full-Value Awards. All awards under the Predecessor Plans outstanding on the Effective Date shall continue in full force and effect in accordance with their terms, and no provision of this Plan shall be deemed to alter or otherwise modify the rights or obligations of the holders of those Predecessor Plan awards. Notwithstanding anything set forth herein to the contrary, if a Predecessor Plan award qualifies for grandfathered treatment under Section 162(m) of the Code, as a written and binding contract in existence on or before November 2, 2017 (and not materially modified thereafter), the Committee may not take any action that would cause the award to lose such grandfathered treatment.

(ii)

Shares of Stock shall not again be available if such Shares are surrendered or withheld as payment of either the exercise price or of withholding taxes in respect of an Award or a Predecessor Plan award.

(iii)	Shares reacquired by the Company in the open market using the proceeds of amounts received upon the exercise of Options shall not again be available for Awards under the Plan.

(iv)

The exercise or settlement of a SAR Award reduces the Shares available under the Plan by the total number of Shares to which the exercise or settlement of the SAR Award relates, not just the net amount of Shares actually issued upon exercise or settlement; Shares of Stock not issued upon exercise or settlement of such SAR Award shall not again be available for Awards under the Plan.

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(v)	Awards payable or settled solely in cash shall not reduce the number of Shares available for issuance under the Plan.

(b)          Shares of Stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries shall not reduce the number of Shares available for issuance under this Plan.

(c)          Subject to adjustment as provided in Section 4.2, the following limitations shall apply to Awards under the Plan:

(i)

the maximum number of Shares subject to Awards granted during a single fiscal year to any non-employee Director, taken together with any cash compensation paid during the fiscal year to the non-employee Director in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $700,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.

4.2.           Adjustments in Authorized Shares and Limitations. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) after the Effective Date, such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change-in-capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the purchase price or grant date value applicable to outstanding Options or grant price applicable other Awards, the number of Shares provided in the limitations set forth in Sections 3.6 and 4.1(c) above, and other value determinations applicable to outstanding Awards. The Committee shall also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of Performance Goals and changes in the length of Performance Periods. Any adjustment of any Options or SARs under this Section 4.2 shall be made in a manner so as not to constitute a modification within the meaning of Section 424(h)(3) of the Code and Treasury Regulation Section 1.409A-1(b)(5)(D). The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. Subject to the provisions of Article 15, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Section 424 of the Code, where applicable.

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ANNEX A: FIFTH THIRD BANCORP 2019 INCENTIVE COMPENSATION PLAN

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1.           Eligibility. Persons eligible to participate in this Plan include all Employees, Directors and Consultants.

5.2.           Actual Participation. Subject to the provisions of the Plan, the Committee may from time to time select those Employees, Directors and Consultants to whom Awards shall be granted and shall determine the nature and amount of each Award. No Employee, Director or Consultant shall have any right to be granted an Award, or if previously granted an Award, to be granted a subsequent Award under this Plan.

ARTICLE 6

STOCK APPRECIATION RIGHTS

6.1.           Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Committee, in its sole discretion, at any time and from time to time, may grant Stock Appreciation Rights under the Plan to such Employees, Directors and/or Consultants and in such amounts and on such terms and conditions as it shall determine. No Dividend or Dividend Equivalent Rights shall be paid or accrued on Stock Appreciation Rights.

6.2.          Exercise of SARs. To the extent exercisable and not expired, forfeited, cancelled or otherwise terminated, SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as provided in the Award Agreement, which need not be the same for all Participants. SARs shall be exercised upon the terms and conditions the Committee, in its sole discretion, imposes upon the SARs, which may include, but are not limited to, a corresponding proportional reduction in Options or other Awards granted in tandem with such SARs.

6.3.           Payment of SAR Amount. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

(a)          The difference between the Fair Market Value of a Share on the date of exercise over the price fixed by the Committee at the date of grant (which price shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant); and

(b)          The number of Shares with respect to which the SAR is exercised.

Notwithstanding the authority granted to the Committee pursuant to Section 3.1 of the Plan, once a SAR is granted, the Committee shall have no authority to reduce the price fixed by the Committee at the date of grant pursuant to Section 6.3(a) above, nor may any SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new SAR with a lower price at the date of grant, or exchanged for cash or another Award, without the approval of the Company’s shareholders, except pursuant to Section 4.2 of the Plan related to an adjustment in the number of Shares or as otherwise provided in the Plan.

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ANNEX A: FIFTH THIRD BANCORP 2019 INCENTIVE COMPENSATION PLAN

6.4.          Form of Payment. Payment to a Participant of the amount due upon SAR exercise will be made in Shares having a Fair Market Value as of the date of exercise equal to the amount determined under Section 6.3 above, except as the Committee may otherwise provide for the payment in cash in the applicable Award Agreement or any amendment or modification thereof.

6.5.           Duration of SAR. Each SAR shall expire at such time as the Committee shall determine in the Award Agreement, however, no SAR shall be exercisable later than the 10th anniversary of the date of its grant.

6.6.           Termination of Employment or Service. The disposition of SARs held by a Participant at the time of termination of employment or service as an Employee, Director or Consultant shall be determined in accordance with Article 11 below.

6.7.          Non-transferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, except as may be permitted by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 7

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1.           Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee, in its sole discretion, at any time and from time to time, may grant Restricted Stock and Restricted Stock Units under the Plan to such Employees, Directors and/or Consultants and in such amounts and on such terms and conditions as it shall determine.

7.2.           Transferability. Except as provided in this Article 7, the Shares of Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or for such period of time as shall be established by the Committee and as shall be specified in the Award Agreement, or upon earlier satisfaction of other conditions (which may include the attainment of Performance Goals) as specified by the Committee in its sole discretion and set forth in the Award Agreement.

7.3.           Other Restrictions. The Committee shall impose any such other restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable, including, but not limited to, attainment of Performance Goals during the Period of Restriction, and the Committee may legend certificates representing Restricted Stock or record stop transfer orders with respect to un-certificated Shares to give appropriate notice of such restrictions.

7.4.          End of Period of Restriction. Except as otherwise provided in this Article 7, after the last day of the Period of Restriction, (a) Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant and (b) the Participant shall be entitled to receive one Share of Stock with respect to each Restricted Stock Unit. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend or stop transfer order removed. If delivery of Shares is to be made on a deferred basis, the Committee may provide for the crediting or payment of Dividend Equivalents or interest during the deferral period.

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ANNEX A: FIFTH THIRD BANCORP 2019 INCENTIVE COMPENSATION PLAN

7.5.           Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise specified in the applicable Award Agreement. Participants holding Restricted Stock Units will not have any voting rights with respect to such Restricted Stock Units.

7.6.           Dividends and Other Distributions. Except as otherwise provided by the Committee in the applicable Award Agreement, during the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder also shall include a Dividend Equivalent Right under which the Participant shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held.

7.7.           Termination of Employment or Service. The disposition of Restricted Stock and Restricted Stock Units held by a Participant at the time of termination of employment or service as an Employee, Director or Consultant shall be determined in accordance with Article 11 below.

ARTICLE 8

PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1.          Grant of Performance Units or Performance Shares. Subject to the terms and conditions of the Plan, the Committee, in its sole discretion, at any time and from time to time, may grant Performance Units or Performance Shares under the Plan to such Employees, Directors and/or Consultants and in such amounts and on such terms and conditions as it shall determine, including whether such award of Performance Units or Performance Shares includes Dividend Equivalent Rights.

8.2.           Value of Performance Units and Performance Shares. The Committee shall establish periods with respect to any Performance-Based Awards during which the Performance Goals specified by the Committee with respect to such Awards are to be measured (“Performance Periods”). Prior to each grant of Performance Units or Performance Shares, the Committee shall establish an initial value for each Performance Unit and an initial number of Shares for each Performance Share granted to each Participant for that Performance Period. Prior to each grant of Performance Units or Performance Shares, the Committee also shall set the Performance Goals that will be used to determine the extent to which the Participant receives a payment of the value of the Performance Units or number of Shares for the Performance Shares awarded for such Performance Period. With respect to each such performance measure utilized during a Performance Period, the Committee shall assign percentages to various levels of performance that shall be applied to determine the extent to which the Participant shall receive a payout of the values of Performance Units and number of Performance Shares awarded.

8.3.          Payment of Performance Units and Performance Shares. After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof as determined by the Committee. The Committee shall make this determination by first determining the extent to which the Performance Goals set pursuant to Section 8.2 have been met. It will then determine the applicable percentage to be applied to, and will apply such percentage to, the value of Performance Units or number of Performance Shares to determine the payout to be received by the Participant.

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ANNEX A: FIFTH THIRD BANCORP 2019 INCENTIVE COMPENSATION PLAN

8.4.          Form and Timing of Payment. The payment described in Section 8.3 herein shall be made in cash, Stock or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee. Dividends or Dividend Equivalents, if any, credited with respect to a Performance Unit or Performance Share Award shall not be payable to the Participant prior to payment, if any, described in Section 8.3. If any payment is to be made on a deferred basis, the Committee may provide for the crediting or payment of Dividend Equivalents or interest during the deferral period.

8.5.           Dividends and Other Distributions. Except as otherwise provided by the Committee in the applicable Award Agreement, during the Performance Period, Participants holding Performance Shares or Performance Units granted hereunder also shall include a Dividend or Dividend Equivalent Right under which the Participant shall be entitled to receive all dividends and other distributions paid with respect to the Shares underlying those Performance Shares or Performance Units while they are so held. Any such dividends or distributions whether paid in cash or Shares, shall be subject to the same performance goals as the Performance Shares or Performance Units with respect to which they relate and shall be paid only if and at the same time as the underlying Shares are paid.

8.6.          Termination of Employment or Service. The disposition of Performance Shares and Performance Units held by a Participant at the time of termination of such Participant’s employment or service as an Employee, Director or Consultant shall be determined in accordance with Article 11 below.

8.7.          Non-transferability. No Performance Units or Performance Shares granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Performance Period. All rights with respect to Performance Units and Performance Shares granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 9

OPTIONS

9.1.           Grant of Options. Subject to the terms and conditions of the Plan, the Committee, in its sole discretion, at any time and from time to time, may grant Options under the Plan to such Employees, Directors and/or Consultants and in such amounts and on such terms and conditions as it shall determine. The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant including, but not limited to, ISOs and NQSOs; however, only Employees may receive an Award of ISOs. No Dividend or Dividend Equivalent Rights shall be paid or accrued on Options.

9.2.           Option Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. Unless the Option Agreement shall specify that the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, the Option shall be a Nonqualified Stock Option whose grant is not intended to be subject to the provisions of Code Section 422.

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ANNEX A: FIFTH THIRD BANCORP 2019 INCENTIVE COMPENSATION PLAN

9.3.           Option Price. The purchase price per share of Stock covered by an Option shall be determined by the Committee but shall not be less than 100 percent of the Fair Market Value of such Stock on the date the Option is granted. Notwithstanding the authority granted to the Committee pursuant to Section 3.1 of the Plan, once an Option is granted, the Committee shall have no authority to reduce the Option price, nor may any Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price, or exchanged for cash or another Award, without the approval of the Company’s shareholders, except pursuant to Section  4.2 of the Plan related to an adjustment in the number of Shares.

9.4.           Duration of Options. Each Option shall expire at such time as the Committee shall determine in the Award Agreement, however, no Option shall be exercisable later than the 10th anniversary date of its grant.

9.5.           Exercise of Options. To the extent exercisable and not expired, forfeited, cancelled or otherwise terminated, Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as provided in the Award Agreement, which need not be the same for all Participants.

9.6.           Payment. To the extent exercisable and not expired or forfeited, cancelled or otherwise terminated, Options shall be exercised by the delivery of a written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option price upon exercise of any Option shall be payable to the Company in full either (a) in cash or its equivalent, including, but not limited to, delivery of a properly completed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the sale of the Shares subject to the Option exercise or to deliver loan proceeds from such broker to pay the exercise price and any withholding taxes due, (b) by delivery or deemed delivery through attestation of Shares having a Fair Market Value at the time of exercise equal to the total Option price, (c) by a combination of (a) or (b), or (d) such other methods as the Committee deems appropriate. The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes. As soon as practicable after receipt of written notification and payment, the Company shall deliver to the Participant certificates of Stock in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name.

9.7.           Restrictions on Stock Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such Shares are then listed and under any state securities laws applicable to such Shares.

9.8.          Special Provisions Applicable to Incentive Stock Options. To the extent provided or required under Section 422 of the Code or regulations thereunder (or any successor Section or regulations thereto), the Award of Incentive Stock Options shall be subject to the following:

(a)          In the event that the aggregate Fair Market Value of the Stock (determined at the time the Options are granted) subject to ISOs held by a Participant that first becomes exercisable during any calendar year exceeds $100,000, then the portion of such ISOs equal to such excess shall be NQSOs;

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ANNEX A: FIFTH THIRD BANCORP 2019 INCENTIVE COMPENSATION PLAN

(b)          An Incentive Stock Option granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) Stock possessing more than 10 percent of the total combined voting power of all classes of Stock of the Company, shall have an exercise price which is at least 110 percent of the Fair Market Value of the Stock subject to the Option; and

(c)        No ISO granted to an Employee who, at the time of grant, has (within the meaning of Section 424(d) of the Code) Stock possessing more than 10 percent of the total combined voting power of all classes of Stock of the Company, shall be exercisable later than the fifth anniversary date of its grant.

9.9.          Termination of Employment or Service. The disposition of Options held by a Participant at the time of termination of employment or service as an Employee, Director or Consultant shall be determined in accordance with Article 11 below.

9.10.          Non-transferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 10

ANNUAL AND OTHER INCENTIVE AWARDS

10.1.           Annual Incentive Awards. Subject to the terms and conditions of the Plan, the Committee, in its sole discretion, at any time and from time to time, may grant annual Awards under the Plan (“Annual Incentive Awards”) to Employees, Directors and/or Consultants and in such amounts and on such terms and conditions under this Section 10.1 which shall provide that:

(a)          Amounts earned by and paid to Participants as Annual Incentive Awards will be based upon achievement of Performance Goals established with respect to an applicable Performance Period.

(b)          Annual Incentive Awards shall be paid in cash, subject to the Committee providing that all or a portion of any such amount may be paid in Shares.

10.2.        Grant of Other Incentive Awards. Subject to the terms and conditions of the Plan, the Committee, in its sole discretion, at any time and from time to time, may grant other incentive Awards under the Plan to such Employees, Directors and/or Consultants and in such amounts and on such terms and conditions as it shall determine. Such Awards (collectively, “Other Incentive Awards”) may include, but are not limited to:

(a)          Stock Award. An unrestricted transfer of ownership of Stock.

(b)          Awards under Deferred Compensation or Similar Plans. The right to receive Stock or a fixed or variable share denominated unit granted under this Plan or any deferred compensation or similar plan established from time to time by the Company.

(c)          Cash Award. An Award denominated in cash, subject to the achievement of Performance Goals during a Performance Period determined by the Committee, or that may be earned under a Company or Subsidiary bonus or incentive plan or program.

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ANNEX A: FIFTH THIRD BANCORP 2019 INCENTIVE COMPENSATION PLAN

(d)          Other Incentive Awards. Other Incentive Awards that are related to or serve a similar function to those Awards set forth in this Section 10.2.

10.3.        Terms of Other Incentive Awards. Other Incentive Awards may be made in tandem, with, in replacement of or as alternatives to Awards under Articles 6, 7, 8 or 9 of this Plan or of any other incentive or employee benefit plan of the Company or any of its Subsidiaries. An Other Incentive Award may provide for payment in cash or in Stock or a combination thereof, as determined by the Committee.

10.4.         Limitations. Any amount earned with respect to an Award for which performance is measured over a Performance Period greater than one (1) year shall be deemed to have been earned ratably over the full and partial calendar years in such period.

10.5.        Termination of Employment or Service. The disposition of Annual Incentive Awards and Other Incentive Awards held by a Participant at the time of termination of employment or service as an Employee, Director or Consultant shall be determined in accordance with Article 11 below.

ARTICLE 11

TERMINATION OF EMPLOYMENT OR SERVICE

AS A DIRECTOR OR CONSULTANT

11.1.        Effect of Termination of Employment or Service. The disposition of each Award held by a Participant in the event of termination of employment or service as an Employee, Director or Consultant shall be as determined by the Committee and set forth in the applicable Award Agreement and any amendment or modification thereof, which disposition may differ from the provisions of Sections 11.2, 11.3 and 11.4 below. To the extent the applicable Award Agreement or an amendment or modification thereof does not expressly provide for such disposition, the disposition of the Award shall be determined in accordance with Sections 11.2, 11.3 or 11.4.

11.2.        Termination of Employment or Service Other Than Due to Death, Disability or Retirement. Except as otherwise provided by the Committee in the applicable Award Agreement, if the employment or service of a Participant shall terminate for any reason other than death, Disability or Retirement, then the following shall occur:

(a)          Each SAR and Option shall immediately be cancelled and terminated, provided that, to the extent such SAR or Option is vested as of such date of termination, such SAR or Option shall remain exercisable for 90 days following the date of termination (but not beyond the expiration date of such SAR or Option);

(b)          Any Shares of Restricted Stock or Restricted Stock Units, still subject to restrictions as of the date of such termination, shall automatically be forfeited and returned to the Company or cancelled, as applicable;

(c)          All Performance Units and Performance Shares shall be forfeited and no payment shall be made with respect thereto; and

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ANNEX A: FIFTH THIRD BANCORP 2019 INCENTIVE COMPENSATION PLAN

(d)          No amounts shall be deemed earned or payable under any Annual Incentive Award or any Other Incentive Award, except as may be otherwise determined by the Committee.

11.3.        Termination Due to Death or Disability. Except as otherwise provided by the Committee in the applicable Award Agreement, in the event the employment or service of a Participant is terminated by reason of death or Disability:

(a)          Each SAR and Option held by the Participant (whether or not exercisable prior to the date of termination) may be exercised on or before the expiration date of the SAR or Option;

(b)          Any remaining Period of Restriction applicable to Restricted Stock or Restricted Stock Units pursuant to Section 7.2 herein shall automatically terminate and the Shares of Restricted Stock shall thereby be free of restrictions and be fully transferable, and distribution of Shares with respect to Restricted Stock Units shall occur pursuant to Section 7.4 above; provided, however, that, with respect to any Restricted Stock or Restricted Stock Unit Award that is also a Performance-Based Award, the effect of termination due to death or Disability on such Award shall be determined applying the principles of Section 11.3(c) as if such Award was a Performance Share Award;

(c)          Each Performance Unit or Performance Share Award held by the Participant shall be deemed earned on a prorated basis and a prorated payment based on the Participant’s number of full months of service during the Performance Period, further adjusted based on the achievement of the Performance Goals during the entire Performance Period, as computed by the Committee, and shall be made at the time payments are made to Participants who did not terminate service during the Performance Period; and

(d)          No amounts shall be deemed earned or payable under any Annual Incentive Award or any Other Incentive Award, except as may be otherwise determined by the Committee.

11.4.        Termination of Employment or Service Due to Retirement. Except as otherwise provided by the Committee in the applicable Award Agreement, in the event the employment or service of a Participant terminates by reason of Retirement:

(a)          Each SAR and Option which is fully exercisable at the date of termination shall continue to be exercisable until the expiration date of the SAR or Option;

(b)          Each SAR or Option Award that is not fully exercisable at the date of termination shall, to the extent exercisable continue to be exercisable, and to the extent not then exercisable shall become exercisable in accordance with the terms of the Award Agreement as if such Participant’s employment or service had not terminated, and shall remain exercisable until the expiration date of the SAR or Option;

(c)          Any remaining Period of Restriction applicable to Restricted Stock or Restricted Stock Units pursuant to Section 7.2 shall continue to apply and the Shares of Restricted Stock or Restricted Stock Units shall thereafter become free of restrictions and be freely transferable in accordance with the terms of the Award Agreement as if the Participant’s employment or service had not terminated; provided, however, that as of the date the Participant shall cease to be Retired, any Shares of Restricted Stock or Restricted

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ANNEX A: FIFTH THIRD BANCORP 2019 INCENTIVE COMPENSATION PLAN

Stock Units still subject to restrictions automatically shall be forfeited and returned to the Company or cancelled, as applicable, and provided, further that with respect to any Restricted Stock or Restricted Stock Unit Award which is also a Performance-Based Award, the effect of Retirement on such Award shall be determined applying the principles of Section 11.4(d) as if such Award was a Performance Share Award;

(d)          Each Performance Unit or Performance Share Award held by the Participant shall remain outstanding and be deemed earned as if the Participant’s employment or service had not terminated based on the achievement of the Performance Goals during the entire Performance Period, as determined by the Committee, and payment of the earned amount, if any, shall be made at the time payments are made to Participants who did not terminate service during the Performance Period;

(e)          No amounts shall be deemed earned or payable under any Annual Incentive Award or any Other Incentive Award, except as may be otherwise determined by the Committee; and

(f)          The disposition of any outstanding Award held by a Participant who dies while retired shall be determined in accordance with Section 11.3 as if the Participant’s employment or service had been terminated by reason of death.

ARTICLE 12

BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit (a “Beneficiary”). Each such designation of a Beneficiary will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing or electronically with the Committee during his or her lifetime. In the absence of any such designation, or if all designated Beneficiaries predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 13

RIGHTS OF PARTICIPANTS

13.1.        Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or service as an Employee, Director or Consultant at any time, nor confer upon any Participant any right to continue his or her employment or to serve as an Employee, Director or Consultant of the Company or any of its Subsidiaries.

13.2.         Participation. No Employee, Director or Consultant shall have a right to be a Participant, or, having been a Participant in past years, to be a Participant in any subsequent year.

13.3.        No Implied Rights; Rights on Termination of Service. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan.

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ANNEX A: FIFTH THIRD BANCORP 2019 INCENTIVE COMPENSATION PLAN

Except as expressly provided in this Plan, neither the Company nor any of its Subsidiaries shall be required or be liable to make any payment under the Plan.

13.4.        No Right to Company Assets. Neither the Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company or any of its Subsidiaries whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company or any of its Subsidiaries, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company or the applicable Subsidiary. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company or any of its Subsidiaries. Nothing contained in the Plan constitutes a guarantee by the Company or any of its Subsidiaries that the assets of the Company or the applicable Subsidiary shall be sufficient to pay any benefit to any person.

13.5.        Rights as Shareholder; Fractional Shares. Except as otherwise provided under the Plan, a Participant or Beneficiary shall have no rights as a holder of Shares with respect to Awards hereunder, unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Fractional Shares shall not be issued or transferred under an Award, but the Committee may authorize payment of cash in lieu of a fraction, or round down the fraction.

13.6.        Election to Defer. To the extent provided by the Committee under this Plan or an applicable deferral plan established by the Company or a Subsidiary, the receipt of payment of cash or delivery of Shares that would otherwise be due to a Participant pursuant to an Award hereunder, other than Options and SARs, may be deferred at the election of the Participant. Any such deferral elections and the payment of any amounts so deferred shall be made in accordance with such rules and procedures as the Committee may establish under this Plan or the applicable deferral plan, which rules and procedures shall comply with Section 409A of the Code.

13.7.        Other Restrictions, Limitations and Recoupment (Clawback); Compliance with Law, Rules and Regulations. A Participant’s rights, payments and benefits with respect to any Award shall be subject to reduction, cancellation, forfeiture or recoupment (clawback), delayed or deferred payment or holding period requirements under the circumstances discussed in this Section 13.7(a) and 13.7(b).

(a)          Upon the occurrence of certain events or circumstances specified by the Committee in the Award Agreement, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for, (ii) fraud, illegality or misconduct, (iii) violation of any Company and/or Subsidiary code of ethics, conflict of interest, insider trading or similar policy or code of conduct applicable to Participant, (iv) breach of any noncompetition, non-solicitation, confidentiality or other restrictive covenant that may apply to the Participant, (v) other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries, (vi) failure to comply with or satisfy risk management requirements or objectives or (vii) requirements of applicable laws, rules or regulations, including Regulatory Requirements (as defined in Section 18.3).

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ANNEX A: FIFTH THIRD BANCORP 2019 INCENTIVE COMPENSATION PLAN

(b)          In accordance with the forfeiture or repayment provisions of any recoupment (clawback) policy of the Company or any Subsidiary as now in effect or as may be adopted by the Company or any Subsidiary from time to time, or forfeiture or repayment requirements imposed under applicable laws, rules or regulations or any applicable securities exchange listing standards, including, but not limited to, as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act or as otherwise required under applicable law or Regulatory Requirements.

If (i) events or circumstances described in such forfeiture or payment provisions or requirements occur, (ii) the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and the Participant knowingly or grossly negligently engaged in the misconduct, knowingly or grossly negligently failed to prevent the misconduct, or is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (and not otherwise exempted), or (iii) other circumstances subjecting Participants to the obligation to repay occur, then, for the Company to recoup (clawback) incentive or other compensation, the Participant shall reimburse the Company with respect to payments received upon exercise or in settlement of an Award earned or accrued, and/or outstanding Awards shall be reduced, surrendered, cancelled or forfeited in such amount and with respect to such time period as the Committee shall determine to be required by the applicable policy, law, rules or regulations.

13.8.          Participants Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and/or its Subsidiaries operate or have Participants, the Committee, in its sole discretion, shall have the power and authority to:

(a)          Determine which Subsidiaries shall be covered by the Plan;

(b)          Determine which Employees, Directors and/or Consultants outside the United States are eligible to participate in the Plan;

(c)          Modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws;

(d)          Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and

(e)          Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

13.9.          Un-certificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be affected on an un-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange. To the extent the Stock is un-certificated; references in this Plan to certificates shall be deemed to include references to any book-entry evidencing such Shares.

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ANNEX A: FIFTH THIRD BANCORP 2019 INCENTIVE COMPENSATION PLAN

13.10.           Compliance with Code Section 409A. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Code Section 409A and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Code Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, including regulations or other guidance issued with respect thereto (collectively, “Section 409A”), except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A shall be amended to comply with Section 409A in a timely manner, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A. In the case of amounts not intended to be deferrals of compensation subject to Section 409A, including, but not limited to, Annual Incentive Awards, payment or settlement of amounts under such Awards shall occur not later than March 15 of the year following the year in which the Participant has a legally binding right to payment or settlement. In the case of amounts intended to be deferrals of compensation subject to Section 409A, the initial deferral election shall be made and become irrevocable not later than December 31 of the year immediately preceding the year in which the Participant first performs services related to such compensation, provided that the timing of such initial deferral election may be later as provided in Section 409A with respect to initial participation in the Plan and for “performance-based compensation” as defined under Section 409A. If an amount payable under an Award as a result of the separation from service (other than due to death) occurring while the Participant is a “specified employee” (for purposes of Section 409A) constitutes a deferral of compensation subject to Section 409A, then payment of such amount shall not occur until six months and one day after the date of Participant’s “separation from service,” except as permitted under Section 409A.

ARTICLE 14

CHANGE IN CONTROL

14.1.           Effect of Change in Control of the Company. Notwithstanding any other provision of this Plan to the contrary and except as provided by the Committee in the applicable Award Agreement, the provisions of this Article 14 shall apply in the event of a Change in Control.

14.2.          Conditional Vesting. Upon a Change in Control, except to the extent that another Award meeting the requirements of Section 14.3 (a “Replacement Award”) is provided to the Participant pursuant to Section 4.2 to replace an outstanding Award (the “Replaced Award”):

(a)          Each SAR and Option then outstanding shall become fully vested and exercisable;

(b)          Any remaining Period of Restriction applicable to Restricted Stock or Restricted Stock Units pursuant to Section 7.2 shall automatically terminate and the Shares of Restricted Stock shall thereby be free of restrictions and be fully transferable, and distribution of Shares with respect to Restricted Stock Units shall occur pursuant to Section 7.4, provided, however, that with respect to any Restricted Stock or Restricted Stock Unit Award which is also a Performance-Based Award, the effect of Change in Control on such Award shall be determined applying the principles of Section 14.2(c) as if such Award was a Performance Share Award;

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ANNEX A: FIFTH THIRD BANCORP 2019 INCENTIVE COMPENSATION PLAN

(c)          Each Performance Unit or Performance Share Award held by the Participant shall be deemed earned and shall be paid the greater of (i) the extent, as determined by the Committee, to which the Performance Goals applicable to such Performance-Based Award have been met during the applicable Performance Period up through and including the effective date of the Change in Control and (ii) a pro rata portion of such Award equal to the target number of Performance Units or Performance Shares determined at the date of grant multiplied by the percentage of the Performance Period that has elapsed as of the effective date of the Change in Control; and

(d)          The treatment of any Annual Incentive Award or any Other Incentive Award shall be as determined by the Committee and reflected in the applicable Award Agreement.

14.3.           Replacement Awards. An Award shall meet the conditions of this Section 14.3 (and therefore be considered a Replacement Award for purposes of this Article 14) if:

(a)          it has a value at least equal to the value of the Replaced Award;

(b)          it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and

(c)          its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control and the provisions of Section 14.4).

Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 14.3 are satisfied shall be made by the Committee, immediately prior to the Change in Control, in its sole discretion.

14.4.           Separation from Service. Upon an involuntary separation from service of a Participant, other than for “cause” by the Company (as defined in the Fifth Third Bancorp Executive Change in Control Severance Plan (the “Severance Plan”)), including a termination by the Company without “cause” or by the Participant for “good reason” (as defined in the Severance Plan) occurring in connection with or during the period of two years after a Change in Control, all Replacement Awards held by the Participant, to the extent not vested as of such separation, shall become fully vested, and if applicable, exercisable and free of restrictions, and for each Performance Unit or Performance Share Award will be paid according to the provisions of Section 14.2(c).

ARTICLE 15

AMENDMENT, MODIFICATION, AND TERMINATION

15.1.           Amendment, Modification and Termination of Plan. The Board may terminate the Plan or any portion thereof at any time, and may amend or modify the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in

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ANNEX A: FIFTH THIRD BANCORP 2019 INCENTIVE COMPENSATION PLAN

applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment or modification shall, without shareholder approval:

(a)          except as provided in Section 4.2, increase the number of shares of Stock which may be issued under the Plan;

(b)          expand the types of Awards available to Participants under the Plan;

(c)          materially expand the class of persons eligible to participate in the Plan;

(d)          delete or limit the provisions in Sections 6.3 and 9.3 prohibiting the repricing of SARs and Options, respectively, or, except as provided under Section 4.2, reduce the price at which Shares may be offered under Options or the grant date price applicable to a SAR; or

(e)          extend the termination date for making Awards under the Plan.

In addition, the Plan shall not be amended without approval of such amendment by the Company’s shareholders if such approval is required under (i) the rules and regulations of the Nasdaq Global Select Market or another national exchange on which the Stock is then listed or (ii) other applicable law, rules or regulations.

15.2.           Amendment or Modification of Awards. Subject to Section 3.6, the Committee may amend or modify any outstanding Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such Award as so modified or amended, including, without limitation, to change the date or dates as of which Awards may be exercised, to remove the restrictions on Awards, or to modify the manner in which Awards are determined and paid. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

15.3.           Effect on Outstanding Awards. No such amendment, modification or termination of the Plan pursuant to Section 15.1, or amendment or modification of an Award pursuant to Section 15.2, shall materially adversely alter or impair any outstanding Awards without the consent of the Participant affected thereby.

ARTICLE 16

WITHHOLDING

16.1.          Tax Withholding. The Company and any of its Subsidiaries shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any of its Subsidiaries, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise or payment made under or as a result of this Plan.

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ANNEX A: FIFTH THIRD BANCORP 2019 INCENTIVE COMPENSATION PLAN

16.2.           Stock Delivery or Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon any other taxable event arising as a result of Awards granted hereunder, the Committee may provide that the withholding requirement be satisfied, or may permit Participants to elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares of Stock having a value on the date the tax is to be determined equal to the minimum total statutory tax withholding requirement imposed on the transaction or, if permitted by the Committee, such other withholding rate as will not cause adverse accounting consequences and is permitted under applicable tax withholding rules. All such Participant elections shall be made in writing or electronically and shall be subject to any procedures, restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 17

SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 18

REQUIREMENTS OF LAW

18.1.           Requirements of Law. The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.2.           Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Ohio.

18.3.          Other Regulatory Requirements. Notwithstanding anything in this Plan or an Award Agreement to the contrary, it is intended that, to the extent required, this Plan and Awards granted hereunder comply with the requirements of any legislative or regulatory requirements or limitations which may become applicable to the Company and the Awards made hereunder (collectively, the “Regulatory Requirements”), including, but not limited to, provisions limiting payment of certain bonus, incentive or retention compensation or “golden parachute payments” to certain officers or highly compensated Employees, requiring that the Company may recover (clawback) bonus and incentive compensation to in certain circumstances, and precluding bonus and incentive arrangements that encourage unnecessary or excessive risks that threaten the value of Company, in each case within the meaning of the Regulatory Requirements, and only to the extent applicable to Company and a Participant. The application of this Section 18.3 is intended to, and shall be interpreted, administered and construed to, cause the Plan and Awards to comply with the Regulatory Requirements and, to the maximum extent consistent with this Section 18.3 and the Regulatory Requirements, to permit the operation of the Plan and each Award in accordance with the terms and provision thereof before giving effect to the provisions of this Section 18.3 or the Regulatory Requirements.

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ANNEX B: PROPOSED AMENDMENT TO THE FIFTH THIRD BANCORP ARTICLES OF INCORPORATION

New or amended language is indicated by underlining.

AMENDED ARTICLES OF INCORPORATION

OF

FIFTH THIRD BANCORP, AS AMENDED

FOURTH:    (A)         The total authorized number of shares of the corporation is Two Billion One Million ~~Five Hundred Thousand~~ (2,001,000,000~~2,000,500,000~~) shares, which shall be classified as follows:

1) Two Billion (2,000,000,000) shares of common stock, without par value. Each share of common stock shall entitle the holder thereof to one (1) vote on each matter properly submitted to the stockholders for their vote, consent, waiver, release or other action, subject to the provisions of the law with respect to cumulative voting.

2) Five Hundred Thousand (500,000) shares of preferred stock, without par value.

[Paragraphs (a) through (h) of Article Fourth (A)2) shall be unaffected by the Proposal Amendment and are not recited here]

3) Five Hundred Thousand (500,000) shares of class B preferred stock, without par value (“Class B Preferred Stock”).

(a) With respect to all shares of Class B Preferred Stock of the corporation, the Board of Directors shall have the right to adopt amendments to these articles of incorporation in respect of any unissued or treasury shares of the Class B Preferred Stock and thereby fix or change: (1) dividend or distribution rights, which may be cumulative or noncumulative; at a specified rate amount, or proportion; with or without further participation rights; and in preference to, junior to, or on a parity in whole or in part with dividend or distribution rights of shares of any other class; (2) liquidation rights, preferences, and price; (3) redemption rights and price; (4) sinking fund requirements, which may require the corporation to provide a sinking fund out of earnings or otherwise for the purchase or redemption of the shares or for dividends or distributions on them; (5) voting rights, which may be full, limited, or denied, except as otherwise required by law; (6) pre-emptive rights, or the denial or limitation of them; (7) conversion rights; (8) restrictions on the issuance of shares; (9) rights of alteration of express terms; (10) the division of any class of shares into series; (11) the designation and authorized number of shares of each series; (12) any other relative, participating, optional, or other special rights and privileges of, and qualifications or restrictions on, the rights of holders of shares of any class or series of Class B Preferred Stock; provided however, that all shares of a series shall have express terms identical with those of other shares of the same series.

Upon the adoption of any amendment pursuant to the foregoing authority, a certificate containing a copy of the resolution adopting the amendment and a statement of the manner and basis or its adoption shall be signed and filed with the Secretary of State in accordance with Ohio law.

(B) The Board of Directors may, from time to time, determine the time when, the terms under which, and the considerations for which the corporation issues, disposes of, or receives subscriptions for its shares of any class or series thereof, including treasury shares. Payment for shares shall be made with money or other property of any description, or any interest therein, actually transferred to the corporation, or labor or services actually rendered to the corporation.

Fifth Third Bancorp | 2019 Proxy Statement	B-1

ANNEX C: REGULATIONS FOR CONDUCT

REGULATIONS FOR CONDUCT AT THE APRIL 16, 2019 ANNUAL MEETING

OF SHAREHOLDERS OF FIFTH THIRD BANCORP

We welcome you to the 2019 Annual Meeting of Shareholders of Fifth Third Bancorp. In order to provide a fair and informative Meeting, we ask you to honor the following regulations for the Meeting.

1.        GENERAL ORDER OF BUSINESS. The business of the Meeting will be taken up as set forth in the Agenda attached to these Regulations. Annual Meetings are business meetings, and they can be effective only if conducted in an orderly, business-like manner. Strict rules of parliamentary procedure will not be followed. The Chairman of the Meeting has sole authority to preside over the Meeting and make any and all determinations with respect to the conduct of the Meeting. Any action taken by the Chairman at the Meeting will be final, conclusive and binding on all persons. The Secretary of the Bancorp shall act as secretary of the Meeting.

2.        VOTING AT THE MEETING. Every shareholder having the right to vote shall be entitled to vote in person or by proxy at the Meeting. If you have already voted by proxy, there is no need to vote by ballot, unless you wish to change your vote. The polls shall be opened immediately after completion of the nominations, and shall remain open until closed by the Chairman. After the closing of the polls, no further voting shall be permitted and no further proxies, ballots or evidence shall be accepted by the Inspectors of Election.

3.        ITEMS OF BUSINESS; SHAREHOLDER PROPOSALS – THREE MINUTE LIMIT. Matters not set forth in the Agenda may be proposed by shareholders of record in accordance with the federal securities laws, the Ohio Revised Code and our Code of Regulations. Shareholder proposals will be entertained in the following order: first, any proposals of which the Bancorp was informed prior to the commencement of this Meeting; and then, any other proposals properly made in accordance with these Regulations. Each proposing shareholder will be allotted three minutes in which to present the proposal and any desired remarks in support thereof. Properly introduced motions need not be seconded in order to be considered by the shareholders at this Meeting.

4.        QUESTIONS/STATEMENTS BY SHAREHOLDERS – ONE MINUTE LIMIT. To ask a question or to speak at the Meeting you must be either a shareholder of record as of February 22, 2019 or a person named in a proxy given by such a shareholder. There will be one period for questions and statements by shareholders as set forth on the Agenda attached to these Regulations. Remarks and questions will be limited to one minute per shareholder and to one comment or question at a time. Additional turns to speak may be allowed as time permits.

If you wish to speak, please raise your hand and wait until you are recognized. When you are recognized, please state your name, place of residence, and whether you are a Fifth Third shareholder or a holder of a shareholder proxy, and, in the latter case, identify the shareholder on whose behalf you are speaking. All questions should be directed to the Chairman, who may call on other persons to respond or further direct questions when appropriate.

Fifth Third Bancorp | 2019 Proxy Statement	C-1

ANNEX C: REGULATIONS FOR CONDUCT

The Chairman will stop discussions which are repetitive, derogatory, over the time limit, irrelevant to the business of the Bancorp or the items on the Agenda for the Meeting, related to pending or threatened litigation, regulatory proceedings or similar actions or otherwise inappropriate.

5.        MISCELLANEOUS. No recording devices, photographic equipment or bullhorns will be permitted into the Meeting. No written materials may be distributed by any person at or in physical proximity to the Meeting. The Chairman of the Meeting shall have the power to silence or have removed any person in order to ensure the orderly conduct of the Meeting.

THANK YOU FOR YOUR COOPERATION AND ENJOY THE MEETING.

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AGENDA

Annual Meeting of Shareholders

APRIL 16, 2019

Call to Order

Introductions

Approval of 2018 Minutes

Nomination and Election of Directors

Approval of the Selection of Auditors

Approval of Executive Compensation

Determination of Frequency of Votes on Executive Compensation

Approval of Fifth Third Bancorp 2019 Incentive Compensation Plan

Approval of Amendment to the Fifth Third Bancorp Articles of Incorporation to Authorize a New Class of Preferred Sock

Question and Answer Session

Announcement of Voting Results on All Matters Presented

Adjournment

THE COMPANY’S AUDITED CONSOLIDATED FINANCIAL STATEMENTS, MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS, SUPPLEMENTARY FINANCIAL CONDITION AND QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK ARE INCORPORATED BY REFERENCE FROM THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2018, WHICH WAS FILED WITH THE SEC ON MARCH 1, 2019. WE WILL FURNISH WITHOUT CHARGE, UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF OUR ANNUAL REPORT ON FORM 10-K AND WE WILL PROVIDE COPIES OF THE EXHIBITS TO OUR ANNUAL REPORT ON FORM 10-K IF SPECIFICALLY REQUESTED. PLEASE ADDRESS ALL SUCH REQUESTS TO FIFTH THIRD INVESTOR RELATIONS, MD 1090QC, 38 FOUNTAIN SQUARE PLAZA, CINCINNATI, OH 45263.

38 FOUNTAIN SQUARE PLAZA

CINCINNATI, OHIO 45263

(800) 972-3030

VOTE BY INTERNET	WWW.CESVOTE.COM

Use the Internet to submit your proxy until 11:00 a.m., eastern daylight saving time, on the morning of the Annual Meeting, April 16, 2019. Have your proxy card in hand when you access the website listed above and follow the instructions provided.

VOTE BY TELEPHONE	1-888-693-8683

Use any touch-tone telephone to submit your proxy until 11:00 a.m., eastern daylight saving time, on the morning of the Annual Meeting, April 16, 2019. Have your proxy card in hand when you call and follow the instructions provided.

VOTE BY MAIL

Please mark, sign, date, and promptly mail your proxy card using the postage-paid envelope provided or return your proxy card to: Fifth Third Bancorp, c/o Corporate Election Services, PO Box 3230, Pittsburgh, PA 15230 to ensure that your vote is received prior to the Annual Meeting on April 16, 2019.

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a	Access the Website and	Sign and return your proxy
touch-tone telephone:	submit your proxy:	in the postage-paid
1-888-693-8683	www.cesvote.com	envelope provided.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of meeting, proxy statement, and proxy card are available at www.ViewMaterial.com/fitb

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION,

    MARK, SIGN, DATE, AND RETURN THE BOTTOM PORTION USING THE ENCLOSED ENVELOPE.

FIFTH THIRD BANCORP	ANNUAL MEETING PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Emerson L. Brumback, Greg D. Carmichael, and Marsha C. Williams, and each of them, with full power of substitution and power to act alone, as proxies to vote all shares of stock of FIFTH THIRD BANCORP which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of the Shareholders of Fifth Third Bancorp, to be held April 16, 2019 at the Renaissance Hotel, at 36 East Fourth Street, Cincinnati, Ohio, and at any adjournments or postponements thereof.

In their discretion, the PROXIES are authorized to vote upon such other business as may properly come before the meeting. This PROXY when executed will be voted in the manner directed herein by the undersigned SHAREHOLDER(S). If no direction is made, this PROXY will be voted FOR Items 1, 2, 3, 5, and 6 and FOR 1 Year on Item 4.

, 2019
Shareholder Sign Here	Date

, 2019
Shareholder (Joint Owner) Sign Here	Date

Please sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee, guardian, or custodian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Annual Meeting of Shareholders of

FIFTH THIRD BANCORP

Renaissance Hotel, 36 East Fourth Street, Cincinnati, Ohio,

at 11:30 a.m., eastern daylight saving time, April 16, 2019.

Upon arrival, please present this

admission ticket and photo identification

at the registration desk.

Please tear off this Admission Ticket. If you plan to attend the Annual Meeting of Shareholders, you will need this ticket to gain entrance to the meeting. This ticket is valid to admit the shareholder to the Annual Meeting.

The Annual Meeting of Shareholders will be held at the following address:

The Renaissance Hotel, at 36 East Fourth Street, Cincinnati, Ohio,

at 11:30 a.m., eastern daylight saving time, April 16, 2019. You must present this ticket to gain admission to the meeting. You should send in your proxy or vote electronically even if you plan to attend the meeting.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION,

    MARK, SIGN, DATE, AND RETURN THE BOTTOM PORTION USING THE ENCLOSED ENVELOPE.

-----------------------------------------------------------------------------------------------------------------------------------------------------------------

The Board of Directors recommends a vote “FOR” the election of Directors, “FOR” Items 2, 3, 5, and 6 and FOR “1 YEAR” on Item 4.

1.	Election of all members of the Board of Directors to serve until the Annual Meeting of Shareholders in 2020:

Nominees:	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
(01) Nicholas K. Akins	❑	❑	❑	(08) C. Bryan Daniels	❑	❑	❑
(02) B. Evan Bayh, III	❑	❑	❑	(09) Thomas H. Harvey	❑	❑	❑
(03) Jorge L. Benitez	❑	❑	❑	(10) Gary R. Heminger	❑	❑	❑
(04) Katherine B. Blackburn	❑	❑	❑	(11) Jewell D. Hoover	❑	❑	❑
(05) Emerson L. Brumback	❑	❑	❑	(12) Eileen A. Mallesch	❑	❑	❑
(06) Jerry W. Burris	❑	❑	❑	(13) Michael B. McCallister	❑	❑	❑
(07) Greg D. Carmichael	❑	❑	❑	(14) Marsha C. Williams	❑	❑	❑

2.	Approval of the appointment of the firm of Deloitte & Touche LLP to serve as the independent external audit firm for the Company for the year 2019:

❑ FOR	❑ AGAINST	❑ ABSTAIN

3.	An advisory approval of the Company’s executive compensation:

❑ FOR	❑ AGAINST	❑ ABSTAIN

4.	An advisory vote to determine whether the shareholder vote on the compensation of the Company’s executives will occur every 1, 2, or 3 years:

❑ 1 YEAR	❑ 2 YEARS	❑ 3 YEARS	❑ ABSTAIN

5.	Approval of the Fifth Third Bancorp 2019 Incentive Compensation Plan Including the Issuance of Shares of Common Stock Authorized Thereunder:

❑ FOR	❑ AGAINST	❑ ABSTAIN

6.	Approval of an Amendment to the Company’s Articles of Incorporation to Authorize a New Class of Preferred Stock:

❑ FOR	❑ AGAINST	❑ ABSTAIN

(Continued, and please sign on reverse side.)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Fifth Third Bancorp:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Fifth Third Bancorp and subsidiaries (the “Bancorp”) as of December 31, 2018 and 2017, the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the three years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Bancorp as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Bancorp’s internal control over financial reporting as of December 31, 2018, based on the criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 1, 2019 expressed an unqualified opinion on the Bancorp’s internal control over financial reporting.

Change in Accounting Principle

As discussed in Note 1 to the financial statements, effective October 1, 2018, the Bancorp elected to change its accounting for qualifying Low-Income Housing Tax Credit investments from the equity method to the proportional amortization method, resulting in retrospective adjustments to reflect the accounting change within the 2018 financial statements and to adjust the originally reported amounts for the 2017 and 2016 financial statements.

Basis for Opinion

These financial statements are the responsibility of the Bancorp’s management. Our responsibility is to express an opinion on the Bancorp’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Bancorp in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

March 1, 2019

We have served as the Bancorp’s auditor since 1970.